As filed with the Securities and Exchange Commission on November 29, 2007

Registration No.   333-144988

___________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________________________

FORM S-11 /A
 Pre-Effective Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________________________

LANIER CAPITAL REIT, INC.

(Exact name of registrant as specified in governing instruments)

2450 Atlanta Highway, Suite 104, Cumming, Georgia 30040

678.455.1100

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

John T. Ottinger, Jr.,  Vice President and Secretary/Treasurer

2450 Atlanta Highway, Suite 104, Cumming, Georgia 30040

678.341.2758

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Flanigan, Jr.

Michael P. Marshall, Jr.

Miller & Martin PLLC

1170 Peachtree Street, N.E. Suite 800 Atlanta, Georgia 30309-3576

404.962.6100

___________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

☐

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount being registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.00001 par value	10,000,000	$10.00	$100,000,000	$3,070.00*
Common Stock, $0.00001 par value (1)	2,650,000	$9.50	$25,175,000	$772.87*

(1)	Represents shares issuable pursuant to our dividend reinvestment plan.
*	Previously Paid

___________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 29, 2007

LANIER CAPITAL REIT, INC.

Up to 12,650,000 shares offered to the public

Minimum purchase:  5,000 shares ($50,000) in most states

Lanier Capital REIT, Inc. is a newly organized Maryland corporation that intends to qualify and operate as a real estate investment trust.  We are offering to the public a minimum of 250,000 shares and a maximum of 10,000,000 shares of our common stock for $10.00 per share, with volume discounts available to investors who purchase more than 50,000 shares through the same participating broker-dealer.  Discounts are also available for other categories of investors.  We are also offering up to 2,650,000 shares of common stock to be issued pursuant to our dividend reinvestment plan for a maximum of $9.50 per share.

The shares are being offered on a best efforts basis by us and selected brokers who will sell shares as our agents.   [___________________] will serve as the dealer manager for this offering.  We and our brokers must sell at least 250,000 shares.  Until the minimum of 250,000 shares has been purchased, all payments for shares will be deposited into an escrow account at Trinity Trust Company.  If the minimum is not purchased within nine months of the date of this prospectus, all payments deposited into the escrow account will be promptly refunded in full with interest if such funds have been held for more than 35 days.

Other than shares that are offered through our dividend reinvestment plan, this offering will end when all of the shares have been purchased or earlier, if we decide to close the offering, but no later than two years from the date of this prospectus.

The Offering:

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering:
Per Share	$10.00*	$0.70*	$0.20	$9.10
Total Minimum	$2,500,000*	$175,000*	$50,000	$2,275,000
Total Maximum	$100,000,000*	$7,000,000*	$2,000,000	$91,000,000
Dividend Reinvestment Plan:
Per Share	$9.50	$0.285	$-	$9.215
Total Maximum	$25,175,000	$755,250	$-	$24,419,750

*Discounts are available for some categories of investors and for sales to purchasers who buy more than 50,000 shares ..  In these cases, reductions in selling commissions will result in corresponding reductions in the purchase price.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 22 ..  The most significant risks relating to your investment include the following:

●

You will be restricted from transferring your shares.  Furthermore, no public market currently exists for our shares of common stock.  Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount.

		●	We have not yet identified any loans of other investments, which makes this a “blind pool” offering. As a result, you will not have an opportunity to evaluate our investments before we make them.

●

Our officers will face conflicts of interests and competing demands for their time.   Our officers also serves as officers of Wellstone LLC.  We may finance Wellstone projects, in which case our officers will have conflicting fiduciary duties.

●

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of loans and other investments and the value of your shares may fluctuate more widely with the performance of specific investments.

●	We have no operating history nor established financing sources.	●	We expect that most of our investments will be mezzanine loans, junior mortgage loans or other subordinated loans, which carry a higher degree of risk due to their subordinated positions.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is  [________________], 2007

SUITABILITY STANDARDS

General

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment.  Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential capital appreciation over the anticipated life of the fund, and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company.  On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•

meet the applicable financial suitability standards as described below; and

•

purchase at least the minimum number of shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders.  To purchase shares you must qualify as an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933.  A natural person qualifies as an accredited investor if he or she has an individual net worth, or joint net worth with that person’s spouse, that exceeds $1 million at the time of purchase (for purposes of this test, you may include the value of your home, furnishings and automobiles).  Alternatively, a natural person qualifies as an accredited investor if he or she had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

In addition to qualifying as an accredited investor, you must also satisfy suitability standards imposed by state regulators.  In most cases, a potential investor who qualifies as an accredited investor will also satisfy the suitability standards applied by the states.  However, because the net worth test under state regulation generally excludes the value of the purchaser’s home, furnishings and automobiles, there could be instances where a potential investor qualifies as an accredited investor but fails to satisfy the suitability standards imposed by the states.

To satisfy state regulations, our suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•

a net worth of at least $250,000 ; or

•

a gross annual income of at least $70,000 and a net worth of at least $70,000 ..

A few states have established suitability requirements in addition to the ones established and described above.  Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below.

•

Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•

Michigan, Ohio and Pennsylvania – Investors must have a liquid net worth of at least 10 times their investment in us.

The minimum purchase is 5,000 shares ($50,000), except in certain states as described below.  You may not transfer fewer shares than the minimum purchase requirement.  In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase.  In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100.  You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

i

After you have purchased the minimum investment, any additional purchase must be in increments of at least 1,000 shares ($10,000), except for purchases of shares pursuant to our dividend reinvestment plan, which may be in lesser amounts.

Because the minimum offering of our common stock is less than $12,517,500, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following: (i) the fiduciary account, (ii) the person who directly or indirectly supplied the funds for the purchase of the shares or (iii) the beneficiary of the account.  These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of our common stock are an appropriate investment for those of you who become investors.

Each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to:

•

make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

•

maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•

meet the minimum income and net worth standards established in your state;

•

can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•

are able to bear the economic risk of the investment based on your overall financial situation; and

•

have an apparent understanding of:

•

the fundamental risks of an investment in our common stock;

•

the risk that you may lose your entire investment;

•

the lack of liquidity of our common stock;

•

the restrictions on transferability of our common stock;

•

the background and qualifications of our sponsor; and

•

the tax consequences of an investment in our common stock.

ii

Restrictions Imposed by the Patriot Act and Related Acts

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor.” “Unacceptable Investor” means any person who is a:

•

person or entity who is a “designated national,” “specially designated national, ““specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•

person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•

person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevent Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•

person or entity designated or blocked; associated or involved in terrorism; or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

iii

TABLE OF CONTENTS

Page

SUITABILITY STANDARDS

i

General

i

Restrictions Imposed by the Patriot Act and Related Acts

iii

PROSPECTUS SUMMARY

4

Lanier Capital REIT, Inc.

4

Our Management

4

Our Sponsor

4

Our REIT Status

5

Terms of The Offering

5

Certain Summary Risk Factors

5

Description of Investments

7

Our Borrowings

8

Estimated Use of Proceeds of This Offering

8

Investment Objectives

8

Distribution Policy

9

Conflicts of Interest

10

Prior Offering Summary

10

Compensation to Broker-Dealers, Sponsor, and Directors

11

Listing

15

Dividend Reinvestment Plan

15

Share Redemption Program

16

ERISA Considerations

16

Description of Common Stock

16

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

17

RISK FACTORS

23

Risks Related to an Investment in Us

23

Risks Related to Conflicts of Interest

25

Risks Related to Our Corporate Structure and Business in General

26

Risks Associated with Our Real Estate Loans

32

General Risks Related to Real Estate Ownership

35

Risks Associated with Debt Financing

38

Federal Income Tax Risks

40

CUSTOMARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

43

ESTIMATED USE OF PROCEEDS

43

MANAGEMENT

46

General

46

Committees of the Board of Directors

48

Independent Directors Committee

48

Audit Committee

49

Compensation Committee

49

Nominating Committee

49

Executive Officers and Directors

49

Duties of our Executive Officers

50

Compensation of Directors

51

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

51

The Sponsor

53

Stockholdings

59

CONFLICTS OF INTEREST

59

Inherent Conflicts of Interest

59

Fiduciary Duties Owed by John B. Lowery and John T. Ottinger, Jr. to Other Entities

59

Competition for Administrative Services

60

Competition to Invest in Loans and Acquire Properties

60

Compensation of the Sponsor

60

Legal Representation

60

Certain Conflict Resolution Procedures

61

OUR BUSINESS

61

Overview

61

Investment Strategy

62

Description of Investments

63

Our Underwriting Process

65

Borrowing Policies

66

Interest Rate Risk and Hedging Strategy

67

Investment Limitations and Restrictions

68

Change in Investment Objectives and Limitations

69

Competition

69

Regulation

69

Employees

69

Facilities

69

Legal Proceedings

69

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

70

Liquidity and Capital Resources

71

Results of Operations

72

Inflation

72

Critical Accounting Policies

72

Quantitative and Qualitative Disclosures About Market Risks

73

PRIOR PERFORMANCE SUMMARY

73

FEDERAL INCOME TAX CONSIDERATIONS

76

General

76

Opinion of Counsel

76

Taxation of the Company

77

Taxable REIT Subsidiaries

78

Requirements for Qualification as a REIT

78

Special Tax Issues Involving Mezzanine Loans

84

Failure to Qualify as a REIT

85

Sale-Leaseback Transactions

85

Taxation of U. S. Stockholders

85

Treatment of Tax-Exempt Stockholders

87

Special Tax Considerations for Non-U.S. Stockholders

88

Statement of Stock Ownership

89

State and Local Taxation

89

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

90

General

90

Minimum Distribution Requirements - Plan Liquidity

90

Annual Valuation Requirement

91

Fiduciary Obligations - Prohibited Transactions

92

Plan Assets - Definition

92

Publicly Offered Securities Exemption

92

Real Estate Operating Company Exemption

93

Consequences of Holding Plan Assets

93

Prohibited Transactions

94

Prohibited Transactions - Consequences

94

DESCRIPTION OF SHARES

94

Common Stock

95

Preferred Stock

95

Restrictions on Ownership and Transfer of Shares

95

Distributions

97

Share Redemption Program

98

Restrictions on Roll-up Transactions

99

Certain Provisions of Maryland Law and of our Charter and Bylaws

100

SUMMARY OF DIVIDEND REINVESTMENT AND AUTOMATIC PURCHASE PLANS

103

Summary of Dividend Reinvestment Plan

103

Investment of Dividends

104

Summary of Automatic Purchase Plan

104

Election to Participate or Terminate Participation in Dividend Reinvestment Plan or Automatic Purchase Plan

105

Reports to Participants

105

Federal Income Tax Considerations

105

Amendment and Termination

106

PLAN OF DISTRIBUTION

106

The Offering

106

Compensation We Will Pay for the Sale of Our Shares

106

Available Discounts

108

Shares Purchased by Affiliates

110

Subscription Process

110

Minimum Offering

111

Admission of Stockholders

112

Investments by IRAs and Qualified Plans

112

HOW TO SUBSCRIBE

113

SUPPLEMENTAL SALES MATERIAL

113

LEGAL MATTERS

114

EXPERTS

114

ADDITIONAL INFORMATION

115

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus.  See also the “Questions and Answers About this Offering” section immediately following this summary.  This section and the “Questions and Answers About this Offering” section do not contain all of the information that is important to your decision whether to invest in our common stock.  To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Lanier Capital REIT, Inc.

Lanier Capital REIT, Inc. is a Maryland corporation formed in March 2007 that intends to qualify and operate as a real estate investment trust (a “REIT”) under federal tax law beginning with taxable year ending December 31, 2008 ..  Our primary activity will be to originate and hold for investment loans to borrowers who own or develop a wide variety of real estate, including commercial, residential housing, multifamily, senior housing and undeveloped land.  While we may make first mortgage loans, we anticipate that a majority of our loan portfolio will consist of mezzanine loans, junior mortgage loans or other subordinated loans.  We may also purchase the types of properties that we finance, although we expect this will constitute a smaller part of our business.  Our office is located at 2450 Atlanta Highway, Suite 104, Cumming, Georgia 30040.  Our telephone number is (678) 455-1100.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  Our board of directors, including a majority of our independent directors, must approve each investment proposed by our executive officers, who will be responsible for managing our affairs on a day-to-day basis and for identifying and making investments on our behalf.  Our board of directors must also approve various other matters set forth in our charter.  Prior to the commencement of this offering, we will have five members on our board of directors.  Four of the directors will be independent of Cornerstone Capital Advisors Inc., who serves as our sponsor.  Our directors are elected annually by our stockholders.  Except with respect to stock options that may be granted to our executive officers, only our non-employee directors are compensated for their services to us.

Our Sponsor

Our sponsor is Cornerstone Capital Advisors Inc., a Georgia corporation.  Cornerstone Capital Advisors was formed in 2002 to initially provide management, advisory and administrative services to Cornerstone Ministries Investments, Inc., a Securities Exchange Act reporting company that finances the acquisition and development of facilities for churches and other non-profit faith-based schools, senior housing, affordable housing and daycare facilities.  Cornerstone Capital Advisors began providing similar services to Wellstone Retirement Communities I, LLC in 2005 and to Wellstone Investment Fund, LLC in 2006.  John T. Ottinger, Jr., who serves as our vice president and secretary/treasurer, served as a director and secretary/treasurer of Cornerstone Capital Advisors from its inception until his resignation from these positions in 2006.   Beginning July 1, 2007, Mr. Ottinger (through a corporation that he formed) entered into a consulting agreement with Cornerstone Capital Advisors pursuant to which  Mr. Ottinger provides general consulting services.  The agreement may be terminated by either party upon 30 days notice.  Robert C. Covington and Frank Vann currently serve as the president/chief executive officer of Cornerstone Capital Advisors, respectively.   None of our directors or executive officers currently serves as a director or officer of Cornerstone Capital Advisors or any of its affiliates.

We have engaged our sponsor to provide us with various administrative services.  We will pay our sponsor closing administrative services fees equal to 0.5% of the amount of any loan we make or the purchase price or sale price of any property we buy or sell.  We will also pay our sponsor an annual administrative services fee equal to 1.5% of our average invested assets and will reimburse our sponsor for its expenses.  See “The Administrative Services Agreement – Compensation” .

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through taxable REIT subsidiaries.  If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify.  Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of The Offering

We are offering up to 10,000,000 shares of our common stock to the public at $10.00 per share, with volume discounts available to investors who purchase more than 50,000 shares through the same participating broker-dealer.  We are also offering up to 2,650,000 shares pursuant to our dividend reinvestment plan at a maximum price of $9.50 per share.  We will offer shares of our common stock until the earlier of [______________], or the date we sell all $125,175,000 worth of shares in this offering; provided, however, that the amount of shares registered pursuant to this offering is the amount which, as of the date of this prospectus, we reasonably expect to be offered and sold within two years from the date of this prospectus, and to the extent permitted by applicable law, we may extend this offering for an additional year; provided, further, that notwithstanding the foregoing, we may elect to extend the offering period up to the sixth anniversary of the termination of this offering solely for the shares reserved for issuance pursuant to our dividend reinvestment plan if all such shares are not sold prior to the termination date.  We may terminate this offering at any time prior to such termination date.

This offering must be registered, or exempt from registration, in every state in which we offer or sell shares.  Generally, such registrations are for a period of one year.  Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually.  If 250,000 shares are not sold within nine months of the date of this prospectus, this offering will be terminated and subscribers’ funds will be returned promptly, together with interest if such funds have been held for more than 35 days.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before [_____________], or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  After the initial 250,000 shares are sold, subscription proceeds will be paid either into escrow or directly to us, as directed by our dealer manger.  In either case, the proceeds will be held until investors are admitted as stockholders.

Subscriptions will be effective only upon our acceptance and countersigning of the subscription agreement, and we reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds.  We intend to accept or reject subscriptions and admit new stockholders at least monthly, but may do so on a more frequent basis.  If we reject your subscription, we will return your subscription funds, plus interest, if such funds have been held for more than 35 days, within ten days after the date of such rejection.

Certain Summary Risk Factors

An investment in our common stock is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus.  If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment.  The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

•

There is no public trading market for the shares, and we cannot assure you that one will ever develop.  Until the shares are publicly traded, if ever, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

•

We have no operating history nor established financing sources.

•

This is a “blind pool” offering because we currently do not own any investments and we have not identified any loans or other investments we will make.  You will not have the opportunity to evaluate our investments prior to our making them.  Therefore, you must rely totally upon our ability to select our investments.

•

The number of loans and other investments that we will make and the diversification of our loans and investments will be reduced to the extent that we sell less than all of the 10,000,000 shares being offered in the primary offering.   We anticipate that our loans will typically range in size from $2 million to $20 million.  Therefore, if we do not sell substantially more than the minimum offering amount, we may only make one or two investments and the value of your shares may fluctuate more widely with the performance of specific loans or investments.  There is a greater risk that you will lose money if we cannot diversify our portfolio of loans and investments by geographic location and underlying property type.

•

Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in loans or properties, and negatively impact the value of your investment.

•

We will pay significant fees to and reimburse expenses of our sponsor.  The fees that we pay to our sponsor during our operational stage are not based on the performance of our investments.  These fees could influence our sponsor’s judgment and consequently its advice to us.

•

John B. Lowery and John T. Ottinger, Jr., who serve as our executive officers, also serve as executive officers of Wellstone LLC, which engages in a wide range of real estate development activities, and Mr. Ottinger currently provides consulting services to our sponsor.  In addition, our executive officers may serve as officers of other entities in the future.  We may finance Wellstone projects.  We may also engage in transactions with other affiliates of our executive officers in the future.  When we do, our executive officers and their affiliates will face various conflicts of interest related to their duties to us and other entities in which they are or may become involved, including conflicts relating to the allocation of investment opportunities and of their time.

•

Our board of directors and our sponsor also face conflicts of interest.  Our board may face conflicts in enforcing our rights against our executive officers.  Our sponsor may face conflicts in invoking powers, rights and options pursuant to the administrative services agreement or any other agreement with us.  In addition, our sponsor will face conflicts in allocating its time and resources between us and other programs that it manages or advises.

•

We may incur substantial debt.   Under our bylaws, the maximum amount of our indebtedness generally may not exceed 300% of our net assets unless the excess is approved by a majority of our independent directors.  In addition, our board has adopted a policy that we will limit our aggregate borrowings to approximately 75% of the aggregate value of our assets, unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing.  We expect that our borrowings will be near the 75% limitation.  Loans we obtain will be secured by some of our assets, including our real estate loans, which will put those assets at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders in the event income on such assets, or their value, falls.

•

To ensure that we continue to qualify as a REIT, our charter contains certain protective provisions, including provisions relating to the minimum number of stockholders that we may have.  However, our charter also allows our board to waive compliance with certain of these protective provisions, which may have the effect of jeopardizing our REIT status.

•

We may not qualify or remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of distributions to our stockholders.

•

Real estate investments, including loans, are subject to general downturns in the industry as well as downturns in specific geographic areas.  We cannot predict whether our borrowers or tenants will remain solvent.  We also cannot predict the future value of our real estate investments.  Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•

You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in us.

•

We may make loans secured by vacant land on which residential units or a commercial facility will be constructed in the future or other property acquired for redevelopment.  These types of investments involve risks relating to the developer’s failure to perform, or failure to build or redevelop in conformity with plan specifications and timetables.

•

If we do not list our common stock for trading on a national securities exchange by the seventh anniversary of the termination of this offering, unless such date is extended by a majority of our board of directors and a majority of our independent directors, we intend to begin to sell all of our investments and distribute the net proceeds to our stockholders.

Description of Investments

We are a finance company focused on the real estate industry.  Our primary activity will be to originate and hold for investment loans to borrowers who own or develop a wide variety of real estate, including commercial, residential housing, multifamily, senior housing, lodging and undeveloped land.  While we may make first mortgage loans, we anticipate that a majority of our loan portfolio will consist of mezzanine loans, junior mortgage loans or other subordinated loans.  Our junior mortgage loans will be secured by a piece of real estate, but our security interest will be subordinate to a senior lender’s first priority mortgage.  In many cases, senior lenders will not allow a junior secured mortgage on a piece of property.  In these and other situations we will make mezzanine loans, taking a security interest in the borrower’s equity interest in the property or other suitable collateral.  Finally, as we grow we may from time to time purchase the types of properties that we finance, either directly or through intermediate entities, although we expect that this will constitute a smaller part of our business.  We expect to lease most of our purchased properties to corporate tenants pursuant to long-term leases.

Our junior mortgage and mezzanine loans will typically range in size from $2 million to $20 million and have maturities ranging from one to five years.  We will not be limited in the amount of any investment, however, and may make loans that are smaller or larger than our targeted range.  For larger loans we may partner with other lenders or sell participations in our loans.  Our loans may be either fixed rate (based on the existing U.S. Treasury rate plus a spread) or variable rate (based on an index such as LIBOR plus a spread) and will be structured to meet the specific financing needs of our borrowers.

We may also provide senior and subordinated capital to entities that own and operate real estate or that engage in real estate related businesses, primarily through loans or preferred equity arrangements.  These financings may be either secured or unsecured, typically range in size from $2 million to $20 million and have maturities generally ranging from five to seven years.  As part of our lending business, we may acquire whole loans and loan participations that present attractive risk-reward opportunities.  Acquired loan positions will also typically range in size from $2 million to $20 million.

We expect to be opportunistic in our lending activities, but we intend to focus on four types of loans: (1) acquisition and development loans; (2) construction loans; (3) bridge loans; and (4) semi-permanent or “mini-perm” loans.  We anticipate that many of our initial loans will be acquisition and development loans to real estate developers.  Through our relationship with these borrowers, we expect to subsequently be able to make other types of loans for the real estate projects being financed.

We do not expect to purchase properties during the early part of our existence.  However, as we grow, we may expand the scope of our real estate activities to include the purchase and ownership of properties either directly or through equity interests in entities that own properties.  While the types of properties we may own and operate vary, we anticipate that this activity will initially focus on corporate tenant leasing transactions where we purchase a commercial facility and lease it back to a single creditworthy tenant.  This structure will allow the customer to reinvest the proceeds from the sale of its facilities into its core business while we capitalize on our structured finance expertise.  We will attempt to structure our leases so that the tenant will pay most of the facilities’ expenses on a triple net basis.  We expect that our corporate tenant lease transactions will have initial terms generally ranging from 15 to 20 years and will typically range in size from $5 million to $25 million.

Our Borrowings

Our board of directors has adopted a policy that limits our aggregate borrowings to approximately 75% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing.  For purposes of this policy, borrowings will include any class of preferred stock we issue that is classified as debt for tax and accounting purposes.  Our policy limitation does not apply to individual assets and only  apply once we have ceased raising capital under this or any subsequent offering.  As a result, with respect to the acquisition of one or more assets, we may incur indebtedness of more than 75% of the asset value, and our debt levels likely will be higher until we have invested most of our capital.  Our board of directors must review our aggregate borrowings at least quarterly.

By operating on a leveraged basis, we expect that we will have more funds available for investment in real estate loans, properties and other investments.  This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.  With respect to individual mortgages secured by certain of our assets, we expect our liability for the repayment of indebtedness to be limited to the value of the asset securing the liability and the payments derived therefrom.  However, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular asset or property.  Furthermore, we may not be successful in our efforts, which would mean that lenders could have recourse to assets not securing the repayment of the indebtedness.  See “Risk Factors - General Risks Related to Investments in Real Estate.”  To the extent that we do not obtain leverage, our ability to make additional investments will be restricted.  We will use our best efforts to obtain financing on the most favorable terms available to us.

Estimated Use of Proceeds of This Offering

We expect that if the total maximum offering amount is raised, at least 91.4% of the gross proceeds of this offering (86.5% in a minimum offering or 90.0% in a maximum primary offering if no shares are sold pursuant to our dividend reinvestment plan) will be used for investment in real estate loans, acquisitions of property and other investments and paying the expenses incurred in making such investments.  We expect to use approximately 90.5% of the gross proceeds if the total maximum offering amount is raised (85.6% in a minimum offering or 89.1% in a maximum primary offering if no shares are sold pursuant to our dividend reinvestment plan) to make investments in mezzanine loans, junior mortgage loans, other subordinated loans, real estate properties and other investments, and to use approximately 1.0% of the gross proceeds if the maximum total offering amount is raised (0.8% in a minimum offering or 1.0% in a maximum primary offering if no shares are sold pursuant to our dividend reinvestment plan), assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments.  The remaining proceeds will be used to pay expenses and fees related to the foregoing.

Investment Objectives

Our overall investment objective is to deliver strong dividends and superior risk-adjusted returns on equity to stockholders by providing innovative and value added financing solutions to our customers.  We will seek to create a network of relationships with real estate developers, leasing clients and banks that will assist us in deploying our capital.  Through our bank relationships, we expect to expand our network of borrowers by working together with the banks in creative financing solutions involving credit from both the bank and us.

To achieve our objectives, we will employ an investment strategy that targets specific sectors of the real estate and corporate credit markets in which we believe we can deliver innovative, custom-tailored and flexible financial solutions to our customers, thereby differentiating our financial products from those offered by other capital providers.

We will seek to implement our investment strategy by:

•

focusing on the origination of small- to medium-sized, structured mezzanine, mortgage, corporate and lease financings where customers require flexible financial solutions and “one-call” responsiveness post-closing;

•

avoiding commodity businesses in which there is significant direct competition from other providers of capital such as conduit lending and investment in commercial or residential mortgage-backed securities;

•

developing direct relationships with borrowers and corporate customers as opposed to sourcing transactions solely through intermediaries;

•

adding value beyond simply providing capital by offering borrowers and corporate customers specific lending expertise, flexibility, certainty of closing and a continuing relationship beyond the closing of a particular financing transaction; and

•

taking advantage of market anomalies in the real estate financing markets when we believe credit is mispriced by other providers of capital, such as the spread between lease yields and the yields on corporate customers’ underlying credit obligations.

We may only change those of our investment policies that are set forth in the bylaws upon a majority vote of the stockholders.  See the “Our Business” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders.  After we begin making distributions to our stockholders, we intend to coordinate our distribution declaration dates with our new investor admission dates so that thereafter, our investors will be entitled to be paid distributions immediately upon their purchase of shares.  However, we anticipate that we will not pay any distributions until after we have commenced making our investments, which will not occur until after we sell a minimum of 250,000 shares of common stock in this offering and release the proceeds of those sales from escrow.  Because of this, investors who invest in us at the beginning of this offering may realize a lower rate of return than later investors.  Further, because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow and to make distributions.  We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments in loans and properties.  Therefore, we anticipate paying all or a significant portion of initial distributions from the proceeds of this offering or from borrowings until such time as we have sufficient cash flow from operations to fund the payment of distributions.  Additionally, our taxable income may exceed available cash even after we began receiving cash flow from operations.  As a result, we may need to borrow funds in order to make required distributions.   To the extent we make distributions from the proceeds of this offering this will reduce the amount available for investment in loans and other investments and therefore reduce your returns from your investment in us.

Once we begin making distributions, we intend to make them on a quarterly basis to our stockholders.  Our board of directors will determine the amount of each distribution.  Although currently we anticipate paying all or a substantial portion of our initial distributions from available capital in anticipation of future cash flow, the amount of each distribution generally will be based upon such factors as the amount of distributable funds, capital available or anticipated to be available from our real estate loans, properties and other investments, current and projected cash requirements, tax considerations and other factors.  Distributions in any period may constitute a return of capital.

Conflicts of Interest

Our executive officers will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

Our officers serve as principals of Wellstone LLC, which engages in a wide variety of real estate development activities.  We may finance projects that are owned and/or developed by Wellstone.  Our officers will face conflicts in connection with these transactions that may result in terms that are less favorable to us than terms resulting from arms’-length negotiations;

•

Our officers may face conflicts relating to the selection of real estate investments, which could result in the allocation of attractive investment opportunities to other programs with objectives that are similar to ours;

•

John T. Ottinger, Jr., who serves as our vice president and secretary/treasurer, has a consulting arrangement with our sponsor and will have to allocate his time between us , Wellstone LLC, our sponsor and other programs and activities in which he may become involved.

In addition, our sponsor will face conflicts of interest.  Although our sponsor will not be involved in the selection of investment opportunities, we will rely upon our sponsor to provide administrative services to us.  Our sponsor currently serves as the manager for Cornerstone Ministries Investments, Inc., Wellstone Retirement Communities I, LLC and Wellstone Investment Fund, LLC.  It also expects to provide similar managerial services to other real estate investment programs in the future.  As a result of its multiple duties, our sponsor faces significant conflicts with respect to their allocation of its time among us and these other real estate programs.  During times of high activity our sponsor may devote more time to other programs, which may be more lucrative to the sponsor.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

Prior Offering Summary

During the 10-year period ended December 31, 2006 one of our executive officers, John T. Ottinger, Jr., has been actively involved in real estate programs that raised capital through equity and debt offerings and invested the proceeds in real estate loans and properties.  Our other executive officer, John B. Lowery, has primarily been involved in real estate development and construction, including the development of both residential and commercial properties.  Therefore, although Mr. Lowery has extensive experience as a real estate developer, he does not have significant experience as a real estate investor.

In addition to our REIT, Mr. Ottinger has recently been involved, through his roles at Cornerstone Capital Advisors, with Cornerstone Ministries Investments, Inc., a public real estate finance company; Wellstone Retirement Communities I, LLC, which acquired and sold nine senior housing facilities; and Wellstone Investment Fund, LLC, a recently organized fund that intends to invest in various real estate projects, including raw land, for-sale housing and commercial development.  As of December 31, 2006, approximately 4,500 investors had invested an aggregate of approximately $154.5 million in the foregoing real estate programs.

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs with which Mr. Ottinger has been affiliated over the last 10 years.  Certain statistical data relating to such programs is also provided in the “Prior Performance Tables” included in the back of this prospectus.  The prior performance of the programs with which Mr. Ottinger has been affiliated is not necessarily indicative of the results that we will achieve.  Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Compensation to Broker-Dealers, Sponsor, and Directors

Our dealer manager, sponsor and directors will receive compensation and fees for services relating to this offering and our investment activities.  The most significant items of compensation are summarized in the following table:

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering	Estimated Amount for Maximum Offering

Offering Stage [1]

Selling Commissions	We will pay selling commissions equal to 7% of the aggregate gross offering proceeds (3% for sales under our dividend reinvestment plan). All selling commissions will be paid to [_________] and reallowed to participating broker-dealers.	$175,000[2]	$7,000,000[2]

Dealer Manager Fee	We will pay a dealer manager fee equal to 2% of the aggregate gross offering proceeds (no dealer manager fee is payable on shares sold under our dividend reinvestment plan). All dealer manager fees will be paid to [________] , which may reallow a portion of its dealer manager fee in an aggregate amount up to 1% of the gross offering proceeds to participating broker-dealers to be paid as marketing fees and expenses, including bona fide conference fees and bona fide due diligence expenses incurred.	$50,000[2]	$2,000,000[2]

Reimbursement of Expenses	We will reimburse Cornerstone Capital Advisors for all out-of-pocket expenses paid or incurred by it on our behalf in connection with this offering up to a maximum of 4.5% of the gross offering proceeds.	$112,500	$1,000,000

Acquisition Stage

Closing Administrative Services Fee	We will pay Cornerstone Capital Advisors a closing administrative services fee equal to 0.5% of the amount of funds advanced by us to any borrower in any loan transaction or 0.5% of the purchase price for an acquisition of a property. As described below, we will also pay Cornerstone Capital Advisors a closing administrative services fee upon the sale or disposition of a loan or property. See Operational Stage - Closing Administrative Services Fee. Also see “The Administrative Services Agreement – Compensation” for more information on certain limitations on the amount of fees that can be paid.	$10,813	$450,000

Closing Administrative Services Expenses

In addition to the closing administrative services fee, we will pay directly or reimburse Cornerstone Capital Advisors for all expenses it pays or incurs in connection with the administrative and ministerial services it performs for us in connection with our making of loans or the acquisition of properties, whether or not made or acquired.  As described below, we will also pay directly or reimburse Cornerstone Capital Advisors for expenses relating to the sale or disposition of a loan or property, whether or not the sale or disposition is actually consummated.  See Operational Stage - Closing Administrative Services Fee.  Also see “The Administrative Services Agreement – Compensation” for more information on the limitations of the amount of expenses that may be reimbursed.

		$10,813	$450,000

Operational Stage

Administrative Services Fee

We will pay Cornerstone Capital Advisors, as compensation for the administrative and ministerial services rendered to us, an annual administrative services fee equal to 1.5% of our “average invested assets” (meaning the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in real estate and loans, before reserves for depreciation or bad debts or other similar non-cash reserves).  The fee is payable monthly in an amount equal to one-twelfth of 1.5% of our “average invested assets” as of the last day of the immediately preceding month.  See “The Administrative Services Agreement – Compensation” for more information on the limitations of the amount of such fees that may be paid.

	$32,438[3]	$1,716,296[3]

Closing Administrative Services Fee

In addition to the closing administrative services fee that we will pay Cornerstone Capital Advisors upon the origination of a loan or purchase of a property, which is described under “Acquisition Stage” above, we will also pay Cornerstone Capital Advisors a closing administrative services fee equal to 0.5% of the sales price of any loan or property.  See “The Administrative Services Agreement – Compensation” for more information on certain limitations on the amount of fees that can be paid.

	Not determinable at this time	Not determinable at this time

Closing Administrative Services Expenses

In addition to the closing administrative services fee, we will pay directly or reimburse Cornerstone Capital Advisors for all expenses it pays or incurs in connection with the administrative and ministerial services it performs for us in connection with our sale or disposition of a loan or property, whether or not the sale or disposition is actually consummated.  See “The Administrative Services Agreement – Compensation” for more information on the limitations of the amount of expenses that may be reimbursed.

	Not determinable at this time	Not determinable at this time

Reimbursement of Actual Expenses

In addition to the compensation paid to Cornerstone Capital Advisors under the administrative services agreement,  we will also pay directly or reimburse the sponsor for all of the out-of-pocket expenses paid or incurred by the sponsor on our behalf in connection with the services it provides to us under the administrative services agreement, including the costs and expenses incurred by the sponsor in connection with this share offering, and the closing administrative services expenses described above.   No reimbursement, however, will be made for personnel costs to the extent that such personnel performs services in transactions for which the sponsor receives a separate fee at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and provided, further, that no portion of the employee or director compensation expenses of the sponsor will be reimbursed by us to our sponsor.  Expenses incurred by the sponsor on our behalf will be reimbursed no less frequently than monthly.  See “The Administrative Services Agreement – Compensation” for more information on the limitations of the amount of expenses that may be reimbursed.

	Not determinable at this time	Not determinable at this time

Director Compensation

Directors Fees and Expenses

We will pay each of our directors who is not employed by us or our sponsor or their affiliates $12,500 per year ($25,000 per year when our assets exceed $50 million) plus $2,000 for each board or committee meeting the director attends in person and $1,000 for each board or committee meeting the director attends by conference call.  All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  If a director also is our employee or an employee of Cornerstone Capital Advisors or its affiliates, we will not pay compensation for services rendered as a director.

	$37,500[4]	$75,000 [4]

Notes to this table:

(1)

These figures do not include the 265,000 shares of common stock that may be sold pursuant to the dividend reinvestment plan and are based on the dollar amounts of net proceeds raised in this offering and exclude the impact of debt financing.

(2)

The shares of common stock are being offered by us directly, as well as by registered securities broker-dealers.  We will pay [____________] total compensation of 1% of the aggregate gross proceeds on sales of common stock that we make directly or that are made to purchasers that we identify.  The selling commissions listed in the table assume that the broker-dealers will sell all of the offered shares.

(3)

These are estimated yearly fees based on the “Amount Available for Investment” figures in the section entitled “Estimated Use of Proceeds at page [__].  They exclude the impact of debt financing.  Assuming that we utilize our targeted amount of indebtedness, which is 75% of the aggregate value of our assets, the estimated yearly fees would be approximately $129,750 in a minimum offering and approximately $6,865,185 in a maximum offering.

(4)

These figures exclude fees for meeting attendance and reimbursements for all reasonable travel expenses related to our directors’ attendance at meetings.

Our obligation to pay some fees may be subject to conditions and restrictions or may change in some instances.  We may reimburse our sponsor and its affiliates for out-of-pocket expenses that they incur on our behalf, subject to certain expense limitations.  For example, expenses that we pay in connection with our organization and this offering must be reasonable and must in no event exceed an amount equal to 15% of the proceeds raised in this offering, even if such expenses are reimbursements for any actual expenses incurred.

There are additional conditions and restrictions on the amount of compensation our sponsor and its affiliates may receive.  There are also some smaller items of compensation and expense reimbursements that our sponsor may receive.  For a more detailed explanation of the fees and expenses payable to our sponsor and its affiliates, see the “Estimated Use of Proceeds” section of this prospectus and the “Management - Management Compensation” section of this prospectus.

Listing

Unless we liquidate earlier, we anticipate causing our shares of common stock to be listed for trading on a national securities exchange, or liquidating our real estate loan and property portfolio on or before the seventh anniversary of the termination of this offering.  Depending upon then prevailing market conditions, we intend to consider beginning the process of liquidation within five to six years after the termination of this offering.  If we do not liquidate, our management intends to begin the process of causing our shares of common stock to be listed for trading on a national securities exchange prior to the seventh anniversary of the termination of this offering.  In the event we do not obtain such listing prior to the seventh anniversary of the termination of this offering, unless a majority of our board of directors and a majority of our independent directors extend such date, we intend to begin the sale of our loans and properties and the liquidation of our assets.

Dividend Reinvestment Plan

You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in shares of our common stock.  Regardless of whether you participate in our dividend reinvestment plan, you will be taxed on your dividends to the extent they constitute taxable income, and participation in our dividend reinvestment plan would mean that you will have to rely solely on sources other than dividends from which to pay such taxes.  As a result, you may have a tax liability without receiving cash distributions to pay such liability.  We may terminate the dividend reinvestment plan in our discretion at any time upon 10 days’ notice to plan participants.  See the “Summary of Dividend Reinvestment Plan” section of this prospectus for further explanation of our dividend reinvestment plan, a complete copy of which is attached as Exhibit B to this prospectus.

Share Redemption Program

Stockholders who purchase common stock in this offering and hold their shares for at least one year may seek the redemption of their shares under some circumstances (the one-year holding period may be waived following the death of a stockholder).  Eligible stockholders who desire to have their shares redeemed must notify us within 30 days after we have made a quarterly distribution.  If we decide to redeem some or all of such shares we will notify the stockholder within 30 days after our receipt of the stockholder’s notification to us.  Shares will be redeemed for $10.00 per share except that shares owned by a deceased stockholder may be redeemed at an amount equal to the lesser of (1) $10.00 per share or (2) the purchase price paid for the shares.

We are not obligated to redeem any shares under our share redemption program.  Furthermore, even if we do elect to redeem shares, we will not redeem more than the lesser of (i) 3% of the weighted average number of outstanding shares during the prior year or (ii) the number of shares that can be purchased using the aggregate proceeds we receive from the sale of shares in our dividend reinvestment plan.  Our board of directors may amend or terminate the redemption program at any time in its sole discretion and intends to terminate the program if an active secondary market develops for our shares.

You should read the sections of this prospectus under the caption “Share Redemption Program” for a more complete description of our redemption program.

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code.  ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans.  Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”

Description of Common Stock

General

Our board of directors has authorized the issuance of shares of our common stock without certificates.  Therefore, your investment will be recorded on our books only.  We expect that, unless and until our common stock is listed for trading on a national securities exchange, we will not issue shares in certificated form.  We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds.  If you wish to transfer your shares, you are required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors.  We will provide the required form to you upon request or make it available on our web site.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings.  We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters.  You are entitled to one vote for each share of common stock you own at any of these meetings.

Restrictions on Share Ownership

Our charter generally does not permit ownership in excess of 9.8% of our common stock or capital stock without prior approval from our board of directors and acquisitions of our capital stock in excess of these limits are ineffective without prior approval from our board of directors. Our charter also contains a restriction on ownership of our shares that generally prevents more than 50% of the value of our outstanding stock from being owned, directly or indirectly, by or for five or fewer individuals.   These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code.  For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type.  Please see the remainder of this prospectus for more detailed information about this offering.

Q:

What is a REIT?

A:

In general, a REIT is a company that:

•

pays distributions to investors of at least 90% of its taxable income, excluding income from operations or sales through taxable REIT subsidiaries;

•

avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

•

combines the capital of many investors to acquire or provide financing for real estate-based investment; and

•

offers the benefit of a diversified real estate portfolio under professional management.

Q:

Why are you structured as a REIT?

A:

We believe the REIT business form is the most advantageous to investors under the circumstances.  If we were to be structured as a standard C corporation, we would be taxed on our income, and investors would be taxed on any cash distributions they receive.  In contrast, REITs generally are not taxed on income distributed to investors.  Thus, in order to avoid the so-called “double taxation” inherent in the C corporation structure, we are structured as a REIT.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a corporation.  As a result, our charter permits us to terminate our status as a REIT if (i) our board of directors adopts a resolution recommending that we terminate our status as a REIT; (ii) our board of directors presents the resolution at an annual or special meeting of our stockholders; and (iii) such resolution is approved by holders of a majority of our issued and outstanding shares of common stock.   Also, our charter and bylaws provide that our stockholders may terminate our status as a REIT, without the necessity for concurrence by the board of directors.

The decision of whether a fund should be formed as a REIT or a limited partnership is more complex.  Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level.  Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors.  If we were structured as a partnership, then we could potentially be characterized as a “publicly traded partnership,” which would require us to be taxed as a C corporation and subject to double taxation.  Moreover, if we were structured as a partnership and were not characterized as a “publicly traded partnership,” then the tax reporting required to be delivered to our partners would be significantly more complex and onerous than is required to be delivered by a REIT to its stockholders, investors may have been required to pay taxes in the states in which we make investments and the income allocated to partners that are tax-exempt entities would more likely be characterized as “unrelated business taxable income” than the allocation of the same income by a REIT to its tax-exempt stockholders.  In light of these and other factors, we have been structured as a real estate investment trust.

Q:

What is the experience of your officers, directors and key employees?

A:

John B. Lowery – a director and our president and chief executive officer, has served as president and chief executive officer of Wellstone LLC, a real estate development company, since 2006.  From 2003 until the present he has also served as executive vice president of Wellstone Housing, LLC and Senior Housing Services.  From 1996 to the present he has served as executive vice president of Revelation Corporation of America.  Mr. Lowery’s background encompasses extensive experience and capability in both development and construction.  His credits include the oversight of thousands of single family homes in the Memphis area as well as hotels, offices and other commercial projects throughout the country.  He has worked as both a bank president and either CEO or CFO of a number of other successful businesses.

John T. Ottinger, Jr. – a director and our vice president and secretary/treasurer, has served as chief financial officer of Wellstone LLC since 2006.  He also served in various capacities for Cornerstone Ministries Investments, Inc. from 1985 until 2007.  Mr. Ottinger has 18 years of extensive experience in church lending and over seven years of experience in lending for senior housing facilities.  He has overseen the purchase and management of nine existing retirement properties as well as the development of two new retirement communities since 1997.  Mr. Ottinger began working for Cornerstone Ministries Investments’ predecessor, Presbyterian Investors Fund, Inc. when it was founded in 1985, and became one of its directors in 1996 and its chief operating officer in 2000.  From 2002 to 2006 he also held the positions of director, secretary and treasurer with Cornerstone Capital Advisors Inc., with whom Cornerstone Ministries Investments, Inc. has an administrative services agreement.

Star Chen – one of our independent directors, has for the last 14 years held various financial positions at Affiliated Computer Services, Inc., currently serving as senior financial advisor.  Affiliated Computer Services is a Fortune 500 company that provides fully-diversified, end-to-end business process outsourcing and information technology outsourcing solutions to commercial and governmental clients.  Mr. Chen has also served a chief financial officer of a private aviation company since 1997.  He is a certified public accountant.

Dennis D. Downey - one of our independent directors, founded Downey Capital Corporation and has served as its president/CEO since 2004.  Downey Capital acts as a financial intermediary in real estate financing transactions.  From 1997 to 2004 Mr. Downey served as a senior vice president of PW Funding, Inc., a commercial real estate financing company.  Mr. Downey has over 25 years of commercial real estate financing and investment experience.

Andrew R. Little – one of our independent directors, is a banker with John B. Levy & Company, Inc., a real estate investment banking firm founded in 1995 and headquartered in Richmond, Virginia.  Prior to joining John B. Levy & Company in 1996 Mr. Little was an investment advisor to JCF Partners, the managing partner in a joint venture with several opportunity funds that purchased commercial real estate loan portfolios from Resolution Trust Corporation.  He is a certified public accountant.

Q:

What types of investments will you make?

A:

We expect that most of our investments will be real estate loans.  Specifically, we intend to originate and hold for investment loans to borrowers who own or develop a wide variety of real estate, including commercial, residential housing, multifamily, senior housing, lodging and undeveloped land.  While we may make first mortgage loans, our lending business will be generally comprised of mezzanine loans, junior mortgage loans and other subordinated loans that typically range in size from $2 million to $20 million and have maturities ranging from one to five years.  We will not be limited in the amount of any investment, however, and may make loans that are smaller or larger than our targeted range.  For larger loans we may partner with other lenders or sell participations in our loans.  Our loans may be either fixed rate (based on the existing U.S. Treasury rate plus a spread) or variable rate (based on an index such as LIBOR plus a spread) and will be structured to meet the specific financing needs of our borrowers.

We expect to be opportunistic in our lending activities, but we intend to focus on four types of loans: (1) acquisition and development loans; (2) construction loans; (3) bridge loans; and (4) semi-permanent or “mini-perm” loans.  We anticipate that many of our initial loans will be acquisition and development loans to real estate developers.  Through our relationship with these borrowers, we expect to subsequently be able to make other types of loans for the real estate projects being financed.

We may also provide senior and subordinated capital to entities that own and operate real estate or that engage in real estate related businesses, primarily through loans or preferred equity arrangements.  These financings may be either secured or unsecured, typically range in size from $2 million to $20 million and have maturities generally ranging from five to seven years.  As part of our lending business, we may acquire whole loans and loan participations that present attractive risk-reward opportunities.  Acquired loan positions will also typically range in size from $2 million to $20 million.

Finally, as we grow, we may expand the scope of our real estate activities to include the purchase and ownership of properties either directly or through equity interests in entities that own properties.  While the types of properties we may own and operate vary, we anticipate that this activity will initially focus on corporate tenant leasing transactions where we purchase a commercial facility and lease it back to a single creditworthy tenant.  This structure will allow the customer to reinvest the proceeds from the sale of its facilities into its core business while we capitalize on our structured finance expertise.  We will attempt to structure our leases so that the tenant will pay most of the facilities’ expenses on a triple net basis.  We expect that our corporate tenant lease transactions will have initial terms generally ranging from 15 to 20 years and will typically range in size from $5 million to $25 million.

Q:

What will be the economic terms of your loans?

A:

The fees and interest rates we charge on our loans will generally reflect what we consider to be the inherent risk of the loan.  Typically our loans will have an origination fee that will range from 1% to 5% of the amount committed to the loan.  In addition, we may participate in the residual profits of the project being financed through a loan participation agreement, which will enable us to receive income from the borrower when the underlying property is sold or refinanced.

Q:

Will you invest in anything other than real estate loans and properties?

A:

We may.  We anticipate there may be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly.  Because there are significant limitations on the amount of non-real estate assets that we may own without losing our status as a REIT, however, we will be significantly limited as to ownership of non-real estate investments.  These limitations may limit our ability to maximize profits.

Q:

Will the distributions I receive be taxable as ordinary income?

A:

The tax treatment of your distributions will depend upon your specific circumstances.  Generally, distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits.  We expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution.  Amounts not subject to tax immediately will reduce the tax basis of your investment.  This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates.  Any distribution that we properly designate as a capital gain distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares.  However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.  You should also review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:

How does a “best efforts” offering work?

A:

We are offering the public up to 10,000,000 shares of common stock on a “best efforts” basis.  When shares are offered to the public on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

Q:

Who can buy shares?

A:

An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment.  We will only accept subscriptions from persons who qualify as an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933.  A natural person qualifies as an accredited investor if he or she has an individual net worth, or joint net worth with that person’s spouse, that exceeds $1 million at the time of purchase (for purposes of this test, you may include the value of your home, furnishings and automobiles).  Alternatively, a natural person qualifies as an accredited investor if he or she had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

In addition, purchasers must satisfy minimum suitability standards established by state securities regulators.  In most cases, a potential investor who qualifies as an accredited investor will also satisfy the suitability standards applied by the states.  However, because the net worth test under state regulation generally excludes the value of the purchaser’s home, furnishings and automobiles, there could be instances where a potential investor qualifies as an accredited investor but fails to satisfy the suitability standards imposed by the states.  Residents of most states can buy shares pursuant to this prospectus provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 , or (2) a net worth of at least $250,000 ..  For this purpose, as noted above, net worth does not include your home, home furnishings and automobiles.  These minimum levels are higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:

For whom is an investment in our shares recommended?

A:

An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to realize growth in the value of your investment over the anticipated life of the fund, seek to preserve capital, seek to receive current income, and are able to hold your investment for a time period consistent with our liquidity plans.  On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our shares as meeting those needs.

Q:

May I make an investment through my IRA, SEP or other tax-deferred account?

A:

Yes.  You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account.  In making these investment decisions, you should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income to such IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (5) the need to value the assets of such IRA, plan or other account annually or more frequently, and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:

Have you arranged for the services of a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:

Yes.  Sterling Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts.  We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.

Q:

Is there any minimum investment required?

A:

Yes.  Generally, you must invest at least $50,000.  After you have purchased the minimum investment, any additional purchase must generally be in increments of at least 1,000 shares ($10,000).  Investors who already own our shares and participants in our dividend reinvestment plan can make purchases for less than the minimum investment and are not subject to the required incremental investment.  These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the “Suitability Standards” section of this prospectus.

Q:

How do I subscribe for shares?

A:

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit A, for a specific number of shares and pay for the shares at the time you subscribe.  Until we sell the minimum of 250,000 shares of common stock, your payment will be placed into an escrow account with Trinity Trust Company, where your funds will be held, along with those of other subscribers, until we sell at least 250,000 shares and admit new investors.  Once we sell the minimum of 250,000 shares of common stock and release the proceeds from escrow, and if our dealer manager so designates, you will pay your subscription directly to us and we will hold the subscription proceeds in our account.  Subscriptions will be effective only upon our acceptance and our countersigning of the subscription agreement, and we reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds.  Until the acceptance or rejection of any such subscription, we will hold the subscription funds in a company account.  If we reject your subscription, we will return your subscription funds, plus interest if such funds have been held for more than 35 days, within 10 days after the date of such rejection.  Your funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before [__________] or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  Special escrow accounts will be established for subscriptions of residents of Pennsylvania.  See the sections of this prospectus captioned “Plan of Distribution - Subscription Process” and “How to Subscribe” for a detailed discussion of how to subscribe for shares.

Q:

What are your exit strategies?

A:

Depending upon then prevailing market conditions, we intend to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within five to six years after the termination of this offering.  If we do not liquidate within that period, we intend to cause our shares to be listed for trading on a national securities exchange on or before the seventh anniversary of the termination of this offering.  If we do not liquidate or obtain listing of our shares by the seventh anniversary of the termination of this offering, we intend to make an orderly disposition of our investments and distribute the net cash to you, unless a majority of the board of directors and a majority of the independent directors approve otherwise.

Q:

Will I be notified of how my investment is doing?

A:

You will receive periodic updates on the performance of your investment with us, including:

•

a monthly distribution report;

•

three quarterly financial reports;

•

an annual report that will contain financial statements certified by an independent public accounting firm ; and

•

an annual Form 1099.

Q:

When will I receive my detailed tax information?

A:

Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:

Who is the transfer agent?

A:

Transfer Online, Inc. is our transfer agent.  Its telephone number is (503) 227-2950.  Its address is:

Transfer Online, Inc.

317 SW Alder Street, Second Floor

Portland, OR  97204

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:

Where do I send my subscription materials?

A:

For custodial accounts (such as are commonly used for IRAs) send the completed subscription agreement to your custodian who will forward them as instructed below.

For non-custodial accounts, send the completed subscription agreement and check to:

Lanier Capital REIT, Inc.

c/o Cornerstone Capital Advisors Inc.

2450 Atlanta Highway, Suite 903

Cumming, GA  30040

Q:

Who can help answer my questions?

A:

If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cornerstone Capital Advisors Inc.

Attn: Sylvia Hoeflinger, Investors Relations

2450 Atlanta Hwy., Suite 903

Cumming, GA 30040

Phone No.: (678) 455-1100

RISK FACTORS

Your purchase of shares involves a number of risks.  You should specifically consider the following before making your investment decision.

Risks Related to an Investment in Us

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for the shares.  In addition, the price received for any shares of common stock sold is likely to be less than the proportionate value of our investments.  Therefore, you should purchase the shares only as a long-term investment.  Suitability standards imposed on prospective investors also apply to potential subsequent purchasers of our shares.  If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him or her.  Our charter also imposes restrictions on the ownership of stock that will apply to potential transferees and that may inhibit your ability to sell your shares.  Moreover, our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time.   As proposed, we will not redeem more than 3% of the weighted average number of shares of common stock outstanding during the prior calendar year.  Furthermore, funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan.  Therefore, it will be difficult for you to sell your shares promptly or at all.  You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount.  It also is likely that your shares would not be accepted as the primary collateral for a loan.

We may suffer from delays in selecting suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our management in the acquisition of our loans and other investments, the selection of tenants and the determination of any financing arrangements.  You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.  You must rely entirely on the management ability of our executive officers and the oversight of our board of directors.  We could suffer from delays in selecting suitable investments.  Delays we encounter in the selection of our investments could adversely affect your returns.  In addition, if we are unable to invest our offering proceeds in real estate loans or income-producing real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate.  In such an event our ability to make distributions to our stockholders would be adversely affected.

We anticipate that we will not pay any distributions to our stockholders until after we have commenced operations, and thus, investors who invest in us at the beginning of our offering my realize a lower rate of return than later investors.

We will not commence operations until after we sell a minimum of 250,000 shares of common stock in this offering and release the proceeds of these sales from escrow, and we anticipate that we will not pay any distributions until after we have commenced operations.  Furthermore, because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow and to make distributions.  As a result, investors who invest in us before we sell a minimum of 250,000 shares of common stock or before we commence our operations or generate significant cash flow may realize a lower rate of return than later investors.

This is a unspecified investment offering, so you will not have the opportunity to evaluate our investments before we make them.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition.  We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the origination or acquisition of real estate loans or, to a lesser extent, the acquisition of properties.  We will have a wide discretion in the types of properties that secure our loans or that we may acquire.  These may include commercial, residential housing, multifamily, senior housing, lodging and undeveloped land.  Our board of directors will also have wide discretion in implementing our investment policies, and you will not have the opportunity to evaluate potential investments, including potential tenants for properties that we may acquire.  For a more detailed discussion of our investment policies, see “Our Business”.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific investments we make.

This offering is being made on a “best efforts” basis, which means that the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares.  As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount.  If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make.  In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase.  For example, in the event we only raise the minimum amount, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment.  If we are only able to make one investment, we would not achieve any diversification of our assets.  Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment.  Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to make distributions could be adversely affected.

We established the offering price on an arbitrary basis; as a result, your subscription price for shares is not related to any independent valuation.

The selling price of the shares bears no relationship to our book or asset values or to any other established criteria for valuing shares.  Our board of directors considered the range of offering prices of comparable unlisted REITs in determining the offering price.  Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.  Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

We do not have any prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by our executive officers or their affiliates may not be an indication of our future results.

We are a newly organized company and, therefore, have no operating history.  You should not rely upon the past performance of other real estate investment programs sponsored by our executive officers or their affiliates to predict our future results.  We were incorporated in March 2007, and as of the date of this prospectus we have not made any investments in loans, real estate or otherwise.  The prior performance of real estate investment programs sponsored by our executive officers or their affiliates may not be indicative of our future results.

Moreover, we have no established financing sources.  Presently, we are funded by capital contributions from our sponsor, Cornerstone Capital Advisors Inc.  If our capital resources are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.  To be successful in this market, we must, among other things:

•

identify and acquire investments that further our investment strategies;

•

maintain our network of licensed securities brokers and other agents;

•

attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•

respond to competition for our targeted real estate loans, properties and other investments as well as for potential investors in us; and

•

continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Our management has no experience operating a public REIT.

Although certain members of our management team have experience operating a public company, they have no experience operating a public REIT.  There are a number of requirements that are specific to public REITs.  For example, public REITs must satisfy disclosure requirements relating to real estate operations.  Also, REITs must satisfy complicated tests in the tax code relating to REIT qualification and maintaining REIT status, including tests concerning ownership, assets, income and annual distributions.  Because our management is new to these requirements, they may spend more time learning them and complying with them than other management teams of comparable REITs.  To the extent that they spend additional time satisfying the requirements of a public REIT, they will have less time to focus on the implementation of our investment strategy.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, including John B. Lowery and John T. Ottinger, Jr., each of whom would be difficult to replace.  We do not have employment agreements with Messrs. Lowery or Ottinger, and we cannot guarantee that such persons will remain affiliated with us.  If any of our key personnel were to cease their affiliation with us, our operating results could suffer.  Furthermore, we have not obtained key person insurance on any of our officers.  We believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel.  Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.  Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to real estate investments both nationally and in certain geographic regions.  Maintaining such relationships will be important for us to effectively compete with our competitors for real estate loans and properties in such regions.  We cannot assure you that we will be successful in attracting and retaining such relationships.  If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

Risks Related to Conflicts of Interest

Our officers will face conflicts of interest relating to their positions with Wellstone LLC, whose projects we may finance.

John B. Lowery and John T. Ottinger, Jr., who serve as our president/CEO and vice president, respectively, also serve as principals of Wellstone LLC.  Wellstone is a recently formed company that through various subsidiaries engages in a wide variety of real estate development activities, including projects involving raw land, for-sale residential housing and commercial.  We may finance real estate projects that are owned and/or developed by Wellstone.  Although any transaction involving Wellstone will require the affirmative vote of a majority of our independent directors, our officers may propose terms for these investments that are more favorable to Wellstone, and thus detrimental to us, than terms that would be negotiated at arms’-length.  If this occurs, our results of operations and ability to pay dividends could be adversely affected.

Our officers will face competing demands for their time, which may cause our operations to suffer.

We rely on our officers for the day-to-day operation of our business.  Our officers have interests in other programs and engage in other business activities.  For example, they serve as principals of Wellstone LLC, a real estate development company.  They may also serve as principals for future real estate programs.  As a result of their positions with other entities, they will have conflicts of interest in allocating their time and resources among us and other programs and activities in which they are involved.  During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business.  If this occurs, the returns on our investments may suffer.

Our sponsor and its affiliates will face conflicts of interest caused by compensation arrangements with us and other programs sponsored by our sponsor, which could result in actions that are not in the best interests of our stockholders.

Our sponsor will receive substantial fees from us.  Because our sponsor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, its interests are not wholly aligned with those of our stockholders.  Although we will not rely on our sponsor to identify investment opportunities, we may seek our sponsor’s assistance in analyzing various investment opportunities.  Fees we pay to our sponsor could influence its services to us.  Among other matters, the compensation arrangements could affect their judgment with respect to:

•

the continuation, renewal or enforcement of our agreements with our sponsor, including the administrative services agreement;

•

future public offerings by us, which would entitle our sponsor to increased administrative services fees; and

•

loan originations and property acquisitions and sales, which entitle our sponsor to closing administrative services fees.

The fees paid to our sponsor will be paid irrespective of the quality of its services during the term of the administrative services agreement.  Considerations relating to the our sponsor’s compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you dividends or result in a decline in the value of your investment.

There is no separate counsel for our affiliates and us, which could result in conflicts of interest and our pursuit of actions not in our stockholders’ best interests.

Miller & Martin PLLC is counsel both to us and to our sponsor and some of its affiliates.  As discussed above, there is a possibility that the interests of the various parties may conflict.  If we do not obtain separate counsel when our interests conflict with those of our sponsor and its affiliates, our counsel’s loyalties to our sponsor and its affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue, which could result in our pursuing courses of action that are not in our stockholders’ best interests.

Risks Related to Our Corporate Structure and Business in General

A limit on the number of shares a person may own may discourage a takeover.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT.  In general, more than 50% of the value of our outstanding stock may not be owned, directly or indirectly, by or for five or fewer individuals.   In order to prevent five or fewer individuals from acquiring more than 50% of the value of our outstanding  stock and our resulting failure to qualify as a REIT, our charter provides that, subject to certain exceptions, no person, including entities, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of our outstanding common stock or capital stock. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See “Description of Shares - Restriction on Ownership of Shares.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third-party from acquiring us.

Our charter permits our board of directors to issue up to 110,000,000 shares of capital stock.  Subject to any limitations set forth under Maryland law, our board of directors, without any action by our stockholders, may (i) increase or decrease the aggregate number of shares we have authority to issue, (ii) increase or decrease the number of shares of any class or series we have authority to issue or (iii) classify or reclassify any unissued common stock or preferred stock and set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any such stock.  Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See “Description of Shares - Preferred Stock.”

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, unless certain exemptions apply, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for 5 years after the most recent date on which the interested stockholder becomes an interested stockholder.  Subject to certain exceptions, these business combinations include a merger, consolidation or share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An “interested stockholder” is defined as:

•

any person who beneficially owns 10% or more of the voting power of the corporation’s then outstanding stock after the date on which the corporation had 100 or more stockholders; or

•

an affiliate or associate of the corporation who was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation, (i) at any time within the 2-year period prior to the date in question, and (ii) after the date on which the corporation had 100 or more stockholders.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

Unless certain exemptions apply, after the 5-year prohibition, any such business combination generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•

80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.  The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.  For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares.”

Maryland law also limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares of stock in respect of which interested stockholders, that is, the acquiror, the officers, or the directors who are employees of the corporation, are entitled to vote for the election of directors, are excluded from shares entitled to vote on the matter.  In general,  subject to certain exceptions, “control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•

one-tenth or more, but less than one-third, of all voting power,

•

one-third or more, but less than a majority, of all voting power, or

•

a majority or more of all voting power.

A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

The Control Share Acquisition Statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the corporation’s charter or bylaws.

Our bylaws contain a provision exempting from the Control Share Acquisition Statute any and all acquisitions by any person of shares of our stock.  We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates.  For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares - Provisions of Maryland Law and of Our Charter and Bylaws - Control Share Acquisitions.”

Advance notice provisions for stockholder nominations and proposals may entrench management.

Our bylaws generally require stockholders to notify us not less than 90 days and not more than 120 days prior to the anniversary of the date of mailing of the previous annual year’s proxy statement in order to nominate persons for election as directors at, or to bring other business before, any meeting of our stockholders. This provision limits the ability of our stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.  This provision could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of us, and may have the effect of entrenching our management and members of our board of directors, regardless of their performance.

Our rights, and the rights of our stockholders, to recover claims against our officers and directors are limited.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances.  Our charter requires us to indemnify our directors, officers, employees, agents and certain other representatives for actions taken by them in good faith and without negligence  or misconduct (in some cases without gross negligence or willful misconduct), subject to several limitations described in the charter.  Additionally, our charter limits the liability of our directors and officers for monetary damages subject to the limitations of Maryland law and the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the

NASAA REIT Guidelines.  Although our charter does not allow us to exonerate and indemnify our directors, officers, employees, agents and other representatives to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees, agents and other representatives than might otherwise exist under common law.  In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees, agents other representatives in some cases.  See the section captioned “Management - Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940.  If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•

limitations on capital structure;

•

restrictions on specified investments;

•

prohibitions on transactions with affiliates; and

•

compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

The Investment Company Act excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.”  Under current interpretations of the staff of the Securities and Exchange Commission, in order to qualify for this exemption, we must, among other things, maintain at least 55% of our assets directly in mortgage loans and other qualifying interests in real estate and an additional 25% of our assets in the same type of assets.  The types of assets we acquire, therefore, will be limited to those that enable us to comply with the current interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain.  In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.  If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Our board of directors may change certain of  our investment policies without stockholder approval, which could alter the nature of your investment.

Our bylaws require that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders.  Amendments to our charter or bylaws that relate to our investment policies or investment restrictions must be approved by our stockholders; however, many of our investment policies are not set forth in our charter or bylaws.  These policies may change over time.  The methods of implementing our investment policies may also vary, as new investment techniques are developed.  Therefore, certain of our investment policies, the methods for their implementation, and certain of our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders.  As a result, the nature of your investment could change without your consent.

You are limited in your ability to sell your shares pursuant to the share redemption program.

After our adoption of the share redemption program, any stockholder requesting repurchase of their shares pursuant to the share redemption program will be required to certify to us that such stockholder acquired the shares by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of bequest or inheritance upon death.  You should be fully aware that our share redemption program contains certain restrictions and limitations.  For example, except in the case of shares being redeemed from the estate of a deceased stockholder, you must hold your shares for one year before you are eligible to participate in the share redemption program.  Shares will generally be redeemed on a quarterly basis, pro rata among all stockholders requesting redemption in such quarter.  We will not redeem in excess of 3% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption.  In addition, the cash available for redemption generally will be limited to any proceeds from our dividend reinvestment plan.  Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time.  Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.  For a more detailed description of the share redemption program, see “Description of Shares - Share Redemption Program.”

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future.  Our charter currently has authorized 110,000,000 shares of capital stock, of which 100,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.  Subject to any limitations set forth under Maryland law, our board of directors, without any action by our stockholders, may (i) increase or decrease the aggregate number of shares we have authority to issue, (ii) increase or decrease the number of shares of any class or series we have authority to issue or (iii) classify or reclassify any unissued common stock or preferred stock and set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any such stock.  All of such shares may be issued in the discretion of our board of directors.  Investors purchasing shares in this offering will likely experience dilution of their equity investments in us in the event that we (1) sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock upon the exercise of any options granted to our independent directors or employees, or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of a partnership that we form to hold the property.  Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares or to be able to own such shares without risk of dilution.

Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders.  Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available, real estate securities, mezzanine loans, mortgage loans and other investments, current and projected cash requirements and tax considerations.  Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period.  The amount of cash available for distributions will be affected by many factors, such as our ability to make loans or buy properties as offering proceeds become available, the income from those loans and properties and yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables.  Actual cash available for distributions may vary substantially from estimates.  We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time.  Nor can we give any assurance that interest on loans or rents from properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, that loans we make will be repaid or paid on time, or that future acquisitions of real estate loans, properties or our investments in securities will increase our cash available for distributions to stockholders.  Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.  For instance:

•

Any failure by a borrower under our real estate loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.

•

If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

•

Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

•

Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

•

There may be a delay between the sale of the common stock and our origination of loans or purchase of real properties.  During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

•

Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders.  This limits the earnings that we may retain for corporate growth, such as loan origination, property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs.  If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

•

In connection with future investments, we may issue additional shares of common stock or interests in other entities that own our properties.  We cannot predict the number of shares of common stock or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you.  If we issue additional shares, they could reduce the cash available for distributions to you.

•

We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax.  Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital.  We cannot assure you that sufficient cash will be available to make distributions to you.

Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to make all or a substantial portion of our distributions from the proceeds of this offering and/or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

We anticipate that we will not pay any distributions to our stockholders until after we have commenced making our investments, which will not occur until after we sell a minimum of 250,000 shares of common stock in this offering and release the proceeds of those sales from escrow.  Thereafter, we expect that cash distributions to our stockholders generally will be based principally on cash available or anticipated from the operations of our real estate loans, properties, real estate securities and other investments.  However, until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering and/or from borrowings in anticipation of future cash flow.  Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our investments.  To the extent distributions are paid from the proceeds of this offering or from borrowings, we will have less capital available to invest in loans or properties, which may negatively impact our ability to make investments and substantially reduce current returns and capital appreciation.  In that event, we may not be able to invest the anticipated minimum of 85.6% of the proceeds of this offering until such time as we have sufficient cash flows from operations to fund our distributions.   Furthermore, to the extent we regularly pay dividends from sources other than cash flow from operations, investors purchasing shares later in this offering may have diminished returns as compared with earlier investors.

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where the properties underlying our loans (or the properties we own) may be located:

•

poor economic conditions may result in defaults by borrowers under our loans or tenants of our properties;

•

job transfers and layoffs may cause vacancies to increase; and

•

increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults.  Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

Any of these occurrences would negatively affect the economic performance of a property and therefore a borrower’s ability to service our loan.  The length and severity of any economic downturn cannot be predicted.  Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

Publicly sponsored REITs generally experience losses in the early part of their existence, and we may experience similar losses.

Publicly sponsored REITs have generally experienced losses during the first several quarters of their operation.  Many of these losses can be attributed to initial start-up costs and operating costs incurred prior to making loans, purchasing properties or making other investments that generate revenue.  It is likely that we will face similar circumstances and thus experience similar losses during the first several quarters of our operation.  As a result, we cannot assure you that we will be profitable or that we will realize growth in the value of our investments.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all of the gross proceeds of this offering will be used to make or invest in real estate loans, to purchase properties or to make other investments, to pay various fees and expenses.  In addition to any reserves we establish, a lender may require escrow of working capital reserves in excess of our established reserves.  If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements.  Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

Risks Associated with Our Real Estate Loans

Our junior mortgage and mezzanine loans will involve greater risk due to their subordinated status.

We expect that most of our real estate loans will be either mezzanine loans, junior mortgage loans or other subordinated loans.  These types of loans carry a higher degree of risk than first mortgage loans due to their subordinated position.  Specifically, these loans may have higher loan-to-value ratios than conventional first mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.  Mezzanine loans are generally secured only by the equity of the borrower or other collateral not involving a security interest in the underlying property.  While junior mortgage loans do carry a security interest in the underlying property, they may become unsecured as a result of a foreclosure by the senior lender.  Even when we do have a junior mortgage on a property, we will usually not have foreclosure remedies upon default.  If an investment defaults, therefore, we may lose our entire investment in such loans.

We may suffer a loss if the value of real property or other assets securing our loans deteriorates.

We expect that the majority of our loans will be mezzanine loans, which are loans secured by equity interests in the borrowing entity or other collateral not involving a security interest in the underlying property.  Such loans are subject to the additional risk that other lenders may be directly secured by the real estate assets of the borrowing entity.  Other loans will be secured by real property (or by the equity in a real estate project) and will be fully or substantially non-recourse.  In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the real estate-related assets (including escrowed funds and reserves) collateralizing the loan.  For this purpose, we consider loans made to special purpose entities formed solely for the purpose of holding and financing particular assets to be non-recourse loans.  There can be no assurance that the value of the assets securing our loans will not deteriorate over time due to factors beyond our control, including acts or omissions by owners or managers of the assets.  Any losses we may suffer on such loans could have a material adverse affect on our financial performance, the prices of our securities and our ability to pay dividends.

We may suffer a loss if a borrower or guarantor defaults on recourse obligations under our loans.

We will sometimes obtain individual or corporate guarantees from borrowers or their affiliates, which guarantees are not secured.  In cases where guarantees are not fully or partially secured, we will typically rely on financial covenants from borrowers and guarantors which are designed to require the borrower or guarantor to maintain certain levels of creditworthiness.  Where we do not have recourse to specific collateral pledged to satisfy such guarantees or recourse loans, we will only have recourse as an unsecured creditor to the general assets of the borrower or guarantor, some or all of which may be pledged to satisfy other lenders.  There can be no assurance that a borrower or guarantor will comply with its financial covenants, or that sufficient assets will be available to pay amounts owed to us under our loans and guarantees.  As a result of these factors, we may suffer losses which could have a material adverse affect on our financial performance, the market prices of our securities and our ability to pay dividends.

We may suffer a loss in the event of a default or bankruptcy of a borrower, particularly in cases where the borrower has incurred debt that is senior to our loan.

If a borrower defaults on our loan and the mortgaged real estate or other borrower assets collateralizing our loan are insufficient to satisfy our loan, we may suffer a loss of principal or interest.  In the event of a borrower bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy our loan.  In addition, a large number of our loans will be subordinate to other debt of the borrower.  If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt.  Bankruptcy and borrower litigation can significantly increase the time needed for us to acquire underlying collateral in the event of a default, during which time the collateral may decline in value.  In addition, there are significant costs and delays associated with the foreclosure process.

We expect that many of our loans will be construction and development loans to real estate developers, which means that our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We anticipate that a large number of our loans will be to borrowers who will use the proceeds to develop and construct improvements upon real property, including the development of raw land.  The success of these projects, and therefore the ability of these borrowers to make payments on their loans, will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and the developer’s ability to control construction costs or to build in conformity with plans, specifications and timetables.  Performance also may be affected or delayed by conditions beyond the developer’s control, such as prolonged periods of poor weather.  Delays in the completion of construction also could give prospective tenants or purchasers of finished units the right to terminate preconstruction leases or purchase contracts.  These and other such factors can result in a loss of our investment.  Furthermore, we must rely upon projections of rental income (or finished unit sales proceeds) and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon the terms of the loan.  If our projections are inaccurate, we may incorrectly price our loan, and our return on our investment could suffer.

We are subject to the risk that provisions of our loan agreements may be unenforceable.

Our rights and obligations with respect to our loans will be governed by written loan agreements and related documentation.  It is possible that a court could determine that one or more provisions of a loan agreement are unenforceable, such as a loan prepayment provision or the provisions governing our security interest in the underlying collateral.  If this were to happen with respect to a material asset or group of assets, our financial performance, the market prices of our securities and our ability to pay dividends could be materially adversely affected.

We are subject to the risks associated with loan participations and intercreditor arrangements, such as less than full control rights.

Some of our assets may be participating interests in loans in which we share the rights, obligations and benefits of the loan with other participating lenders.  Some of our assets may be interests in subordinated loans which are subject to intercreditor arrangements with senior lenders.  Where debt senior to our loans exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill” periods) and control decisions made in bankruptcy proceedings relating to borrowers.  Similarly, a majority of the participating lenders, or the senior lenders, may be able to take actions to which we object but to which we will be bound.  We may be adversely affected by such lack of full control.

Prepayments of our loans, particularly during periods of low interest rates, may reduce our recurring income and we also may not receive prepayment penalties.

Our borrowers may seek to prepay our loans, particularly during periods when interest rates are low.  If loans repay before their maturity, we may not be able to reinvest the proceeds quickly or we may be forced to reinvest the proceeds in lower-yielding assets.  Accordingly, prepayments of our assets may reduce the amount of our recurring income and could adversely affect our financial performance.  Many of our loans will provide that the borrower must pay us a prepayment penalty if the loan is repaid before a specified date.  This is often referred to as a “lock-out period.”  While prepayment penalties provide us with financial compensation, they represent one-time payments as opposed to recurring income.  After the end of the lock-out period, the borrower may prepay the loan without penalty prior to its maturity.

Increases in interest rates during the term of a loan may adversely impact a borrower’s ability to repay a loan at maturity or to prepay a loan.

If interest rates increase during the term of our loan, a borrower may not be able to obtain the necessary funds to repay our loan at maturity through refinancing.  Borrowers may also not be able to obtain refinancing proceeds that would enable them to prepay our loans.  Increasing interest rates may hinder a borrower’s ability to refinance our loan because the borrower or the underlying property cannot satisfy the debt service coverage requirements necessary to obtain new financing or because the value of the property has decreased.  If a borrower is unable to repay our loan at maturity, we could suffer a loss.  If borrowers prepay fewer loans during periods of rising interest rates, we will not be able to reinvest prepayment proceeds in assets with higher interest rates.  As a result, our financial performance, the market prices of our securities and our ability to pay dividends could be materially adversely affected.

Our mortgage or other real estate-related loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates.

If we invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return lower than then-current market rates.  If interest rates decrease, we will be adversely affected to the extent that our loans are prepaid, because we may not be able to make new loans at the previously higher interest rate.

Delays in liquidating defaulted loans could reduce our investment returns.

If there are defaults under our loans, we may not be able to repossess and sell quickly any properties securing such loans.  The resulting time delay could reduce the value of our investment in the defaulted loans.  An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims.  In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

Returns on our loans may be limited by regulations.

The loans in which we invest or that we may make may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions.  We may determine not to make loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.  If we decide not to make loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner.  See “- General Risks Related to Real Estate Ownership” below.

The liquidation of our assets may be delayed, which could delay distributions to our stockholders.

Any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all real estate loans expire or are sold, because we may enter into real estate loans with terms that expire after the date we intend to have sold all of our properties.

General Risks Related to Real Estate Ownership

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

The results of our leased real estate assets will be subject to risks generally incident to the ownership of real estate, including:

•

changes in general economic or local conditions;

•

changes in supply of or demand for similar or competing properties in an area;

•

changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•

changes in tax, real estate, environmental and zoning laws; and

•

periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

We may experience losses if the creditworthiness of our tenants deteriorates and they are unable to meet their obligations under our leases.

The properties that we acquire will generally be leased to tenants who will pay us rent.  A tenant’s ability to pay rent is determined by the creditworthiness of the tenant.  If a tenant’s credit deteriorates, the tenant may default on its obligations under our lease and the tenant may also become bankrupt.  The bankruptcy or insolvency or other failure to pay of our tenants is likely to adversely affect the income produced by our leased real estate assets.  If a tenant defaults, we may experience delays and incur substantial costs in enforcing our rights as landlord.  If a tenant files for bankruptcy, we may not be able to evict the tenant solely because of such bankruptcy or failure to pay.  Furthermore, a court may authorize a tenant to reject and terminate its lease with us.  In such a case, our claim against the tenant for certain amounts paid to us within 90 days prior to the tenant’s bankruptcy filing could be required to be returned to the tenant’s bankruptcy estate.  In any event, it is highly unlikely that a bankrupt or insolvent tenant would pay the full amounts it owes us under a lease.  In other circumstances, where a tenant’s financial condition has become impaired, we may agree to partially or wholly terminate the lease in advance of the termination date in consideration for a lease termination fee that is likely less than the agreed rental amount.  Without regard to the manner in which the lease termination occurs, we are likely to incur additional costs in the form of tenant improvements and leasing commissions in our efforts to lease the space to a new tenant.  In any of the foregoing circumstances, our financial performance, the market prices of our securities and our ability to pay dividends could be materially adversely affected.

We may be unable to renew leases or relet space on similar terms, or at all, as leases expire or are terminated, or may expend significant capital in our efforts to relet space.

Lease expirations, lease defaults and lease terminations may result in reduced revenues if the lease payments received from replacement corporate tenants are less than the lease payments received from the expiring, defaulting or terminating corporate tenants.  Lease defaults by one or more significant corporate tenants, lease terminations by corporate tenants following events of casualty or takings by eminent domain, or the failure of corporate tenants under expiring leases to elect to renew their leases, could cause us to experience long periods of vacancy with no revenue from a facility.  In addition, if we need to release a corporate facility, we may need to make significant tenant improvements, including conversion of single tenant buildings to multi-tenant buildings.  The loss of revenue from expiring, defaulted or terminated leases, and the costs of capital improvements could materially adversely affect our financial performance, the market prices of our securities and our ability to pay dividends.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

We will attempt to ensure that all of our properties are adequately insured to cover casualty losses.  However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.  Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims.  Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans.  It is uncertain whether such insurance policies will continue to be available, or be available at reasonable cost, which could inhibit our ability to finance or refinance our properties.  In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  We cannot assure you that we will have adequate coverage for such losses.  In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss.  In addition, other than our working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.  Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do.  Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.  In addition, the number of entities and the amount of funds competing for suitable investments may increase.  Any such increase would result in increased demand for these assets and therefore increased prices paid for them.  If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

At any one time, a significant portion of our investments could be in one property class.  As a result, we will be subject to risks inherent in investments in a single type of property.  If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.

If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property.  If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety.  These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals.  Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal.  In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates.  Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us.  We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.  In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property.  The costs of removal or remediation could be substantial.  Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.  Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.  Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.  The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990 (the “Disabilities Act”).  Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons.  The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.  The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.  We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with the Disabilities Act.  However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner.  If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We anticipate that we will make loans or acquire real properties by using either existing financing or borrowing new funds.  In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real estate assets to obtain funds for the origination of loans or the acquisition of real properties and for payment of distributions to stockholders.  We also may borrow funds if necessary to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limitation on the amount we may invest in any single loan or property or other asset or on the amount we can borrow.  Under our bylaws, the maximum amount of our indebtedness may not exceed 300% of our net assets as of the date of any borrowing.  However, we may incur indebtedness in excess of the limit if the excess is approved by a majority of our independent directors.

Our board of directors has adopted a policy that we will limit our aggregate borrowings to approximately 75% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing.  Our policy limitation does not apply to individual assets and only will apply once we have ceased raising capital under this or any subsequent offering.  As a result, it can be expected that, with respect to the acquisition of one or more of our assets, we may incur indebtedness of more than 75% of the asset value, and that our debt levels likely will be higher until we have invested most of our capital.

We do not intend to incur mortgage debt on a particular real property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt.  However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected.  In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default.  For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage.  If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds.  We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties.  When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.  If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.  If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected.

If debt financing is unavailable at reasonable rates, we may not be able to finance our investments, which could reduce the number of investments we can acquire and the amount of cash distributions we can make.

If debt financing is not available at reasonable rates, we may not be able to obtain financing for investments or we may obtain financing that reduces our anticipated rate of return on our properties.   While this risk is always present, it is especially important at this time given the recent tightening in the U.S. real estate credit markets.  The recent turmoil has been concentrated in the subprime markets and our observation is that this tightening has so far only had a limited impact on the types of real estate that we will focus on.  However, no assurance can be given that the tightening will not spread to other sectors.  If this occurs, our ability to secure debt financing at reasonable rates will be negatively impacted.  The inability to obtain debt at acceptable rates would adversely affect our ability to make loans and acquire properties.  Additionally, if we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms.  If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced.  In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit such fees.  If any of these events occur, it would reduce cash available for distribution to our stockholders, and it may prevent us from raising capital by issuing more stock or prevent us from borrowing more money.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We expect that from time to time we will incur indebtedness that bears interest at a variable rate.  Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to make distributions to you.  In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity.  Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell one or more investments.  At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan.  The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.  In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.  Any of these results would have a significant, negative impact on your investment.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our board of directors has adopted a policy that we will generally limit our aggregate borrowings to 75% of the aggregate value of our assets as of the date of any borrowing, but we may exceed this limit under some circumstances.  Such debt may be at a level that is higher than other real estate investment trusts with similar investment objectives and/or criteria.  High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants.  These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

We have not yet elected to be taxed as a REIT.  In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control.  We intend to structure our activities in a manner designed to satisfy all of these requirements.  However, if certain of our operations were to be re-characterized by the Internal Revenue Service, such re-characterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT.

We have not requested or received an opinion from the Internal Revenue Service regarding our status as a REIT.  We have received an opinion from our counsel, Miller & Martin PLLC, that we are organized in conformity with the REIT tax requirements under the Code and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for the tax year ending December 31, 2007.  The opinion, however, is made only as of the date of this prospectus and assumes that future actions that will be needed for us to secure and maintain our status as a REIT are taken.  For example, in order to qualify as a REIT, we will have to make an election to be taxed as a REIT on our 2007 federal income tax return, which will be filed in 2008.  Also, we must satisfy rules relating to the requisite number of stockholders, which will begin to apply in our second taxable year as a REIT.

Miller & Martin PLLC’s opinion is also based solely on our representations with respect to factual matters concerning our business operations and our properties.  Miller & Martin PLLC has not independently verified these facts.   Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code with regard to, among other things, the sources of our gross income, the composition of our assets, our distribution levels, and our diversity of stock ownership.    Miller & Martin PLLC will not review these operating results or compliance with the qualification standards on an ongoing basis.  This means that, while we intend to operate so that we qualify as a REIT, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2007, or in any future year.  Also, this opinion represents Miller & Martin PLLC’s legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates.  In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status.  Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability.  In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions.  If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control.  New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT.  Our failure to qualify as a REIT would adversely affect your return on your investment.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification.  We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.  Our failure to qualify as a REIT would adversely affect your return on your investment.

Our mezzanine loans may jeopardize our status as a REIT.

We expect that a significant portion of our investments will be in the form of mezzanine loans, which generally will not be secured by a direct interest in real property, but by ownership interests in an entity owning real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, and such loans will be treated as “real estate assets” qualifying for purposes of the asset tests, provided several requirements are satisfied.  We may attempt to structure our mezzanine loans to satisfy the safe harbor criteria set forth in Revenue Procedure 2003-65.  However, in certain circumstances we may be unable to meet these criteria or may be unwilling to meet the criteria for other business reasons.  If a mezzanine loan does not qualify for the Revenue Procedure 2003-65 safe harbor, the interest income from the loan will be qualifying income for purposes of the 95% gross income test, but may not be qualifying income for purposes of the 75% gross income test.  In addition, the mezzanine loan may not qualify as a “real estate asset” for purposes of the asset tests.  In such event, our ability to meet the income and asset tests to maintain our status as a REIT could be jeopardized.

You may have tax liability on distributions you elect to reinvest in our common stock.

If you elect to have your distributions reinvested in our common stock pursuant to our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested that does not represent a return of capital.  As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes.  For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax.  We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs.  We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income.  In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly.  However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability.  We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.  Any federal or state taxes paid by us will reduce our cash available for distribution to our stockholders.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock.  Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder.  Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties.  You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares.  You also should note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

Congress passed major federal tax legislation in 2003.  One of the changes reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15%.  REIT distributions generally do not qualify for this reduced rate.  The tax changes did not, however, reduce the corporate tax rates.  Therefore, the maximum corporate tax rate of 35% has not been affected.  Even with the reduction of the rate on dividends received by individuals, the combined maximum corporate federal tax rate is 44.75% and with the effect of state income taxes can exceed 50%.  As a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation.  As a result, our charter permits us to terminate our status as a REIT if (i) our board of directors adopts a resolution recommending that we terminate our status as a REIT; (ii) our board of directors presents the resolution at an annual or special meeting of our stockholders; and (iii) such resolution is approved by holders of a majority of our issued and outstanding shares of common stock.   Also, our charter and bylaws provide that our stockholders may terminate our status as a REIT, without the necessity for concurrence by the board of directors.

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•

your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•

your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•

your investment satisfies the prudence and diversification requirements of ERISA;

•

your investment will not impair the liquidity of the plan or IRA;

•

your investment will not produce UBTI for the plan or IRA;

•

you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•

your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Equity participation in loans may result in taxable income and gains from these properties which could adversely impact our REIT status.

If we participate under a real estate loan in any appreciation of the properties securing the loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property.  This could affect our ability to qualify as a REIT.

CUSTOMARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements.  Such statements include, in particular, statements about our plans, strategies and prospects.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry.  You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “will,” anticipate,”“expect,”“intend,”“plan,”“believe,”“seek,”“estimate,”“would, ”“could, ”“should” and variations of these words and similar expressions.  You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make.  We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (i) the minimum offering of 250,000 shares, (ii) the maximum offering of 10,000,000 shares pursuant to our primary offering and no shares pursuant to our dividend reinvestment plan, and (iii) the maximum offering of 12,650,000 shares, respectively, pursuant to this offering.  Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time.  We expect that if the maximum total offering amount is raised, at least 91.4% of the gross proceeds of this offering (86.5% in a minimum offering or 90.0% in a maximum primary offering if no shares are sold pursuant to our dividend reinvestment plan) will be used for investment in real estate loans and other investments and paying the expenses incurred in making such investments.  We expect to use approximately 90.5% of the gross proceeds if the maximum total offering amount is raised (85.6% in a minimum offering or 89.1% in a maximum primary offering if no shares are sold pursuant to our dividend reinvestment plan) to make investments in real estate loans and other investments, and to use approximately 1.0% of the gross proceeds if the maximum total offering amount is raised (0.8% in a minimum offering or 1.0% in a maximum primary offering if no shares are sold pursuant to our dividend reinvestment plan), assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments.  The remaining up to 8.6% (if the maximum total offering amount is raised) will be used to pay expenses and fees.  However, we expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in real estate loans or properties.  Therefore, we anticipate paying all or a significant portion of initial distributions to stockholders from the proceeds of this offering or from borrowings until such time as we have sufficient cash flow from operations to fund the payment of future distributions and, together with proceeds from non-liquidating sales of assets, fund the replenishment of the proceeds of this offering used to pay our initial distributions.  Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have invested less than 90.5% of the proceeds of this offering (85.6% in a minimum offering or 89.1% in a maximum primary offering if no shares are sold pursuant to our dividend reinvestment plan).  See “Description of Shares - Distributions.”

Our fees and expenses, as listed below, include the following:

•

Selling commissions and dealer manager fees, which consist of selling commissions equal to 7% of aggregate gross offering proceeds (3% for sales under our dividend reinvestment plan), which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our dividend reinvestment plan), payable to [____________], which may pay commissions of up to 7% of the gross offering proceeds to other broker-dealers participating in the offering of our shares.   [______________] may reallow a portion of its dealer manager fee in an aggregate amount up to 1% of gross offering proceeds to broker-dealers participating in the offering to be paid as marketing fees and expenses, including bona fide conference fees and bona fide due diligence expenses incurred.  Under the rules of the Financial Industry Regulatory Authority (“FINRA”), the aggregate of all selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, bona fide due diligence expenses, and any non-cash sales incentives, will not exceed 10% of our gross offering proceeds.  See the “Plan of Distribution” section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

•

Organization and offering expenses, which are defined generally as any and all costs and expenses incurred by us or an affiliate in connection with our formation, qualification and registration and the marketing and distribution of our shares, including, but not limited to, accounting and escrow fees, printing, advertising and marketing expenses, and other accountable offering expenses, other than selling commissions and the dealer manager fee.  Our sponsor has agreed to reimburse us to the extent that the organizational and offering expenses incurred by us exceed 4.5% of the aggregate gross offering proceeds.

•

Closing administrative services fees, which are defined generally as fees paid to our sponsor, Cornerstone Capital Advisors, in connection with the administrative services it provides to us in connection with our identifying, reviewing and evaluating the making or investing in loans or other investments (or the purchase, development, construction or sale of properties).  We will pay our sponsor closing administrative services fees of 0.5% of the amount of funds advanced by us to any borrower in any loan transaction, or of the purchase price or sale price of any property we buy or sell,  subject to certain adjustments.  Fees do not include closing administrative services expenses.

•

Closing administrative services expenses, which include legal fees and expenses, travel expenses, costs of appraisals, accounting fees and expenses, and other closing costs and miscellaneous expenses incurred by our sponsor in assisting us with our selection, acquisition and development of real properties or the making of loans.

	MINIMUM OFFERING OF 250,000 SHARES		MAXIMUM PRIMARY OFFERING OF 10,000,000 SHARES (1)		MAXIMUM TOTAL OFFERING OF 12,650,000 SHARES

	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100.0%	$100,000,000	100.0%	$125,175,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee (2)	225,000	9.0%	9,000,000	9.0%	9,755,250	7.8%
Organization and Offering Expenses (2) (3)	112,500	6.0%	1,000,000	1.0%	1,000,000	0.8%
Amount Available for Investment	2,162,500	86.5%	90,000,000	90.0%	$114,419,750	91.4%
Acquisition and Development Expenses:
Closing Administrative Services Fees (4)	10,813	0.4%	450,000	0.5%	572,099	0.5%
Closing Administrative Services Expenses (4)(5)	10,813	0.4%	450,000	0.5%	572,099	0.5%
Initial Working Capital Reserve (6)	-	-	-	-	-	-

Amount Estimated to be Invested (7)	2,140,874	85.6%	89,100,000	89.1%	113,275,552	90.5%

(1)

Assumes the sale of the maximum offering of 10,000,000 shares pursuant to our primary offering and no shares pursuant to the dividend reinvestment plan.

(2)

For purposes of this table, we have assumed that the minimum offering amounts do not include any purchases under our dividend reinvestment plan and that we sold the minimum of 250,000 shares for $10.00 per share.  We have also assumed that the maximum primary offering amounts include sales of 10,000,000 shares at $10.00 per share pursuant to our primary offering and no sales of shares pursuant to our dividend reinvestment plan; as a result, we have assumed that the maximum primary offering amounts include selling commissions equal to 7% of gross offering proceeds and a dealer manager fee equal to 2% of gross offering proceeds on 10,000,000 shares sold to the public at $10.00 per share in the primary offering.  Finally, we have assumed that the maximum total offering amounts include selling commissions equal to 7% of gross offering proceeds and a dealer manager fee equal to 2% of gross offering proceeds on 10,000,000 shares sold to the public at $10.00 per share in the primary offering, and selling commissions equal to 3% of gross offering proceeds and no dealer manager fee on 2,650,000 shares sold at $9.50 per share through our dividend reinvestment plan.

(3)

We currently estimate that approximately $500,000 of organization and offering expenses will be incurred if the minimum offering of 250,000 shares is sold.  Organization and offering expenses are required to be reasonable.  Our sponsor has agreed to reimburse us to the extent that the organizational and offering expenses incurred by us exceed 4.5% of the aggregate gross offering proceeds.  Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares.

(4)

For purposes of this table, we have assumed that no debt financing is used to make loans or acquire properties or other investments and that 91.4% of the gross proceeds of this offering (if the maximum offering amount is raised) are used to make loans or acquire properties and other investments and pay the fees and expenses related to the acquisition and administration of such investments.  However, it is our intent to leverage our investments with debt.  Therefore, actual amounts are dependent upon the value of our investments as financed and cannot be determined at the present time.  Our board of directors has adopted a policy that we will limit our aggregate borrowings to approximately 75% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing.  Our policy limitation does not apply to individual investments and only will apply once we have ceased raising capital under this or any subsequent offering.  For illustrative purposes, assuming we sell the maximum 10,000,000 shares in the primary offering, we use debt financing equal to maximum amount permitted by our policy, the value of our assets is equal to the amount of the loan or the contract price of the assets, and we use all proceeds from our dividend reinvestment plan to repurchase shares, we could make investments with an aggregate amount of approximately $356,400,000 using approximately $267,300,000 of indebtedness.  In such a case, closing administrative services fees would be approximately $1,782,000 and closing administrative services expenses would be approximately $1,782,000.  We would also pay to Cornerstone Capital Advisors a 0.5% debt financing fee equal to approximately $1,346,500 for its services in connection with the origination or refinancing of the debt financing obtained by us.  These additional fees and expenses may be payable out of the proceeds of such financings.

(5)

This amount reflects customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to origination of real estate loans or the acquisition of real estate.  We estimate that the third-party costs would average 0.5% of the loan amount or the contract purchase price of property acquisitions.

(6)

We anticipate that the vest majority of our investments will be real estate loans, which will not require a working capital reserve.  To the extent that we do purchase properties, we expect that most of the leases for the properties will provide for tenant reimbursement of operating expenses.  Therefore, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established.  However, to the extent that we have insufficient funds for such purposes, we may in the future establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

(7)

Includes amounts we anticipate to invest in our loans, properties and other investments net of fees and expenses.  We expect to use approximately 90.5% of the gross proceeds if the total maximum offering amount is raised (85.6% if only the minimum offering amount is raised or 89.1% if the maximum primary offering is raised without any sales pursuant to our dividend reinvestment plan) to make investments in real estate loans, properties and other investments net of acquisition fees and expenses.  However, any distributions paid from proceeds of this offering made in anticipation of future cash flow will reduce the amount we have available to invest.  See “Risk Factors - Risks Related to Our Business in General - Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time” and “- Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to make all or a substantial portion of our distributions from the proceeds of this offering and/or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.”

Until required in connection with the investment in loans or acquisition and development of properties, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

MANAGEMENT

General

We will operate under the direction of our board of directors, the members of which are accountable to us and to our stockholders as fiduciaries.  We are a self-administered REIT, and therefore our executive officers are responsible for the management and control of our affairs, including the management of our day-to-day affairs and the acquisition and disposition of our investments , subject to the board’s oversight ..  The board has retained our sponsor, Cornerstone Capital Advisors, to assist us with certain administrative and ministerial functions related to such activities, although Cornerstone Capital Advisors will not function as our advisor, as that term is defined the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.  Our charter has been reviewed and ratified by our board of directors, including the independent directors, at their initial meeting and subsequent meetings.  This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors will initially be five, which number may be increased or decreased from time to time by a majority of the members then serving on the board of directors, provided that the number will  not be more than 15 nor less than the minimum number of directors required by Maryland law.

Our bylaws also provide that a majority of the board of directors must be independent directors.  To be an “independent director”, a person may not currently (or within the past two years), directly or indirectly (including through a member of his or her immediate family): own any interest in, be employed by, have any material business or professional relationship with, or serve as an officer or director of, the sponsor or any of its affiliates; serve as a director for more than three REITs organized by the sponsor; or perform services for us, other than as a director.  To determine whether or not the business or professional relationship between the prospective independent director and the sponsor or affiliates is material, the gross revenue derived by the prospective independent director from the sponsor and affiliates is deemed material if it exceeds 5% of the prospective independent director’s annual gross revenue, derived from all sources, during either of the last two years; or net worth, on a fair market value basis.  The independence standards for our independent directors are based on and required by the NASAA REIT Guidelines.

Prior to the commencement of this offering, of our five directors, three are considered independent directors.  Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us.  At least one of the independent directors must also have at least three years of relevant real estate experience, meaning actual direct experience in acquiring and managing the types of real estate to be acquired by us for his or her own account or as an agent.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions.

A majority of the registered holders of the shares of our common stock present in person or by proxy at an annual meeting at which a quorum is present may vote to elect the directors.   Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.   Each director will hold office until the annual meeting of stockholders held next after his election and until his or her successor has been duly elected and qualifies, or until his or her earlier death, resignation, incapacity to serve or removal.   Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time, and any director may be removed with or without cause by the affirmative vote of a majority of all of the votes entitled to be cast generally for the election of directors.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of authorized directors, the failure of our stockholders to elect the full number of directors authorized, or the death, resignation, removal or incapacity to serve of any director will be filled by a vote of a majority of the remaining directors (or by a vote of a majority of the entire board of directors if the vacancy results from an increase in the number of authorized directors). A majority of the independent directors will nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors will be elected by the stockholders. Each director will be bound by the charter and the bylaws.

The directors are not required to devote all of their time to our business and are only required to devote such of their time to our affairs as their duties require. The directors intend to meet quarterly in person or by telephone or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors.  The board is empowered to fix the compensation of all officers that it selects and to approve the payment of compensation to directors for services rendered to us in any other capacity.

As described above, the board is responsible for the management and control of our affairs, including the management of our day-to-day affairs and the acquisition and disposition of our investments.   The board will also use its best efforts to discover potential investment opportunities and to provide a continuing and suitable investment program consistent with our investment objectives and policies.  Some of the most significant activities to be performed by the board in this regard will include the following:

•

obtaining research and data in connection with our assets and investment policies, and formulating and implementing our financial policies;

•

(i) analyzing and selecting potential investments including mezzanine loans, junior mortgage loans, other subordinated loans and real properties; (ii) structuring and negotiating the terms and conditions of transactions pursuant to which such investments will be made by us; (iii) making such investments in compliance with our investment objectives and policies; (iv) arranging for financing and refinancing and making other changes in the asset or capital structure of such investments; (v) selling, disposing and reinvesting the proceeds from the repayment or sale of, or otherwise dealing with, such investments, in compliance with our investment objectives; and (vi) entering into leases and service contracts for our assets and, to the extent necessary, performing all other operational functions for the maintenance and administration of our assets;

•

negotiating with banks or lenders for loans to be made to us, and negotiating with investment banking firms and broker-dealers or negotiating private sales of shares of stock and other securities; and

•

investigating, selecting and conducting business with such persons as the board deems necessary, including the sponsor, consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners and mortgagors.

Our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus.  The directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.  We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter and bylaws.

The Independent Directors will determine, from time to time, but at least annually, that the total fees and expenses of the Corporation are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income, and the fees and expenses of other comparable unaffiliated REITs.  Each such determination will be reflected in the minutes of the meeting of the Directors.

The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.  One of the duties of the board of directors is to evaluate the performance of the sponsor under the then current administrative services agreement before renewing any such agreement.  In the event of the termination of an administrative services agreement, the board of directors will determine whether any successor administrative service provider possesses sufficient qualifications to perform the required administrative and ministerial functions for us and justify the compensation provided for in its contract with us.

The independent directors are required to determine, from time to time, but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, net income, and the fees and expenses of other comparable unaffiliated REITs, and are within the limits stated in the bylaws.

The independent directors have a fiduciary responsibility of generally limiting our Total Operating Expenses (defined in “The Administrative Services Agreement – Compensation”) to amounts that do not exceed the 2%/25% Guidelines (also defined in “The Administrative Services Agreement – Compensation”) for any fiscal year, unless they determine such excess is justified.  Also, a majority of the independent directors must approve any aggregate borrowings by us that are in excess of 300% of our net assets.

In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve each transaction between us and a director, the sponsor or any of our or their affiliates as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Our bylaws contain several more provisions that address the powers and  fiduciary responsibilities of the independent directors.

None of our directors, nor the sponsor, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such directors, the sponsor or any of their affiliates, or (2) any transaction between us and such directors, the sponsor or any of their affiliates.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any investments.  However, our board has established an audit committee, a compensation committee and a nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Furthermore, we have an independent directors committee that is a standing committee of the board of directors.  The board of directors may also, by a resolution adopted by a majority of the entire board of directors, designate an executive committee and any other committees.

Our bylaws require that the independent directors committee will at all times consist solely of independent directors, and that a majority of the members of all other committees will at all times be independent directors.  Currently, independent directors comprise all of the members of the independent directors committee, audit committee, compensation committee and nominating committee.

Independent Directors Committee

In general, the independent directors committee has the sole authority and power to take all actions, make all determinations, give all approvals, and take all votes, that our bylaws indicate must be taken, made and given by the independent directors or by a majority of the independent directors. The independent directors committee will meet on a regular basis at least four times a year. All of the independent directors currently serve on our independent directors committee.

Audit Committee

The audit committee will meet on a regular basis at least four times a year.  Dennis D. Downey and Andrew R. Little currently serve on our audit committee. Each member of the audit committee is an independent director.  Dennis D. Downey, a director and audit committee member, is a “financial expert,” as defined by regulations adopted under the Sarbanes-Oxley Act of 2002.  The audit committee’s primary functions are to evaluate and approve the services and fees of our independent auditors, to periodically review the auditors’ independence and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.

Compensation Committee

Our board of directors has also established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of  compensation for our employees and officers and our directors.  Dennis D. Downey and Andrew R. Little serve on the compensation committee and are independent directors.  The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors.

Nominating Committee

The nominating committee is comprised of Star Chen, Dennis D. Downey and Andrew R. Little, each of whom is an independent director. The nominating committee will recommend nominees to serve on our board of directors.  The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws.  Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.  The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and will periodically review and recommend for approval by the board any updates to the criteria as deemed necessary.  The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Responsibility

John B. Lowery	51	director, chairman of the board of directors, chief executive officer, president

John T. Ottinger, Jr.	51	director, vice president, secretary, treasurer

Star Chen	39	independent director

Dennis D. Downey	62	independent director

Andrew R. Little	41	independent director

John B. Lowery serves as our president and chief executive officer.  Since 2006 he has also served as manager of Wellstone LLC, a real estate development company.  Since 2003 he has served as executive vice president of Wellstone Housing, LLC and Senior Housing Services.   For the last five years he has also served as executive vice president of Revelation Corporation of America , which offers small business services to churches and related ministries.

John T. Ottinger, Jr. currently serves as chief financial officer of Wellstone LLC, a position he assumed in 2006.  From 1985 until 2007 he served as vice president and secretary/treasurer of Cornerstone Ministries Investments, Inc. Mr. Ottinger has 18 years of extensive experience in church lending and over 7 years of experience in lending for senior housing facilities.  He has overseen the purchase and management of nine existing retirement properties as well as the development of two new retirement communities since 1997.  Mr. Ottinger began working for Cornerstone Ministries Investments’ predecessor, Presbyterian Investors Fund, Inc. when it was founded in 1985, and became one of its directors in 1996 and its chief operating officer in 2000.  From 2002 to 2006 he also held the positions of director, secretary and treasurer with Cornerstone Capital Advisors Inc., with whom Cornerstone Ministries Investments, Inc. has an administrative services agreement.   Mr. Ottinger, through a corporation that he formed, entered into an agreement with Cornerstone Capital Advisors dated July 1, 2007 whereby he performs consulting services.  Mr. Ottinger graduated from the University of Delaware in 1976 with a degree in political science and economics, and spent eight years in the lodging and hospitality industry.  He graduated from Westminster Seminary in 1979 and served as pastor of an established church as well as an organizing pastor in North Carolina.

Star Chen has for the last 14 years held various financial positions at Affiliated Computer Services, Inc.   Over the last five years his position has been senior financial advisor.  Affiliated Computer Services is a Fortune 500 company that provides fully-diversified, end-to-end business process outsourcing and information technology outsourcing solutions to commercial and governmental clients.  Mr. Chen has also served a chief financial officer of a private aviation company since 1997.  He is a certified public accountant.

Dennis D. Downey founded Downey Capital Corporation and has served as its president/CEO since 2004.  Downey Capital acts as a financial intermediary in real estate financing transactions.  From 1997 to 2004 Mr. Downey served as a senior vice president of PW Funding, Inc., a commercial real estate financing company.  Mr. Downey has over 25 years of commercial real estate financing and investment experience.

Andrew R. Little has for the last five years served as a principal of John B. Levy & Company, Inc., a real estate investment banking firm founded in 1995 and headquartered in Richmond, Virginia.  Prior to joining John B. Levy & Company in 1996 Mr. Little was an investment advisor to JCF Partners, the managing partner in a joint venture with several opportunity funds that purchased commercial real estate loan portfolios from Resolution Trust Corporation.  He is a certified public accountant.

Duties of our Executive Officers

The president will normally preside at all meetings of the stockholders, the board of directors and any committee on which he serves.  The president serves as our chief executive officer and is our highest ranking executive officer and, subject to the supervision of the board of directors, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs and day-to-day operations.

Each vice president has the powers and duties requested or delegated from time to time by the board of directors or the president.

The secretary maintains minutes of all meetings of the board of directors, of any committee, and of the stockholders, or consents in lieu of such minutes, in our minute books, and causes notice of such meetings to be given when requested by any person authorized to call such meetings.   The secretary performs such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

The treasurer serves as our chief financial officer and has charge of and is responsible for all of our funds, securities, receipts and disbursements.  The treasurer also keeps or causes to be kept in our books a true account of all of our transactions, assets and liabilities.  The treasurer prepares and submits to the president such financial statements and schedules as may be required to keep the president currently informed of our operations and financial condition, and renders to the president and the board of directors, whenever requested, an account of our financial condition.  The treasurer performs such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

Our executive officers will not be compensated initially.  However, we expect that we will begin to compensate our executive officers after our operations have begun.  The level of compensation that will be paid to our executive officers will be based on factors that our board of directors deems appropriate, including the size of our real estate loan and property portfolio and comparable compensation packages for executive officers of similarly situated REITs.

Compensation of Directors

We will pay each of our directors who is not employed by us or our sponsor or their affiliates $12,500 per year ($25,000 per year when our assets exceed $50 million) plus $2,000 for each board or committee meeting the director attends in person and $1,000 for each board or committee meeting the director attends by conference call.  All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  If a director is also our employee or an employee of Cornerstone Capital Advisors or its affiliates, we will not pay compensation for services rendered as a director.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Our charter contains a provision that eliminates directors’ and officers’ liability subject to the limitations of Maryland law and the NASAA REIT Guidelines.  However, both Maryland law and the NASAA REIT Guidelines limit our ability to exonerate and indemnify our directors and officers, as set forth in our charter.  Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.    The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity, against reasonable expenses incurred by such person in connection with the proceeding.

 The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such persons in an action, suit or other proceeding unless the following can be established:

•

an act or omission of the director or officer was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•

the director or officer actually received an improper personal benefit in money, property or services;

•

with respect to any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful; or

•

in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us.

This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

In addition to the above provisions of the Maryland General Corporation Law, and in order to comply with the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, our sponsor and our affiliates for losses arising from our operation, by requiring that the following additional conditions be met:

•

the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•

the party seeking indemnification was acting on our behalf or performing services for us;

•

in the case of directors (other than independent directors), our sponsor or affiliates, the loss or liability was not the result of negligence or misconduct by the party seeking indemnification;

•

in the case of independent directors, the loss or liability was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•

the indemnification or agreement to hold harmless may be paid only out of our net assets, and is not recoverable from our stockholders.

We have agreed to indemnify and hold harmless our sponsor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the administrative services agreement.  As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the administrative services agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance and from our payment of indemnification claims.  In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy and unenforceable.  As set forth in the NASAA REIT Guidelines and our charter, indemnification of our directors, sponsor and affiliates will not be allowed for any losses, liabilities or expenses arising from or out of an alleged violation of state or federal securities laws by such party, unless one or more of the following conditions are met:

•

there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•

such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that we will pay or reimburse reasonable legal expenses and other costs incurred by any of our directors, officers, employees, agents, sponsor and affiliates in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the applicable indemnitee provides us with written affirmation of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification by us; (iii) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (iv) the applicable indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person did not comply with the requisite standard of conduct and is not entitled to indemnification.

The Sponsor

Our sponsor is Cornerstone Capital Advisors Inc., a Georgia corporation.  Cornerstone Capital Advisors was formed in 2002 to initially provide management, advisory and administrative services to Cornerstone Ministries Investments, Inc., a Securities Exchange Act reporting company that finances the acquisition and development of facilities for churches and other non-profit faith-based schools, senior housing, affordable housing and daycare facilities.  Cornerstone Capital Advisors began providing similar services to Wellstone Retirement Communities I, LLC in 2005 and to Wellstone Investment Fund, LLC in 2006.  John T. Ottinger, Jr., who serves as our vice president and secretary/treasurer, served as a director and executive officer of Cornerstone Capital Advisors from its inception until his resignation from these positions in 2006.   Beginning July 1, 2007, Mr. Ottinger (through a corporation that he formed) entered into a consulting agreement with our sponsor pursuant to which Mr. Ottinger provides general consulting services.  The agreement, which provides for base annual payments of $175,000 with the possibility of bonuses, may be terminated by either party upon 30 days notice.  Robert C. Covington and Frank Vann currently serve as the president/chief executive officer and chief operating officer of Cornerstone Capital Advisors, respectively.  The following paragraphs present certain information regarding Messrs. Covington and Vann.

Robert C. Covington, age 51, has over 18 years of business experience at a senior management level, with specialties in the areas of technology implementation and general operations management.  From 1999 to 2005, Mr. Covington was the Vice President of Information Systems for Teletrack, a national credit bureau, where he was responsible for information systems and customer operations.  He joined start-up Cornerstone Services Group in 2005 as its president.  This company provided back-office services, including accounting and information systems, to various customers in the financial and real estate industries.  This organization was later merged into the Cornerstone Capital Advisors.  Mr. Covington became president and chief executive officer of Cornerstone Capital Advisors in 2006.

Mr. Vann, age 59, has served as chief operating officer of Cornerstone Capital Advisors since July 2005. In 2002 he joined Cornerstone Ministries Investments, Inc., which finances various real estate projects, and served as its operations director until all of Cornerstone Ministries’ employees assumed similar roles at the Manager in 2005.  Mr. Vann has more than 38 years business experience.  His experience includes serving as senior consultant for an international executive search firm from 1996 to 2001 and senior vice president of operations for a national multi-location general aviation management and services company.  He also served as a survival instructor at the U.S. Air Force Academy.  Mr. Vann is an Auburn University graduate with a B.S. in Aviation Management and served as a director of the National Air Transportation Association and president of the Florida Air Transportation Association.

The sponsor currently owns 20,000 shares of our common stock.  The sponsor may not sell these shares while the sponsor remains a sponsor, as that term is defined in the NASAA REIT Guidelines, although the sponsor may transfer these shares to its affiliates.

Neither our directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the directors or any of their affiliates, or any transaction between us and any of them.  In determining the requisite percentage in interest of shares of common stock necessary to approve a matter on which our directors and any of their affiliates may not vote or consent, any shares of common stock owned by any of them will not be included.

The Administrative Services Agreement

Duties of the Sponsor

Under the terms of the administrative services agreement, the sponsor will be responsible for performing the following administrative and ministerial services for us:

•

providing research and economic and statistical data in connection with our assets and investment policies;

•

assisting us in analyzing our potential investments, recommending to us proposed structures and terms and conditions of transactions pursuant to which our investments will be made, and assisting us in obtaining financing and refinancing and in making other changes in our investments;

•

providing loan servicing services for the loans made by us;

•

providing investor relations services, assistance with regulatory filings and financial reporting; and

•

performing and supervising other administrative functions for us.

The sponsor is subject to the supervision of our board of directors, and has only such administrative and ministerial functions as are delegated to it.

Term and Termination

The administrative services agreement, which was unanimously approved by our board of directors, including our independent directors, expires on December 31, 2007, subject to an unlimited number of successive one year renewals upon the mutual consent of the parties.  In the event of the termination of an administrative services agreement, the board of directors will determine whether any successor administrative services provider possesses sufficient qualifications to perform the required administrative and ministerial functions for us and to justify the compensation provided for in its contract with us.

The administrative services agreement may be terminated without cause or penalty by either party upon 60 days’ prior written notice.  The administrative services agreement may also be terminated immediately by either party upon the other’s breach of its obligations thereunder.

Upon the termination of the administrative services agreement, the sponsor will not be entitled to compensation for further services thereunder, except that it will be entitled to receive from us within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid administrative services fees payable to the sponsor prior to termination of the administrative services agreement, exclusive of disputed items arising out of possible unauthorized transactions.  Also, all payments to the sponsor upon termination of the administrative services agreement are subject to the 2%/25% Guidelines described below.

The sponsor has the right to assign the administrative services agreement to an affiliate with the prior written approval of a majority of our directors.  We have the right to assign the administrative services agreement to any successor to all of our assets, rights and obligations.

Liability and Indemnification

The administrative services agreement provides that the sponsor will refrain from taking any action which would (a) adversely affect our status as a REIT; (b) subject us to regulation under the Investment Company Act of 1940; (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over us, our shares of stock or our other securities; or (d) otherwise not be permitted by our charter or bylaws; except that if any such action is ordered by the directors, the sponsor will notify promptly the directors of the sponsor’s judgment of the potential impact of such action and will refrain from taking such action until it receives further clarification or instructions from the directors.  In such event the sponsor will have no liability for acting in accordance with the specific instructions of the directors.

Under the administrative services agreement, we will indemnify and hold harmless the sponsor and its affiliates, including their respective officers, directors, managers, partners and employees, from all liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, incurred by them, but only to the extent that such liability, claims, damages, taxes or losses and related expenses (a) are not fully reimbursed by insurance, and (b) are incurred by reason of our bad faith, fraud, willful misconduct or negligence in performing our obligations under the administrative services agreement.  Notwithstanding the above, our indemnification obligations are subject to the limitations on indemnification imposed by the laws of the State of Maryland and by our charter and bylaws.  Any such indemnification may be made only out of our net assets and not from the stockholders.  Furthermore, the sponsor and its affiliates, including their respective officers, directors, managers, partners and employees, will not be entitled to indemnification or be held harmless for any activity for which the sponsor will be required to provide indemnification to us.

Under the administrative services agreement, the sponsor will indemnify and hold harmless us and our affiliates, including our respective officers, directors, partners and employees, from all liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, incurred by them, but only to the extent that such liability, claims, damages, taxes or losses and related expenses (a) are not fully reimbursed by insurance, and (b) are incurred by reason of the sponsor’s bad faith, fraud, willful misconduct or negligence in performing its obligations under the administrative services agreement.  Notwithstanding the above, we and our affiliates, including our respective officers, directors, partners and employees, will not be entitled to indemnification or be held harmless for any activity for which we will be required to provide indemnification to the sponsor.

Compensation

Our agreement for compensation to the sponsor was not determined by arm’s-length negotiations, although it has been reviewed and approved by a majority of the board of directors, including a majority of the independent directors not otherwise having an interest in the sponsor or any of its affiliates.

The following table shows the compensation to be paid the sponsor at various stages.  The sponsor’s compensation will be reviewed at least annually by the board of directors to determine whether such compensation is reasonable in relation to the nature and quality of the services performed, and that such compensation is within the limits prescribed by the bylaws.  Based on such determination, we may adjust the sponsor’s compensation so that it is reasonable and within our bylaws’ limits.

Offering Stage	None, except for reimbursement of any offering expenses, as described below.

Acquisition Stage
Closing Administrative Services Fee

We will pay to the sponsor a closing administrative services fee equal to 0.5% of the amount of funds advanced by us to any borrower in any loan transaction or 0.5% of the purchase price for acquisition of a property.  This fee will be reduced, if necessary, to limit the total compensation paid to all persons involved in the acquisition of any real property or the origination or purchase of any loan to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of real properties and loans and to the extent that other acquisition fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.  We estimate the closing administrative services fees, which will be paid at the time when a property is purchased or a loan is made, to be as follows:

		Estimated Amount for Minimum Offering	Estimated Amount for Maximum Primary Offering
	Closing administrative services fees	$10,813	$450,000

These figures do not include the 2,650,000 shares of common stock that may be sold pursuant to the dividend reinvestment plan and are based on the dollar amounts of net proceeds raised in this offering and exclude the impact of debt financing.

Closing Administrative Services Expenses

In addition to the closing administrative services fee, we will pay directly or reimburse the sponsor for all expenses it pays or incurs in connection with the administrative and ministerial services it performs for us in connection with our origination of real estate loans and selection and acquisition of any real properties, whether or not made or acquired.

Unless a majority of the directors (and a majority of the independent directors) not otherwise interested in the transaction properly approve fees and expenses in excess of the following amounts by determining that the transaction is commercially competitive, fair and reasonable to us, the total of all “acquisition fees” and “acquisition expenses” (as those terms are understood in the NASAA REIT Guidelines) will not exceed (i) an amount equal to 6% of the funds advanced, in connection with a real estate loan; and (ii) an amount equal to 6% of a property’s contract price, in connection with the purchase of real property.  We estimate the closing administrative services expenses, which will be reimbursed on a monthly basis as they are incurred, to be as follows:

		Estimated Amount for Minimum Offering	Estimated Amount for Maximum Primary Offering
	Closing administrative services expenses	$10,813	$450,000

These figures do not include the 2,650,000 shares of common stock that may be sold pursuant to the dividend reinvestment plan and are based on the dollar amounts of net proceeds raised in this offering and exclude the impact of debt financing.

Operational Stage
Administrative Services Fee

We will pay to the sponsor, as compensation for the administrative and ministerial services rendered to us by the sponsor, an annual administrative services fee equal to 1.5% of our “average invested assets” (meaning the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in real estate and loans, before reserves for depreciation or bad debts or other similar non-cash reserves).  The fee is payable monthly in an amount equal to one-twelfth of 1.5% of our “average invested assets” as of the last day of the immediately preceding month.  The administrative services fee will not exceed fees which are competitive for similar services in the same geographic area, and will be subject to the limit on total operating expenses as described below.  The sponsor may decide to defer the payment of all or part of the administrative services fee that would otherwise be paid to the sponsor during any fiscal year until another fiscal year, without interest.

Closing Administrative Services Fee

In addition to the closing administrative services fee that we will pay Cornerstone Capital Advisors upon the origination of a loan or purchase of a property, which is described under “Acquisition Stage” above, we will also pay to the sponsor a closing administrative services fee equal to 0.5% of the sales price of any loan or property.  This fee will be reduced, if necessary, to limit the total compensation paid to all persons involved in the sale of any real property or loan to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of real properties and loans and to the extent that other sales fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

Closing Administrative Services Expenses

In addition to the closing administrative services fee, we will pay directly or reimburse the sponsor for all expenses it pays or incurs in connection with the administrative and ministerial services it performs for us in connection with our sale or disposition of a loan or property, whether or not the sale or disposition is actually consummated.

Unless a majority of the directors (and a majority of the independent directors) not otherwise interested in the transaction properly approve fees and expenses in excess of the following amounts by determining that the transaction is commercially competitive, fair and reasonable to us, the total of all closing administrative services fees and closing administrative services expenses will not exceed an amount equal to 6% of a property’s contract price, in connection with the sale of real property, or the amount received in connection with the sale of a loan.

Reimbursement of Actual Expenses

In addition to the compensation paid to the sponsor under the administrative services agreement,  we will also pay directly or reimburse the sponsor for all of the out-of-pocket expenses paid or incurred by the sponsor on our behalf in connection with the services it provides to us under the administrative services agreement, including the costs and expenses incurred by the sponsor in connection with this share offering, and the closing administrative services expenses described above.  Expenses incurred by the sponsor on our behalf will be reimbursed no less frequently than monthly.

We will not, however, reimburse the sponsor for “total operating expenses” (defined below) incurred by it that, in any year, when combined with all of our other total operating expenses for such year, exceed the greater of 2% of our “average invested assets” (meaning the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in real estate and loans, before reserves for depreciation or bad debts or other similar non-cash reserves) or 25% of our “net income” (meaning our total revenues less our total expenses, excluding additions to reserves for depreciation or bad debts or other similar non-cash reserves, and excluding the gain from the sale of our assets)  (the “2%/25% Guidelines”) for that year, unless the independent directors determine such excess is justified in accordance with our bylaws.  Furthermore, except as otherwise described above, the sponsor will pay and be responsible for all of its general overhead and operating expenses, and all other expenses that the sponsor incurs in conducting its business that are not directly related to the services it provides to us.  The sponsor will maintain separate accounts for the out-of-pocket expenses that are related to the services it provides to us, and the expenses that it incurs for other clients and its general overhead and operating expenses.  Under the administrative services agreement, the sponsor will maintain appropriate records of all its activities and will make such records available for inspection by our directors and our counsel, auditors and authorized agents, at any time or from time to time during normal business hours.

We will not reimburse the sponsor or its affiliates for services for which it or its affiliates are entitled to compensation in the form of a separate fee.  All figures used in this computation will be determined in accordance with generally accepted accounting principles applied on a consistent basis.

For purposes of calculating the 2%/25% Guidelines, “total operating expenses” means all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including all fees to be paid to the sponsor; but excluding: (i) the expenses of raising capital such as offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of shares of our common stock, (ii) interest payments, (iii) taxes, (iv) noncash expenditures such as depreciation, amortization and bad debt reserves and (v) the closing administrative services fees and closing administrative services expenses described above, real estate commissions on the resale of property (which commissions may not exceed one-half of the brokerage commissions paid, and in no event an amount equal to 3% of the contracted for sales price), and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).  With respect to real estate commissions on the resale of property, the amount paid, when added to the sums paid to unaffiliated parties in such a capacity, will not exceed the lesser of a real estate commission which is reasonable, customary and competitive in light of the size, type and location of the property, or an amount equal to 6% of the contracted for sales price.

Termination of Administrative Services Agreement
Payment of all outstanding fees and expenses	The sponsor will be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the termination date.

Stockholdings

In connection with our organization, the sponsor acquired 20,000 shares of common stock, which represents all of the outstanding shares of common stock prior to this offering.  These 20,000 shares of common stock, for which it contributed $200,000, were acquired in our initial formation.  The sponsor may not sell any of these shares while the sponsor remains a sponsor (as that term is defined in the NASAA REIT Guidelines), except for sales to its affiliates.  In addition, any resale of these securities and the resale of any such securities which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale.  Although the sponsor and its affiliates are not prohibited from acquiring additional shares, the sponsor has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares.

CONFLICTS OF INTEREST

Our executive officers and our sponsor and their affiliates will face conflicts of interest and competing demands for their time, as described below.  Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

For purposes of this prospectus, an “affiliate” of another person includes any person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other person; any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person; any person directly or indirectly controlling, controlled by, or under common control with such other person; any executive officer, director, trustee or general partner of such other person; and any legal entity for which such person acts as an executive officer, director, trustee or general partner.  A “sponsor” is any person who is directly or indirectly instrumental in our organization, wholly or in part, or any person who will control, manage or participate in our management.  As of the date of this prospectus we have no sponsors other than our directors and Cornerstone Capital Advisors; however, all other references in this prospectus to the sponsor are to Cornerstone Capital Advisors.

Some of the conflicts of interest in our transactions with executive officers, our sponsor and their affiliates, and the limitations we adopted to address these conflicts, are described below.

Inherent Conflicts of Interest

Every transaction that we enter into with our executive officers, our sponsor or their affiliates is subject to an inherent conflict of interest.  Our board of directors may encounter conflicts of interest in enforcing our rights against our executive officers. Our sponsor or its affiliates may experience conflicts of interest in the event of a default by or disagreement with our executive officers, or in invoking powers, rights or options pursuant to any agreement between us and our executive officers, on the one hand, our sponsor or their affiliates, on the other hand.  A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and our executive officers, our sponsor or their affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Fiduciary Duties Owed by John B. Lowery and John T. Ottinger, Jr. to Other Entities

John B. Lowery and John T. Ottinger, Jr., who serve as our president/CEO and vice president, respectively, also serve as the president/chief executive officer and chief financial officer of Wellstone LLC, which through various subsidiaries engages in a wide variety of real estate development activities.  As a result, they owe fiduciary duties to Wellstone LLC and its members.  In addition, Messrs. Lowery and Ottinger each own 20% of the outstanding membership interests of Wellstone LLC.

We may finance real estate projects that are owned and/or developed by Wellstone.  When we do engage in transactions with Wellstone LLC, Messrs. Lowery and Ottinger will have conflicting fiduciary duties to us and to Wellstone LLC.  This conflict is enhanced because these individuals’ economic interest in Wellstone LLC exceeds their economic interest in us.   Our bylaws contain restrictions relating to the loans that we make to affiliates such as

Wellstone LLC (see “Certain Conflict Resolution Procedures” below).  Therefore, we do not expect to provide any favorable rates of other benefits or incentives to affiliates.  However, these protections do not eliminate the inherent conflicts.  Furthermore, if a loan to Wellstone LLC becomes a problem loan, Messrs. Lowery and Ottinger will have an incentive to avoid full remedial actions.  Transactions involving Wellstone LLC, or any other affiliate of our executive officers, will require the affirmative vote of a majority of our independent directors.  This procedure, however, may not be sufficient to eliminate the risks that we will face when we engage in related party transactions.

Competition for Administrative Services

As noted above, the sponsor currently provides administrative and managerial services to Wellstone Retirement Communities I, LLC and Wellstone Investment Fund.  In addition, the sponsor expects to provide administrative services to other real estate programs in addition to ours.  Furthermore, the sponsor’s principals may in the future engage in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates of the sponsor.  In any such event, the sponsor and such persons will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time.  The sponsor and these persons may experience conflicts of interest in allocating management time, services and functions between us and the various other entities, investor programs (public or private), and other business ventures in which any of them are or may become involved.

Competition to Invest in Loans and Acquire Properties

It is also possible that in the future the sponsor or its affiliates may enter into relationships with other entities and real estate programs with investment objectives similar to ours.  Future real estate programs may involve affiliates of the sponsor in the financing, ownership, operation, leasing and management of properties that may be suitable for us.  For example, certain of these affiliated public or private real estate programs may offer mezzanine and mortgage financing to the same or similar entities as those targeted by us, thereby affecting our loan activities.  Although we will not rely on our sponsor to identify investment opportunities, we may seek our sponsor’s assistance in analyzing investment opportunities.  To the extent that the sponsor has relationships with other real estate programs with similar investment objectives, it will face conflicts in providing these services to us.  Such conflicts may affect the value of our investments as well as our net income.

Our sponsor and its affiliates will try to balance our interests with their duties to any such other entities and programs.  However, to the extent that our sponsor or its affiliates take actions that are more favorable to the other entities and programs than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock.

Compensation of the Sponsor

The sponsor has been engaged to perform various administrative services for us, and will receive fees and compensation for such services.  Because John T. Ottinger, Jr. previously served as a director and officer of the sponsor and continues to provide consulting services to the sponsor.  Therefore, the administrative services agreement was not the result of arm’s length negotiations.  The administrative services agreement required approval by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.

Legal Representation

Miller & Martin PLLC, which serves as our securities and tax counsel in this offering, also serves as counsel for our sponsor and certain of its affiliates in connection with other matters.  Members of the firm of Miller & Martin PLLC may invest in us, but do not hold any substantial interest in us.  Neither we, the sponsor nor our stockholders will have separate counsel.  There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Miller & Martin, PLLC may be precluded from representing any one or all of such parties.  In the event that a dispute were to arise between us, the sponsor, or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our  bylaws and the administrative services agreement contain a number of restrictions relating to (i) transactions between us and the sponsor, any of our directors, or any of their respective affiliates, (ii) certain future offerings, and (iii) allocation of loans and real properties among certain affiliated entities.  These restrictions include the following:

1.

We will not make any loans to the sponsor, any of our directors, or any of their respective affiliates unless an appraisal is obtained from an independent expert concerning the underlying property (or the loan is insured or guaranteed by a government or government agency) and the aggregate debt outstanding on the property, including our loan, does not exceed 85% of the property’s appraisal value, unless substantial justification exists because of the presence of the other underlying criteria.  Any loans to us by the sponsor, any of our directors, or any of their respective affiliates must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as being fair, competitive and commercially reasonable, and no less favorable to us than loans between unaffiliated parties under the same circumstances.

2.

We will not purchase properties in which the sponsor, any of our directors or any of their respective affiliates has an interest without the determination, by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to such sponsor, directors or affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable.  In no event will we acquire any such asset at an amount in excess of its then current appraised value.  We will not sell or lease properties to the sponsor, any of our directors, or any of their respective affiliates unless a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to us.

3.

All other transactions between us and the sponsor, any of our directors, or any of their respective affiliates, will require approval by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

None of our directors nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such directors or any of their affiliates, or (2) any transaction between us and such directors or any of their affiliates.

OUR BUSINESS

Overview

We are a finance company focused on the real estate industry.  Our primary activity will be to originate and hold for investment loans to borrowers who own or develop a wide variety of real estate, including commercial, residential housing, multifamily, senior housing, lodging and undeveloped land.  While we may make first mortgage loans, we anticipate that a majority of our loan portfolio will consist of mezzanine loans, junior mortgage loans or other subordinated loans.   Specifically, we anticipate that approximately 80% of our loan portfolio will consist of mezzanine loans, junior mortgage loans or other subordinated loans and that approximately 20% of our loan portfolio will consist of first mortgage loans.  Our junior mortgage loans will be secured by a piece of real estate, but our security interest will be subordinate to a senior lender’s first priority mortgage.  In many cases, senior lenders will not allow a junior secured mortgage on a piece of property.  In these and other situations we will make mezzanine loans, taking a security interest in the borrower’s equity interest in the property or other suitable collateral.  Finally, as we grow we may from time to time purchase the types of properties that we finance, either directly or through intermediate entities, although we expect that this will constitute a smaller part of our business.  We expect to lease most of our purchased properties to corporate tenants pursuant to long-term leases.   We have no intention to invest in the securities of others for the purpose of exercising control, to underwrite securities of other issuers or to offer securities in exchange for property.

Our overall investment objective is to deliver strong dividends and superior risk-adjusted returns on equity to stockholders by providing innovative and value added financing solutions to our customers.  We will seek to create a network of relationships with real estate developers, leasing clients and banks that will assist us in deploying our capital.  Through our bank relationships, we expect to expand our network of borrowers by working together with the banks in creative financing solutions involving credit from both the bank and us.

Investment Strategy

Our investment strategy targets specific sectors of the real estate and corporate credit markets in which we believe we can deliver innovative, custom-tailored and flexible financial solutions to our customers, thereby differentiating our financial products from those offered by other capital providers.

We will seek to implement our investment strategy by:

•

focusing on the origination of small- to medium-sized, structured mezzanine, mortgage, corporate and lease financings where customers require flexible financial solutions and “one-call” responsiveness post-closing;

•

avoiding commodity businesses in which there is significant direct competition from other providers of capital such as conduit lending and investment in commercial or residential mortgage-backed securities;

•

developing direct relationships with borrowers and corporate customers as opposed to sourcing transactions solely through intermediaries;

•

adding value beyond simply providing capital by offering borrowers and corporate customers specific lending expertise, flexibility, certainty of closing and a continuing relationship beyond the closing of a particular financing transaction; and

•

taking advantage of market anomalies in the real estate financing markets when we believe credit is mispriced by other providers of capital, such as the spread between lease yields and the yields on corporate customers’ underlying credit obligations.

We will seek to invest in a mix of portfolio financing transactions to create asset diversification and single-asset financings for properties with strong, long-term competitive market positions.  Our credit process focuses on:

•

building diversification by asset type, property type, obligor, loan/lease maturity and geography;

•

financing real estate assets in major metropolitan markets and selected secondary markets where we believe that there exists strong long-term organic demand for the types of projects being financed;

•

underwriting assets using conservative assumptions regarding collateral value and future property performance;

•

focusing on replacement costs as the long-term determinant of real estate values; and

•

stress testing potential investments for adverse economic and real estate market conditions.

We will seek to maintain an investment portfolio which is diversified by asset type and underlying property type.  We also seek to diversify our assets by geography, although we expect that substantially all of our investments will initially be in assets and with customers based in the southeastern and southwestern United States.

Description of Investments

Real Estate Lending

Our primary line of business will be real estate lending.  While we may make first mortgage loans, our lending business will be generally comprised of mezzanine loans, junior mortgage loans and other subordinated loans that typically range in size from $2 million to $20 million and have maturities ranging from 1 to 5 years.  We will not be limited in the amount of any investment, however, and may make loans that are smaller or larger than our targeted range.  For larger loans we may partner with other lenders or sell participations in our loans.  Our loans may be either fixed rate (based on the existing U.S. Treasury rate plus a spread) or variable rate (based on an index such as LIBOR plus a spread) and will be structured to meet the specific financing needs of our borrowers.

The fees and interest rates we charge on our loans will generally reflect what we consider to be the inherent risk of the loan.  Typically our loans will have an origination fee that will range from 1% to 5% of the amount committed to the loan.  In addition, we may participate in the residual profits of the project being financed through a loan participation agreement, which will enable us to receive income from the borrower when the property is sold or refinanced.

In making mezzanine and other subordinate loans, we will generally seek to include one or more of the following provisions in order to mitigate the risk associated with our subordinated position:

•

direct deposit of rents and other cash flow from the underlying properties to a bank account controlled by us;

•

delivery to us of a deed-in-lieu of foreclosure or nominal cost purchase option that may enable us to enforce our rights against the underlying property in an expedited fashion;

•

recorded or perfected liens on other real estate owned by the controlling person of borrower;

•

pledge to us of the equity interest in the borrower by its controlling persons; and

•

personal guarantees from the borrower’s controlling persons.

Although we seek to incorporate some or all of these provisions in our subordinated financings, we may not be able to negotiate the inclusion of any or all of them.  Moreover, none of these factors will assure that these loans are collected.

We may also provide senior and subordinated capital to entities that own and operate real estate or that engage in real estate related businesses, primarily through loans or preferred equity arrangements.  These financings may be either secured or unsecured, typically range in size from $2 million to $20 million and have maturities generally ranging from five to seven years.  As part of our lending business, we may acquire whole loans and loan participations that present attractive risk-reward opportunities.  Acquired loan positions will typically range in size from $2 million to $20 million.

We expect to be opportunistic in our lending activities, but we intend to focus on four types of loans: (1) acquisition and development loans; (2) construction loans; (3) bridge loans; and (4) semi-permanent or “mini-perm” loans.  We anticipate that many of our initial loans will be acquisition and development loans to real estate developers.  Through our relationship with these borrowers, we expect to subsequently be able to make other types of loans for the real estate projects being financed.  These types of loans are described in the paragraphs that follow.

Acquisition and Development Loans.  Acquisition and development loans are used by real estate developers to finance the acquisition of undeveloped property and to complete such improvements as are necessary to allow for the “vertical” development of the intended commercial or residential units for sale or rental.  These types of loans are not generally considered to be “permanent” financing as they are usually paid off through a refinancing or with the proceeds from the sale of the developed properties or, in the case of a for-sale residential development, from the sales of the lots or units.  Acquisition and development loans are usually interest only loans with an interest reserve  built into the use of the loan’s proceeds.  This type of loan does not usually have cash income until the properties are sold or otherwise paid down through a refinancing.

Construction Loans.  Construction loans are designed to finance the actual vertical construction of commercial or residential units.  They are often linked to acquisition and development loans, with the proceeds of the construction loan used to pay down the acquisition and development loan.  For residential projects, construction loans will generally have a revolving feature to limit the total exposure of the lender.  The borrower may draw proceeds from the loan and repay it from the sale of the residential units.  For commercial, retail and multifamily projects, the full amount of the construction costs will generally be funded before any revenue is received.  Because they have a fluctuating balance, construction loans are usually interest only loans during the construction period and have an interest reserve.  They do not normally have any cash income from the property until occupancy begins either through the sale of residential units or the occupancy of some portion of the retail, commercial or multifamily property.  Even at this point, we may not receive cash income on our construction loans until any senior loans have been paid and operational expenses covered.

Bridge Loans.  Bridge loans are short term loans (usually 6 months or less) that are used to merely complete the acquisition of either unimproved or improved property pending another type of financing.  These loans are designed to give the developer or purchaser additional time to develop a financing plan.  They do not normally allow for any form of development or construction.

Semi-permanent Loans.  Semi-permanent (also referred to as “mini-perm”) loans are a tool for income-producing properties that need to establish an operating history before long term financing becomes available.  Once a stable operating history is established, these “mini-perm” loans are typically replaced with a “permanent” loan, which is usually a longer term loan with lower interest rates.

We will not make or invest in loans on any one property if the aggregate amount all loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors.  Such justification might be found if our board determines that the presence of a substantial loan participation profit exists that offsets the risk associated with a higher loan-to-value ratio.  Also, our board of directors may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.  Finally, our board of directors may find such justification in connection with the making of or investing in mortgage loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders.  Most loans we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term.

We do not have any policy that limits the amount of our capital that we may invest in any single loan or the amount we may invest in loans to any one borrower.  We will generally be responsible for servicing and administering the loans in which we invest.

Real Estate Ownership

We do not expect to purchase properties during the early part of our existence.  However, as we grow, we may expand the scope of our real estate activities to include the purchase and ownership of properties either directly or through equity interests in entities that own properties.  While the types of properties we may own and operate vary, we anticipate that this activity will initially focus on corporate tenant leasing transactions where we purchase a commercial facility and lease it back to a single creditworthy tenant.  This structure will allow the customer to reinvest the proceeds from the sale of its facilities into its core business while we capitalize on our structured finance expertise.  We will attempt to structure our leases so that the tenant will pay most of the facilities’ expenses on a triple net basis.  We expect that our corporate tenant lease transactions will have initial terms generally ranging from 15 to 20 years and will typically range in size from $5 million to $25 million.

In pursuing corporate tenant leasing opportunities, we will generally seek customers with the following characteristics:

•

established companies with stable core businesses or market leaders in growing industries; and

•

investment grade credit strength or appropriate credit enhancements if corporate credit strength is not sufficient on a stand-alone basis.

We will attempt to develop strong relationships with our corporate customers, which should provide a source of information concerning the customers’ facilities needs.  These relationships should allow us to be proactive in obtaining early lease renewals and in conducting early marketing of properties where the customer decides not to renew the lease.

We generally intend to hold our corporate tenant leasing assets for long-term investment.  However, subject to certain tax restrictions, we may dispose of an asset if we deem the disposition to be in our best interests and may either reinvest the proceeds, use the proceeds to reduce debt, or distribute the proceeds to stockholders.

Our Underwriting Process

Prior to making or acquiring a real estate loan, we will conduct a thorough review of the project and the borrower.  For mezzanine loans, we will also carefully review the borrower’s equity interest in the property, which will be our primary collateral for the loan.  We will not make or invest in real estate loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser.  In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.  In addition to the appraisal, we will consider a number of other factors in estimating the value of the underlying property, including:

•

the quality, experience and creditworthiness of the borrower and the general economic conditions where the property is located or that otherwise affect the borrower;

•

the market and demographic trends relevant to the proposed loan or investment;

•

the underlying value of the collateral as undeveloped and developed as well as the highest and best use comparison;

•

the property’s potential for capital appreciation;

•

the expected levels of rental and occupancy rates;

•

the current and projected cash flow of the property;

•

the potential for rental increases;

•

the degree of liquidity of the investment and our ability to match fund the asset;

•

the geographic location of the property;

•

for pre-existing properties, the condition and use of the property; and

•

the property’s income-producing capacity.

We expect to make a large number of acquisition and development loans and construction loans to real estate developers, especially during the early part of our existence.  With respect to these types of loans, some of the factors cited above may be difficult to evaluate due to the speculative nature of the project.  In such cases, we will only lend money when we believe, based on all of the particular facts and circumstances, that the borrower will be able to repay the loan either by the real estate collateral or from the borrower’s own assets.   While we may finance speculative residential developments , we will only do so when we are able to limit the number of unsold units that a developer can have at any one time.  Our policy regarding speculative acquisition and development loans and speculative construction loans is driven by the fact that these loans are particularly susceptible to market and general economic risk caused by inventory build-up in periods of economic prosperity.  During times of economic stress these types of loans have typically had a greater degree of risk than other loan types.  Also, unlike many other types of loans, these loans are also subject to risks related to construction delays that may be caused by weather or other factors.  Therefore, we will apply restrictions to our residential developer borrowers, allowing only a limited number of unsold units to be constructed.  However, some types of construction require a certain amount of speculative development, such as an apartment building or hotel in which an entire building or unit must be completed.  To mitigate that risk, we will review the entire portfolio on a regular basis.

Our management will preliminarily evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives.  An officer, director or agent will inspect the property securing the loan, if any, during the loan approval process.  Where applicable, we will require further inspections by engineers, architects or property management consultants.  We may also retain environmental consultants to review potential environmental issues.  All loans must be approved by our board of directors before they can be made.

Although we have not formally established an underwriting process with respect to the purchase of properties, we expect to follow the same general approach as we use for potential loan transactions.

Borrowing Policies

While we will strive for diversification, the number of different investments that we can make will be affected by the amount of funds available to us.  We intend to use debt as a means of providing additional funds for the origination of loans, the acquisition of properties and the diversification of our portfolio.  Although we have no committed sources at this time, we will seek to access a wide range of debt capital to finance our investment and growth strategies.  We believe that it is important to maintain diverse sources of funding.  Our intended sources of debt capital include:

•

long-term, unsecured corporate debt;

•

secured and unsecured revolving credit facilities;

•

subordinated debt in the form of trust preferred securities; and

•

individual mortgages secured by certain of our assets.

Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by our real estate loans and other assets.

There is no limitation on the amount we may invest in any asset or on the amount we can borrow for the purchase of any individual investment.  Under our bylaws, the maximum amount of our indebtedness generally may not exceed 300% of our net assets as of the date of any borrowing.  We may incur indebtedness in excess of such limit if the excess is approved by a majority of our independent directors, in which case we will disclose the excess borrowing to our stockholders in our next quarterly report, including the justification for such excess.  Within these guidelines we will seek to maintain a prudent overall level of leverage based upon our mix of business and appropriate leverage levels for each of our separate business lines.

Our board of directors has adopted a policy that we will limit our aggregate borrowings to approximately 75% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing.  For purposes of this policy, borrowings will include any class of preferred stock we issue that is classified as debt for tax and accounting purposes.  Our policy limitation does not apply to individual assets and only will apply once we have ceased raising capital under this or any subsequent offering.  As a result, it can be expected that, with respect to the acquisition of one or more assets, we may incur indebtedness of more than 75% of the asset value, and that our debt levels likely will be higher until we have invested most of our capital.  Our board of directors must review our aggregate borrowings at least quarterly.

By operating on a leveraged basis, we expect that we will have more funds available for investment in real estate loans, properties and other investments.  This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.  With respect to individual mortgages secured by certain of our assets, we expect our liability for the repayment of indebtedness to be limited to the value of the asset securing the liability and the payments derived therefrom.  However, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular asset or property.  Furthermore, we may not be successful in our efforts, which would mean that lenders could have recourse to assets not securing the repayment of the indebtedness.  See “Risk Factors - General Risks Related to Investments in Real Estate.”  To the extent that we do not obtain leverage, our ability to make additional investments will be restricted.  We will use our best efforts to obtain financing on the most favorable terms available to us.

We may not borrow money from any of our directors or their affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Interest Rate Risk and Hedging Strategy

Our operating results will depend in large part upon the difference between the interest and related income earned on our assets and the interest expense incurred in connection with our interest-bearing liabilities.  Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors that will be beyond our control.  Competition from other providers of real estate financing may lead to a decrease in the interest rate earned on our interest-bearing assets, which we may not be able to offset by obtaining lower interest costs on our borrowings.  Changes in the general level of interest rates prevailing in the financial markets may affect the spread between our interest-earning assets and interest-bearing liabilities.  Any significant compression of the spreads between interest-earning assets and interest-bearing liabilities could have a material adverse effect on us.  In addition, an increase in interest rates could, among other things, reduce the value of our interest-bearing assets and our ability to realize gains from the sale of such assets, and a decrease in interest rates could reduce the average life of our interest-earning assets if borrowers refinance our loans.

To limit our exposure to loss resulting from changes interest rates, we intend to implement an interest rate risk management policy based on match funding with the objective that variable-rate assets be primarily financed by variable-rate liabilities and fixed-rate assets be primarily financed by fixed-rate liabilities.  We expect that a majority of our assets will be variable-rate assets and, consequently, that a majority of our liabilities will be variable rate liabilities.  These assets and liabilities create a natural hedge against changes in variable interest rates.  This means that, as interest rates increase, we will earn more on our variable-rate lending assets and pay more on our variable-rate debt obligations and, conversely, as interest rates decrease, we will earn less on our variable-rate lending assets and pay less on our variable-rate debt obligations.  When our variable-rate debt obligations exceed our variable-rate lending assets, we may utilizes derivative instruments to limit the impact of changing interest rates on our net income.  We do not expect to use derivative instruments to hedge assets or for speculative purposes.  The derivative instruments we will use will typically be in the form of interest rate swaps and interest rate caps.  Interest rate swaps effectively change variable-rate debt obligations to fixed-rate debt obligations.  In addition, when appropriate, we will enter into interest rate swaps that convert fixed-rate debt to variable rate in order to mitigate the risk of changes in fair value of the fixed-rate debt obligations.  Interest rate caps effectively limit the maximum interest rate on variable-rate debt obligations.

Developing an effective strategy for dealing with movements in interest rates is complex and no strategy can completely insulate us from risks associated with such fluctuations.  Our executive officers have experienced managing interest rate spreads.  Specifically, John B. Lowery was involved with asset and liability management and interest rate spreads during his experience as president of Fidelity National Bank from 1986 to 1988 and John T. Ottinger, Jr. was involved in these activities during his experience as an officer of Cornerstone Ministries Investments.  However, there can be no assurance that our interest rate policy, including our hedging activities, will have the desired beneficial impact on our results of operations or financial condition.

The primary risks from our use of derivative instruments is the risk that a counterparty to a hedging arrangement could default on its obligation and the risk that we may have to pay certain costs, such as transaction fees or breakage costs, if we terminate a hedging arrangement.  As a matter of policy, we will enter into hedging arrangements with counterparties that are large, creditworthy financial institutions typically rated at least A/A2 by S&P and Moody’s Investors Service, respectively.  Our hedging strategy will be monitored by our audit committee on behalf of our board of directors and may be changed by the board of directors without stockholder approval.

Investment Limitations and Restrictions

Our bylaws place numerous limitations on us with respect to the manner in which we may invest our funds.  These limitations cannot be changed unless our bylaws are amended pursuant to the affirmative vote of the holders of a majority of our shares.  Unless the bylaws are so amended, we will not:

•

invest in commodities or commodity future contracts or other derivative financial instruments;

•

invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contracts of sale are in recordable form and appropriately recorded in the chain of title;

•

invest in or make mortgage loans unless an appraisal is obtained from an independent appraiser concerning the underlying property except for those loans insured or guaranteed by a government or government agency.  We will maintain the appraisal in our records for at least five years, and it will be available for inspection and duplication by our stockholders.  We will also obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title;

•

invest in or make mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our sponsor or any of our affiliates;

•

invest in or make mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria.

•

invest more than 10% of our total assets in unimproved properties (which we define as real property not acquired for the purpose of producing rental or other operating income, which has no development or construction in process at the time of acquisition and on which no development or construction is planned to commence within 1 year of the acquisition) or mortgage loans on unimproved property;

•

issue our shares on a deferred payment basis or other similar arrangement;

•

issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

•

issue redeemable equity securities;

•

issue options or warrants to purchase our shares to our directors, sponsor or any affiliate thereof, unless such options or warrants (i) are on the same terms as such options or warrants are sold to the general public, and (ii) do not exceed an amount equal to 10% of our outstanding shares on the date of grant of any options or warrants; or

•

issue options or warrants to purchase our shares to persons at exercise prices less than the fair market value of such shares on the date of grant and for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option on the date of grant.

Change in Investment Objectives and Limitations

Our bylaws require that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders.  Each determination and the basis therefore will be set forth in the minutes of our board of directors.  Amendments to our charter or bylaws that relate to our investment policies or investment restrictions must be approved by our stockholders; however, many of our investment policies are not set forth in our charter or bylaws.  These policies may change over time.  The methods of implementing our investment policies may also vary, as new investment techniques are developed.  Therefore, certain of our investment policies, the methods for their implementation, and certain of our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders.

Competition

We will engage in a competitive business.  In originating and acquiring assets, we compete with public and private companies, including other finance companies, mortgage banks, pension funds, savings and loan associations, insurance companies, institutional investors, investment banking firms and other lenders and industry participants, as well as individual investors.  Existing industry participants and potential new entrants will compete with us for the available supply of investments suitable for origination or acquisition, as well as for debt and equity capital.  Many of our competitors are larger than us, have longer operating histories, have greater access to capital and other resources, and may have other advantages over us in conducting certain businesses and providing certain services.

Regulation

Our operations will be subject, in certain instances, to supervision and regulation by state and federal governmental authorities and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (1) regulate credit granting activities; (2) establish maximum interest rates, finance charges and other charges; (3) require disclosures to customers; (4) govern secured transactions; and (5) set collection, foreclosure, repossession and claims-handling procedures and other trade practices.  Although most states do not regulate commercial finance, certain states impose limitations on interest rates and other charges and on certain collection practices and creditor remedies and require licensing of lenders and financiers and adequate disclosure of certain contract terms.  We will also be required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans.

We do not expect that existing statutes and regulations will have a material adverse effect on our business.  However, it is not possible to forecast the nature of future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition or results of operations or prospects.

Employees

We do not intend to have any employees during our first year of operations.

Facilities

Our executive offices are located at 2450 Atlanta Highway, Suite 104, Cumming, Georgia 30040.

Legal Proceedings

We are not a party to any pending legal proceeding.  We have no property that is subject to any pending legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As of the date of this prospectus, we have not commenced operations.  Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in real estate loans, properties and other assets, as well as the payment or reimbursement of selling commissions and other organization and offering expenses.  See “Estimated Use of Proceeds.”  We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with our origination or acquisition of real estate loans and purchase of properties.

We have not entered into any arrangements to make or invest in any specific real estate loan or acquire any specific property.  The number of loans and properties we may make or acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate loans and properties, other than those referred to in this prospectus.   We are aware that the U.S. real estate credit markets have recently tightened.  The turmoil, however, has been concentrated in the subprime markets and our observation is that this tightening has so far only had a limited impact on the types of real estate that we will focus on.  However, no assurance can be given that this tightening will not spread to other sectors.

We may, but are not required to, establish working capital reserves from gross offering proceeds, out of cash flow generated by our loans, operating properties and other investments or out of non-liquidating net sale proceeds from the sale of our properties and other investments.  We expect that the acquisition of properties will initially be a small part of our business.  To the extent we do acquire properties, however, we expect to establish working capital reserves to cover non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures.  Alternatively, a lender may require its own formula for escrow of working capital reserves.

The net proceeds of this offering will provide funds to enable us to originate or acquire real estate loans and, to a lesser extent if determined to be in our best interests by our directors, to purchase properties.  In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.   Specifically, if we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make.  In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase.  For example, in the event we only raise the minimum amount, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment.  If we are only able to make one investment, we would not achieve any diversification of our assets.

We intend to borrow funds to make our investments and to enhance our ability to diversify our portfolio.  We may, however, make investments without borrowed funds.  For example, to the extent we acquire properties, we may acquire such properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of the property in cash or for equity securities, or a combination thereof, and selectively encumber all or certain properties following acquisition, if favorable financing terms are available.  We intend to apply the proceeds from any such post-acquisition loans to make additional investments in order to further diversify our portfolio.  We also may use some or all of the proceeds from loans to make distributions to our stockholders.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ended December 31, 2007.  If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied.  Such an event could materially and adversely affect our net income.  However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2007, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT.  Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time.  We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations - Requirements for Qualification as a REIT” are met.

Liquidity and Capital Resources

Our principal demands for funds will be for real estate loans, property acquisitions, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness.  Generally, cash needs for items other than real estate loans and property acquisitions are expected to be met from operations, and cash needs for investments are expected to be met from the net proceeds of our initial public offering of our common stock.  However, there may be a delay between the sale of our shares of common stock and our origination or acquisition of real estate loans or purchase of properties, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our operations.  We expect that at least 91.4% of the gross proceeds of this offering if the maximum total offering amount is raised (86.5% in a minimum offering or 90.0% in a maximum primary offering if no shares are sold pursuant to our dividend reinvestment plan) will be used for investment in loans, properties and other investments and paying the expenses incurred in making such investments.  We expect to use approximately 90.5% of the gross proceeds if the maximum total offering amount is raised (85.6% in a minimum offering or 89.1% in a maximum primary offering if no shares are sold pursuant to our dividend reinvestment plan) to make investments in real estate loans, properties and other investments, and to use approximately 1.0% of the gross proceeds if the maximum total offering amount is raised (0.8% in a minimum offering or 1.0% in a maximum primary offering if no shares are sold pursuant to our dividend reinvestment plan), assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments.  The remaining approximately 8.6% (if the maximum total offering amount is raised) will be used to pay expenses and fees for selling commissions and dealer manager fees, organization and offering expenses, closing administrative services fees, closing administrative services expenses and debt financing fees.  Investors should be aware that after a loan commitment is made or a contract for the purchase of a property is executed, the loan will not generally be made or the property generally will not be purchased until the successful completion of due diligence.  During this period, we may decide to temporarily invest any unused proceeds from this offering in investments that could yield lower returns than our real estate investments.  These lower returns may affect our ability to make distributions.

To the extent we purchase properties, we will estimate working capital needs throughout the life of each property at the time the property is acquired.  Upon the closing of the acquisition of each property, an amount of initial capital equal to the amount estimated for capital needs will be placed in an interest-bearing (typically money market) account as a reserve for working capital for the property or reserved for such on our books.  Through continual reprojection and annual budgeting processes, working capital reserves will be adjusted as appropriate.  If depleted during the course of the property’s holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property.  Working capital reserves are typically utilized for extraordinary expenses that are not covered by the revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures.

Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering and/or from borrowings in anticipation of future cash flow.  The amount of distributions to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, repayment of loans, proceeds from the sale of properties and undistributed funds from operations.  If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Results of Operations

As of the initial date of this prospectus, no significant operations had commenced because we were in our development stage.  No operations will commence until we have sold at least 250,000 shares of our common stock in this offering.  Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from our real estate loans or our real properties, other than those referred to in this prospectus.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate.  With respect to properties we own and lease, we intend to include provisions in the majority of our leases that would contain inflation protection provisions applicable to reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.  However, due to the long-term nature of the leases, the leases may not be reset frequently enough to cover inflation.

Critical Accounting Policies

Management’s discussion and analysis of financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of our financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On a regular basis, we will evaluate these estimates, including investment impairment.  These estimates will be based on our management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances.  Actual results may differ from these estimates.  We believe that our most sensitive estimates will be as follows:

Revenue Recognition

The most significant sources of our revenue will come from our lending operations and our property leasing operations.  For our lending operations, we will reflect income using the effective yield method, which recognizes periodic income over the expected term of the investment on a constant yield basis.  For our leased assets, we will recognize income on the straight-line method, which effectively recognizes contractual lease payments to be received by us evenly over the term of the lease.  We believe that our revenue recognition policies will be appropriate to reflect the substance of the underlying transactions.

Reserve for Loan Losses

Our accounting policies will require that an allowance for estimated credit losses be reflected in the financial statements based upon an evaluation of known and inherent risks in our lending assets.  While we hope to experience minimal actual losses on our lending investments, management considers it prudent to reflect reserves for loan losses on a portfolio basis based upon our assessment of general market conditions, our internal risk management policies and credit risk rating system, industry loss experience, our assessment of the likelihood of delinquencies or defaults, and the value of the collateral underlying our investments.  Actual losses, if any, could ultimately differ from these estimates.

Allowance for Doubtful Accounts

Our accounting policy will require a reserve on our accrued operating lease income receivable balances and on the deferred operating lease income receivable balances.  The reserve will cover asset specific problems (e.g., bankruptcy) as they arise, as well as a portfolio reserve based on management’s evaluation of the credit risk associated with these receivables.

Impairment of Long-Lived Assets

We expect that our leased assets will be “long-lived” assets for accounting purposes.  We will periodically review long-lived assets to be held and used in our leasing operations for impairment in value whenever any events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  Our leased assets to be held and used will not be carried at amounts in excess of their estimated recoverable amounts.

Risk Management and Financial Instruments

We expect to use derivative financial instruments only as a means to help to manage our interest rate risk exposure on a portion of our variable-rate debt obligations (i.e., as cash flow hedges).  Some of the instruments utilized will be pay-fixed swaps or LIBOR-based interest rate caps which are widely used in the industry and typically with major financial institutions.  Our accounting policies will generally reflect these instruments at their fair value with unrealized changes in fair value reflected in “Accumulated other comprehensive income (losses)” on our consolidated balance sheets.  Realized effects on our cash flows will generally be recognized currently in income.  However, when appropriate we expect to enter into interest rate swaps that convert fixed-rate debt to variable rate in order to mitigate the risk of changes in fair value of our fixed-rate debt obligations.  We will reflect these instruments at their fair value and adjust the carrying amount of the hedged liability by an offsetting amount.

Income Taxes

Our financial results will generally not reflect provisions for current or deferred income taxes.  We intend to operate in a manner that will allow us to be taxed as a REIT and, as a result, do not expect to pay substantial corporate-level taxes.  Many of these requirements, however, are highly technical and complex.  If we were to fail to meet these requirements, we would be subject to federal income tax.

Quantitative and Qualitative Disclosures About Market Risks

We may be exposed to interest rate changes primarily as a result of long-term debt used to make loans and acquire properties and other permitted investments.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.  With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

PRIOR PERFORMANCE SUMMARY

Since its formation in 2002, Cornerstone Capital Advisors, which serves as our sponsor, has been actively involved in real estate programs that raised capital through equity and debt offerings and invested the proceeds in real estate loans and properties.  John T. Ottinger, Jr., who serves as our vice president and secretary/treasurer, served as a director, secretary and treasurer of our sponsor from 2002 to 2006.  Our other executive officer, John B. Lowery, has primarily been involved in real estate development and construction, including the development of both residential and commercial properties.  Therefore, although Mr. Lowery has extensive experience as a real estate developer, he does not have significant experience as a real estate investor.  The information presented in this section represents a narrative summary of the results of recent real estate programs with which our sponsor has been affiliated.

Cornerstone Capital Advisors was formed in 2002 by the management team of Cornerstone Ministries Investments.  The purpose of creating Cornerstone Capital Advisors was to allow the management team to contract for their services with multiple businesses and to allocate its overhead costs among them.  Prior to 2005, Cornerstone Capital Advisors’ experience related only to the business of Cornerstone Ministries Investments.  In 2005, Cornerstone Capital Advisors organized Wellstone Retirement Communities I, LLC, which offered $30 million in special membership interests with rights and preferences that were similar to limited partnership interests.  Wellstone Retirement Communities used the proceeds of this offering, together with debt financing, to purchase and operate nine senior housing facilities for approximately $120 million.  Wellstone Retirement sold these properties in April 2007 for net proceeds of approximately $137 million.

In 2006, Cornerstone Capital Advisors organized Wellstone Investment Fund, LLC, which is currently offering $50 million in special membership interests with rights and preferences that are similar to limited partnership interests.  Wellstone Investment Fund intends to use the proceeds of this offering to invest in various real estate projects, including raw land, for-sale housing and commercial development.  It expects that a majority of its investments will be in projects that are owned and/or developed by Wellstone LLC, a construction and development company.  John B. Lowery and John T. Ottinger, Jr., who serve as our executive officers, serve as president/chief executive officer and chief financial officer of Wellstone LLC, respectively.   Wellstone LLC, however, was not formed by our sponsor and is not an affiliate of our sponsor.

The following text provides a summary of the programs identified above.  The prior performance of these programs is not necessarily indicative of the results we will achieve.  Therefore, investors are cautioned to understand that they may not experience investment returns, if any, comparable to those experienced by investors of Cornerstone Ministries Investments, Wellstone Retirement Communities or Wellstone Investment Fund.  For more information regarding the financial results of these prior programs, see “Prior Performance Tables” at page F-11.

Cornerstone Ministries Investments

Cornerstone Ministries Investments is a Georgia corporation that finances the acquisition and development of facilities for churches and other nonprofit faith-based schools, senior housing, affordable housing and day care facilities located primarily in the Southeastern United States.  It offers development and acquisition loans,  construction loans, and bridge or interim loans, usually due within one to three years.  Each loan is secured by a first or second mortgage lien, a pledge of revenue and, where deemed necessary, limited personal guarantees made by members or principals of the borrowers.  Our business plan and investment objectives will be different than those of Cornerstone Ministries Investments, which focuses its lending activities toward nonprofit organizations such as churches and other faith-based entities.  See “Business”.

As of December 31, 2006, Cornerstone Ministries Investments had approximately $152 million in loans outstanding.  Of this total, 5.7% consisted of loans to churches, 22.1% consisted of loans to senior housing facilities, and 72.2% consisted of loans to community housing projects.  Of the total loans to senior housing projects, 60% consisted of real estate joint venture investments, which are loans in which Cornerstone Ministries Investments participates in the residual profits of the property and certain other conditions are satisfied.

Between 2003 and 2006, Cornerstone Ministries Investments financed the purchase of 43 properties.  Six of these properties were senior housing facilities, 26 were family housing development projects, and 11 were church facilities.  The total amount loaned in these financings was approximately $87 million.  Of this total, approximately 4% (in terms of dollar amounts) was loaned to finance new properties, 29% was loaned to finance used properties, and 67% was loaned to finance construction properties.  Of these 43 properties, 11 have been either sold or refinanced.

Cornerstone Ministries Investments raised substantially all of the capital it has required to make loans through the sale of unsecured debt securities in publicly registered offerings.  As of December 31, 2006, Cornerstone Ministries Investments had three types of debt securities outstanding: access certificates, graduated rate bonds and five-year bonds.  Access certificates have no stated maturity and are due on demand.  The interest rate is determined by the board of directors each quarter, although the directors can change the rate between quarters if market conditions warrant such a change.  Graduated rate bonds can be redeemed yearly and have a five-year maximum maturity.  The interest rate on these bonds increases based on the length of time that the bonds are outstanding.  As their name suggests, five-year bonds have a five-year maturity.  The current interest rate on these bonds is 8.25%.  Over the last 10 years Cornerstone Ministries Investments has sold approximately $170 million in debt securities to approximately 6,000 investors.

In addition to debt securities, as of December 31, 2006, Cornerstone Ministries Investments had sold a total of 885,096 shares of common stock at $6.50 per share, for aggregate proceeds of approximately $5.8 million.  As of December 31, 2006, it had approximately 456 shareholders of record.  From 1999 to 2003 Cornerstone Ministries Investments paid semi-annual dividends of $0.325 per share on its common stock, which represents an annual rate of 10% of the offering price.  From 2004 through 2006 it paid semi-annual dividends of $0.2925 per share of common stock, which represents an annual rate of 9% of the offering price.  There is no active market for the shares of Cornerstone Ministries Investments.

Cornerstone Ministries Investments has been subject to administrative proceedings with various state securities regulators relating to statements made in the company’s filings with the Securities and Exchange Commission to the effect that its common stock was approved for listing on the Chicago Stock Exchange.  Cornerstone Ministries Investments has disclosed that it believed that its securities had been approved for listing between April 2000 and December 2004.  Based on this belief, Cornerstone Ministries Investments relied on an exemption from registration for the offering of securities that is available in many states to companies whose securities are approved for listing on the Chicago Exchange.  In December 2004, however, Cornerstone Ministries Investments received a letter from the Chicago Exchange stating that the exchange had not previously approved Cornerstone Ministries Investments’ common stock for listing.  A subsequent letter from the Chicago Exchange stated that, upon further review, it had apparently approved Cornerstone Ministries’ common stock for listing subject to certain conditions.

Based on these circumstances, various state securities regulators have raised the issue of whether Cornerstone Ministries Investments lawfully offered and sold securities without registration in those states and/or whether Cornerstone Ministries Investments’ prospectuses and publicly-filed reports were false and misleading with respect to these disclosures.  Cornerstone Ministries Investments has entered into consent orders with the following states:  Texas, Minnesota, Ohio, Indiana, Michigan, Colorado, North Carolina and Virginia.  These orders generally required Cornerstone Ministries Investments to pay a fine and to make rescission offers in those states.  Cornerstone Ministries Investments has also made rescission offers in Maine and Tennessee based on informal requests.  Several other states have contacted Cornerstone Ministries Investments concerning this matter, but Cornerstone Ministries Investments has disclosed that no other formal proceedings have been initiated.

Cornerstone Ministries Investments has also disclosed in its recent filings that it has experienced a significant deterioration in the lower income for-sale portion of its community housing project loan portfolio.  As of June 30, 2007 approximately $31.2 million of these loans were impaired, which constitutes approximately 20% of Cornerstone Ministries Investments’ loan portfolio (including real estate joint venture investments) and 17% of Cornerstone Ministries Investments’ total assets.  Cornerstone Ministries Investments disclosed that it may experience significant liquidity issues and losses if certain projects are not refinanced or the downturn in the housing market extends.

Other than the developments discussed in the preceding paragraphs, we are not aware of any major adverse business developments or conditions experienced by Cornerstone Ministries that would be material to investors in this offering.

Cornerstone Ministries Investments is a reporting company subject to the full informational requirements of the Securities Exchange Act of 1934, and the financial information provided below has been derived from its SEC reports.  We will provide upon request, for no fee, the most recent Form 10-KSB Annual Report filed with the SEC by Cornerstone Ministries Investments and will provide, for a reasonable fee, the exhibits to such Form 10-KSB.  Further information about Cornerstone Ministries Investments is available on the SEC’s Edgar website at http://www.sec.gov.

Wellstone Retirement Communities I, LLC

In 2005 Cornerstone Capital Advisors organized Wellstone Retirement Communities I, LLC, which offered $30 million in special membership interests with rights and preferences that were similar to limited partnership interests.  This offering, which was exempt from registration under Rule 506 of the Securities Act of 1933, commenced on November 7, 2005.  As of December 9, 2005, the company had raised $3.8 million from sales of special membership interests to 26 investors.  On that date, it used the proceeds, together with debt financing, to purchase eight fully constructed senior housing facilities for approximately $110 million.  Subsequently, Wellstone Retirement raised an additional $11.9 million from sales of special membership interests to 62 investors.  On January 31, 2006, the company purchased a ninth fully constructed senior housing facility for approximately $12.5 million.  All of the properties were located in either Florida, Texas and Oklahoma.  Wellstone Retirement Communities sold all nine facilities in April 2007 for approximately $137.5 million.   Wellstone Retirement Communities is a perpetual life entity, although it did distribute approximately $4.3 million of this gain to investors.  The remaining $1.1 million of gain was attributable to investors who chose to roll their portion of the gain into purchase of additional special membership interests.  Wellstone Retirement Communities is actively seeking the acquisition and development of additional senior housing facilities.  We are not aware of any major adverse business development or conditions experience by Wellstone Retirement Communities that would be material to investors in this offering.

Wellstone Investment Fund, LLC

In 2006 Cornerstone Capital Advisors organized Wellstone Investment Fund, LLC, which is currently offering $50 million in special membership interests with rights and preferences that were similar to limited partnership interests.  This offering, which was exempt from registration under Rule 506 of the Securities Act of 1933, commenced on August 11, 2006.  As of December 31, 2006, the company had raised $2.4 million from sales of special membership interests to 24 investors.  Wellstone Investment Fund intends to use the proceeds of this offering to invest in various real estate projects, including raw land, for-sale housing and commercial development.  It expects that a majority of its investments will be in projects that are owned and/or developed by Wellstone LLC. We are not aware of any major adverse business developments or conditions experienced by Wellstone Investment Fund that would be material to investors in this offering.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock.  This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice.  Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.  The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

We have received an opinion from our counsel, Miller & Martin PLLC, that we are organized in conformity with the REIT tax requirements under the Code and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for the tax year ending December 31, 2007.  The opinion, however, is made only as of the date of this prospectus and assumes that future actions that will be needed for us to secure and maintain our status as a REIT are taken.  For example, in order to qualify as a REIT, we will have to make an election to be taxed as a REIT on our 2007 federal income tax return, which will be filed in 2008.  Also, we must satisfy rules relating to the requisite number of stockholders, which will begin to apply in our second taxable year as a REIT.

Miller & Martin PLLC’s opinion is also based solely on our representations with respect to factual matters concerning our business operations and our properties.  Miller & Martin PLLC has not independently verified these facts.   Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code with regard to, among other things, the sources of our gross income, the composition of our assets, our distribution levels, and our diversity of stock ownership.    Miller & Martin PLLC will not review these operating results or compliance with the qualification standards on an ongoing basis.  This means that, while we intend to operate so that we qualify as a REIT, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2007, or in any future year. See “Risk Factors - Federal income tax risks.”  Also, this opinion represents Miller & Martin PLLC’s legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2007.  We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

Although we currently intend to operate so as to be taxed as a REIT, changes in the law could affect that decision.  For example, in 2003 Congress passed major federal tax legislation that illustrates the changes in tax law that could affect that decision.  One of the changes reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15%.  REIT dividends generally do not qualify for this reduced rate.  The tax changes did not, however, reduce the corporate tax rates.  Therefore, the maximum corporate tax rate of 35% has not been affected.  Even with the reduction of the rate of tax on dividends received by individuals, the combined maximum corporate and individual federal income tax rates is 44.75% and, with the effect of state income taxes, the combined tax rate can exceed 50%.  If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders.  Thus, REIT status generally continues to result in substantially reduced tax rates when compared to taxation of corporations.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were to elect to be taxed for federal income tax purposes as a corporation.  As a result, our charter permits us to terminate our status as a REIT if (i) our board of directors adopts a resolution recommending that we terminate our status as a REIT; (ii) our board of directors presents the resolution at an annual or special meeting of our stockholders; and (iii) such resolution is approved by holders of a majority of our issued and outstanding shares of common stock.   Also, our charter and bylaws provide that our stockholders may terminate our status as a REIT, without the necessity for concurrence by the board of directors.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders.  This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•

we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•

under some circumstances, we will be subject to alternative minimum tax;

•

if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•

if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale in the ordinary course of business), our income will be subject to a 100% tax;

•

if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•

if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

Taxable REIT Subsidiaries

A taxable REIT subsidiary, or TRS, is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS.  The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly.  In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS.  A corporation can be a TRS with respect to more than one REIT.  We may form one or more TRSs for the purpose of owning and selling properties that do not meet the requirements of the “prohibited transactions” safe harbor.  See “Federal Income Tax Considerations - Requirements for Qualification as a REIT - Operational Requirements - Prohibited Transactions” below.

A TRS is subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation.  Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either (i) to us if we do not pay the distributions received to our stockholders as distributions, or (ii) to our stockholders if we do pay out the distributions received to our stockholders.  Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis.  We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “Federal Income Tax Considerations - Requirements for Qualification as a REIT - Operational Requirements - Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities.  However, as noted below, in order for us to qualify as a REIT, the securities (both debt and equity) of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets.  We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets.  We cannot, however, assure that we will always satisfy the 20% value limit or that the Internal Revenue Service will agree with the value we assign to our TRSs.

We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly.  In particular, in addition to the ownership of certain or our properties as noted above, we would likely use TRSs to engage in activities through a TRS for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described below.  We may also use TRSs to satisfy various lending requirements with respect to special purpose bankruptcy remote entities.

Requirements for Qualification as a REIT

In order for us to qualify, and continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•

be a domestic corporation;

•

elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•

be managed by one or more trustees or directors;

•

have transferable shares;

•

not be a financial institution or an insurance company;

•

use a calendar year for federal income tax purposes;

•

have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

•

not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service.  In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company.  We utilize the calendar year for federal income tax purposes.  We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year.  For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held.  We do not currently meet the requirement of having more than 100 stockholders for at least 335 days of each taxable year of twelve months.  However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT.  We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements after our 2007 taxable year.  In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements.  Such transfer restrictions are described in “Description of Shares - Restrictions on Ownership of Shares.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions.  We can offer no assurance that our refusal to recognize a transfer will be effective.  Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code.  See “- Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share.  Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT that does not elect to be taxed as a TRS, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own.  In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary will retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements - Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property.  Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale in the ordinary course of a trade or business.  Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•

At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing.  This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•

rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified), other than a TRS;

•

if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

•

the REIT must not operate or manage the property or furnish or render services to tenants, other than through a TRS or an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income.  However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property.  We may own up to 100% of the stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties.

We will be paid interest on the loans that we make or acquire.  All interest from our mortgage loans will qualify under the 95% Income Test.  If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test.  If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.  As discussed below in “-Special Tax Issues Involving Mezzanine Loans”, interest income from the mezzanine loans that we intend to make will qualify under the 95% Income Test and the 75% Income Test if we comply with the safe harbor set forth in Revenue Procedure 2003-65.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test for 3 years, or if extended for good cause, up to a total of 6 years, unless such grace period is earlier terminated.  For example, the grace period would terminate if, more than 90 days after our acquisition of the property, we operate the property other than through an independent contractor.  We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for 1 year from the receipt of proceeds.  Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this 1-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs.  We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the 1-year period for “new capital investments.” Given the lack of rulings or regulations under the provisions of the Internal Revenue Code governing “new capital investments,” however, there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above.  There can be no assurance given in this regard, however.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code.  These relief provisions generally will be available if:

•

our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•

we attach a schedule of our income sources to our federal income tax return.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions.  For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.  As discussed above in “- Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements - Prohibited Transactions

A “prohibited transaction” is a sale by a REIT of property held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT).  A 100% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•

the property sold must be a “real estate asset” as described below in “- Operational Requirements – Asset Tests”;

•

the REIT has held the property for not less than four years;

•

the aggregate expenditures made by the REIT, or any stockholder of the REIT, during the four-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the net selling price of the property;

•

either (i) during the year in question, the REIT did not make more than 7 sales of property other than foreclosure property or property that was involuntarily converted under Section 1033 or (ii) the aggregate adjusted bases of the property (other than foreclosure property or property that was involuntarily converted under Section 1033) sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of such year;

•

if the property consists of land or improvements (other than property acquired through foreclosure or through lease termination), the REIT has held the property for at least four years for the production of rental income; and

•

if the REIT has made more than 7 sales of property (other than sales of foreclosure property or sales to which Section 1033 applies) during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer as part of one transaction will be treated as one sale

The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax.  In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether it is a prohibited transaction.

Operational Requirements - Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following tests relating to the nature and diversification of our assets:

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.  The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•

Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•

Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.  Additionally, we may not own more than 10% of any one issuer’s outstanding voting securities.

•

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

•

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.  As discussed below in “- Special Tax Issues Involving Mezzanine Loans”, the mezzanine loans that we intend to make will qualify as real estate assets under the 75% asset test if we comply with the safe harbor set forth in Revenue Procedure 2003-65.

The 5% test must generally be met for any quarter in which we acquire securities.  If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values.  If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter.  We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements - Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, (2) they are paid on or before the first regular distribution payment date after the declaration, and (3) we elect on our tax return to have a specified dollar amount of such distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount distributed to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•

85% of our ordinary income for that year;

•

95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•

any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement.  It is possible, however, that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income.  It is also possible that net capital gain attributable to the sale of depreciated property may exceed our cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income.  We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year.  In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains.  The effect of such an election would be:

•

we would be required to pay the tax on these gains;

•

our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a stockholder’s shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder’s long-term capital gains.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system.  We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.  Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.  Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Cornerstone Capital Advisors or its affiliates.  Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.  If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code.  A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements - Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations.  Further, we must request on an annual basis information designed to disclose the ownership of our outstanding shares.  We intend to comply with such requirements.

Special Tax Issues Involving Mezzanine Loans

As discussed above in “Our Business,” a majority of the loans that we intend to make will be mezzanine loans, junior mortgage loans or other subordinated loans.  Mezzanine loans are not secured by a direct interest in real property, but by ownership interests in a borrower that owns such real property.  Generally, loans that are not secured directly by real property do not qualify as real estate assets for purposes of the asset tests (See “- Operational Requirements – Asset Tests”), and the interest on such loans is not qualifying interest income for purposes of the income tests (See “- Operational Requirements – Gross Income Tests”).  However, the Internal Revenue Service has issued Revenue Procedure 2003-65 that sets forth a safe harbor under which a loan from a REIT that is secured by an interest in a partnership or by the sole membership interest in a disregarded entity will be treated as a qualifying real estate asset for purposes of the 75% asset test, and the interest income from the loan will be treated as interest on an obligation secured by a mortgage on real property or on an interest in real property for purposes of the 75% and 95% income tests.

In the event we make mezzanine loans secured by an interest in a partnership or disregarded entity that owns real property, we intend to comply with the safe harbor set forth in Revenue Procedure 2003-65.  The safe harbor applies if each of the following eight requirements are satisfied:

(i)

the borrower is either a partner in a partnership or the sole member of an eligible entity that has not elected to be treated as a corporation and is disregarded as an entity separate from its owner;

(ii)

the loan is nonrecourse and is secured only by the partner’s interest in the partnership, or the member’s interest in the disregarded entity;

(iii)

the lender is granted a first priority security interest in the pledged ownership interest and such pledged interest cannot be further encumbered unless the security interest created is subordinate to the lender’s security interest;

(iv)

upon default and foreclosure on the secured loan, the lender will replace the borrower as a partner or as the sole member of the disregarded entity; in the case of a loan secured by a partnership interest, the other partners must have agreed that, upon default and foreclosure, they will not unreasonably oppose the admission of the lender as a partner;

(v)

on the date the commitment by the lender to make the loan becomes binding, the partnership or disregarded entity holds real property; if all or part of the real property is subsequently sold or transferred, the loan will become due and payable upon such sale or transfer;

(vi)

on each testing date, the value of the real property held by the partnership or disregarded entity is at least 85% of the value of all of the assets of the partnership or disregarded entity; a “testing date” is the close of the first quarter of the lender’s taxable year following the date on which the lender’s commitment to make the loan becomes binding and the close of each subsequent quarter in which the partnership or disregarded entity acquires any assets other than real estate assets, cash and cash items, government securities or reasonable quantities of equipment and materials customarily used for the maintenance and repair of real property;

(vii)

the loan value of the real property owned by the partnership or disregarded entity equals or exceeds the amount of the loan; and

(viii)

interest on the loan otherwise satisfies REIT requirements, that is, the interest constitutes compensation for the use or forbearance of money and is not based on the income or profits of any person.

The requirements that the loan be nonrecourse and that if any portion of the real property is subsequently sold or transferred, the loan becomes due and payable, typically present the greatest compliance difficulties for a REIT.  We are not aware of any private letter rulings or other written determinations that the Internal Revenue Service has issued relenting on these requirements in Revenue Procedure 2003-65.  As a result, failure to comply with such requirements could jeopardize our qualification as a REIT.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.  We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT.  We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.  See “Risk Factors - Federal Income Tax Risks.”

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions.  In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property.  We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan.  We may also structure some sale-leaseback transactions as loans.  In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property.  We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease.  If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization.  Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U. S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•

is a citizen or resident of the United States;

•

is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•

is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income.  Individuals receiving “qualified dividends,” dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to the new lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met.  However, individuals receiving distributions from us, a REIT, will generally not be eligible for the new lower rates on dividends except with respect to the portion of any distribution which represents (a) dividends received by us from a TRS or other fully taxable corporation (but only if such dividends would be eligible for the new lower rates on dividends if paid by the corporation to its individual stockholders), (b) dividends which have already been taxed at the REIT level, i.e., income not distributed by the REIT on which it pays tax and subsequently distributes, and (c) gain subject to the tax on built-in gains less any taxes paid by us on these items during our previous taxable year.  These distributions are not eligible for the dividends received deduction generally available to corporations.  To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero), and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares.  Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.  U.S. stockholders may not include any of our losses on their federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above.  Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits.  As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns.  Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest.  Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less.  If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for 6 months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss.  Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares.  Backup withholding will apply only if the stockholder:

•

fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•

furnishes an incorrect tax identification number;

•

is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.  U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation.  Such entities are subject to taxation, however, on any UBTI, as defined in the Internal Revenue Code.  Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI.  We would be deemed to be “predominately held” by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares.  If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT.  We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated.  Any such organization which is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex.  The following discussion is intended only as a summary of these rules.  Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected With a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States.  A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits.  Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty.  Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA.  Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business.  Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals).  Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•

35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•

30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding.  A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits.  If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest.  Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders.  We currently anticipate that we will be a domestically controlled REIT.  Therefore, sales of our shares should not be subject to taxation under FIRPTA.  However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT.  If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us.  Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals.  In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.  Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty.  Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders.  Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares.  Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return.  We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which we or they do business or own property.  The tax treatment of Lanier Capital REIT, our TRSs, and any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable.  This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus.  We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur.  Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs.  However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA.  While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•

whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•

whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•

whether the investment will result in UBTI to the Plan or IRA, see “Federal Income Tax Considerations - Treatment of Tax-Exempt Stockholders;”

•

whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•

the need to value the assets of the Plan or IRA annually; and

•

whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements - Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable.  If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan.  Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares.  See “Risk Factors - Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop.  See “Annual Valuation Requirement” below.  Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold.  Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares.  There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis.  If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value.  Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year.  However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop.  To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.  Until 3 full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the net asset value per shares will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property.  Beginning 3 full fiscal years after the last offering of our shares, the value of the properties and our other assets will be based on valuations of our properties or of our enterprise as a whole as our board determines appropriate.  Such valuations will be performed by persons independent of us and of Cornerstone Capital Advisors.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year.  Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.  We also intend to make quarterly and annual valuations available to our stockholders through our web site beginning with the year 2009, or two years after the last offering of our shares.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•

the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•

our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•

that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations - Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein.  For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan.  Further, many transactions between Plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Internal Revenue Code.  ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “Plan Assets,” our directors would, and other of our employees might, be deemed fiduciaries of any Plans or IRAs investing as stockholders.  If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets - Definition

A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets.  Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule.  Generally, the exceptions require that the investment in the entity be one of the following:

•

in securities issued by an investment company registered under the Investment Company Act;

•

in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•

in which equity participation by “benefit plan investors” is not significant; or

•

in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors.  The term “benefit plan investors” is broadly defined for this purpose, and we anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above.  As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation.  The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.  Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer.  We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption.  The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less.  The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems.  We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that such requirement is met by our shares.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT.  The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities.  We intend to devote more than 50% of our assets to the management and development of real estate.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption.  Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA.  Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan and IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets.  These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions.  Alternatively, we might have to provide Plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets.  The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code.  These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.  For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets.  Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs.  Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs.  Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions - Consequences

ERISA forbids Plans from engaging in prohibited transactions.  Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties.  If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom.  Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected.  The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.  For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES

The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to our charter and our bylaws.

Under our charter, we have authority to issue a total of 110,000,000 shares of capital stock.  Of the total shares authorized, 100,000,000 shares are designated as common stock with a par value of $0.0001 per share, and 10,000,000 shares are designated as preferred stock with a par value of $0.0001 per share.  Subject to any limitations set forth under Maryland law, our board of directors, without any action by our stockholders, may (i) increase or decrease the aggregate number of shares we have authority to issue, (ii) increase or decrease the number of shares of any class or series we have authority to issue or (iii) classify or reclassify any unissued common stock or preferred stock and set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any such stock.

Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series.  Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could adversely affect the voting rights of holders of our issued and outstanding stock, or delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest.

As of May 17, 2007, 20,000 shares of our common stock were issued and outstanding and owned by Cornerstone Capital Advisors, our sponsor, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors.  Each share of common stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.   Our charter does not provide for cumulative voting in the election of directors.  Therefore, the holders of a majority of our outstanding common stock can elect our entire board of directors.  Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such dividends as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred shares, upon liquidation, are entitled to receive all assets available for distribution to our stockholders.  All shares of common stock issued in this offering will be fully paid and non-assessable.  Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue certificates representing stock ownership.  Instead, our shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer.  Transfer Online, Inc. acts as our registrar and as the transfer agent for our shares.  Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge.  Investors who wish to transfer shares of our common stock may be required to pay us a transfer fee, as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.

Preferred Stock

Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.  If our board of directors does determine to issue preferred stock, it will not authorize the issuance of preferred stock to our sponsor or any of its affiliates except on the same terms as the preferred stock is offered to all other existing stockholders or to new stockholders.  In each instance that preferred stock is to be issued, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

Restrictions on Ownership and Transfer of Shares

In order for us to qualify as a REIT under the federal tax laws, many requirements must be complied with.  One of these is that our shares must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of the outstanding shares may be owned, directly or indirectly (by applying certain attribution rules), by five or fewer individuals (as defined in the federal tax laws to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our board of directors believes that it is at present essential for us to qualify as a REIT, our charter contains restrictions on our share ownership and share transfer.  For example, during the period in which we intend to qualify as a REIT:

•

no person will beneficially or constructively own more than 9.8% (in value) of our outstanding capital stock or more than 9.8% (in value or number of shares) of our outstanding common stock, unless the board of directors exempts a person from this ownership limit under certain limited circumstances described below;

•

no person will beneficially or constructively own shares of our outstanding capital stock to the extent that such ownership would result in our being  “closely held” within the meaning of Section 856(h) of the Code;

•

no person will transfer any ownership of shares of our outstanding capital stock if as a result of such transfer our outstanding capital stock would be beneficially owned, directly or indirectly, by less than 100 persons (determined without reference to any rules of attribution); and

•

no person will beneficially or constructively own shares of our outstanding capital stock to the extent that such ownership would result in our otherwise failing to qualify as a REIT under the Internal Revenue Code.

The constructive ownership rules under the federal tax laws are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity.  As a result, (i) they could be counted as one stockholder in determining compliance with these rules, and (ii) the acquisition of less than 9.8% of the outstanding shares of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, less than 9.8% of the outstanding shares of our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of these limits on our outstanding shares of capital stock and thereby subject the stock to the applicable ownership limit.

Our board of directors may, in its discretion, exempt a person from the 9.8% ownership limits and, as a condition to such exemption, may require, among other conditions, a satisfactory ruling from the Internal Revenue Service and/or an opinion of counsel as to our continued REIT status, and/or certain representations and undertakings from such person.  Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with certain information that we may request in order to determine the effect of such acquisition on our status as a REIT.

Our charter provides that, if any purported transfer of our stock or any other event would otherwise result in any person violating the general ownership limits or such other limit as is permitted by our board of directors, then any such purported transfer will be ineffective as to that number of shares in excess of the applicable ownership limit (rounded up to the nearest whole). Our charter further provides that the aforesaid number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth above, is referred to as a “purported transferee” if, had the violative transfer been effective, the person or entity would have been the owner of the capital stock.  The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust.  Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void.

Under our charter, shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported transferee for the shares (or, if the event that resulted in the transfer to the trust was a gift or devise, the market price at the time of such gift or devise) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee.

If we or our designee do not buy the shares, the trustee must, within 20 days after receiving notice from us of the transfer of the shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the general ownership limits or such other limits as are permitted by our board of directors. After that, the trustee must distribute to the purported transferee an amount equal to the lesser of (1) the price paid by the purported transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve the giving of value for such shares , the market price at the time of such transfer), and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported transferee will be paid to the charitable beneficiary. The purported transferee has no rights in the shares held by the trustee.

The trustee shall be designated by us and shall be unaffiliated with us and with any purported transferee. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares and may also exercise all voting rights with respect to the excess shares.

Our charter provides that, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion, to:

•

rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•

recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

Any owner of more than 2% of the outstanding shares of our capital stock must, within 30 days after the end of each year, give us written notice of his or her name and address, the number of shares he or she beneficially owns and a description of how the shares are held.  Each such owner (and any other owner of our capital stock) must, on request, disclose to us in writing any information we may request in order to determine the effect, if any, of their stock ownership on our status as a REIT and to ensure compliance with the ownership limits.

All of our stock certificates will have a legend on them referring to these ownership and transfer restrictions.  The restrictions could delay or prevent a change of control or other transaction that might involve a premium price for our shares or otherwise be in the best interest of our stockholders.  The restrictions will only be effective while we are a REIT.

The foregoing ownership and transfer limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

We may make distributions in the form of cash distributions to our stockholders from available capital in anticipation of future cash flow from our investments.  There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

We intend to declare and make distributions on a quarterly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so.  Distributions will be paid to investors who are stockholders as of the record dates selected by the directors.  We intend to calculate our quarterly distributions based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions immediately upon the purchase of their shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes.  Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income.  See “Federal Income Tax Considerations - Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition.  The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements.  Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform.  We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.  See “Risk Factors - Risks Related to Our Corporate Structure and Business in General - Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.”

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders.  We may issue securities as stock dividends in the future.

Share Redemption Program

Holders of our common stock who have held their shares for at least one year may seek the redemption of their shares, subject to the significant conditions and limitations described below.  Redemption of shares, if made, will be made quarterly, after the quarterly dividend distributions.  If we could not purchase all shares presented for redemption in any quarter we would attempt to honor redemption requests on a pro rata basis.  The share redemption program is not available to those who purchase their shares from another stockholder.   We have no present plans to repurchase or otherwise reacquire our shares outside of our share redemption program.

Each eligible stockholder who desires to have his or her shares redeemed by us must deliver a written request to such effect to us no later than 30 days after we have made the quarterly distributions for such quarter, specifying the number of shares that the stockholder seeks to have redeemed, and providing evidence satisfactory to us that the shares are eligible for redemption under the share redemption program.  We will not be obligated to redeem any such shares, and we will be entitled to reject any such redemption request at any time and for any reason.  However, if we desire to redeem some or all of such shares, we will exercise in writing our right to redemption by written notice to the stockholder, which will be provided no later than 30 days after we have received the written request for redemption from the stockholder.  If we fail to provide the exercise notice within such 30 day period, the request shall be deemed to have been rejected.

During any calendar year, we will not redeem more than 3% of the weighted average number of shares of common stock outstanding during the prior calendar year.  Funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan, so that the aggregate amount we may spend for redemptions will not exceed the aggregate proceeds received from the sale of shares in our dividend reinvestment plan.

Shares owned by a deceased stockholder may be redeemed (subject to the limitations described above) at an amount equal to the lesser of (1) $10.00 per share or (2) the purchase price paid for the shares.  In addition, the one-year holding period requirement will be waived for redemption requests following the death of a stockholder.

For all other redemptions, a stockholder may have his or her shares of common stock redeemed for $10.00 per share, subject to the limitations described above.  In the event that a stockholder is having all of his or her shares redeemed, there is no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

Our board of directors may, in its sole discretion at any time, terminate or amend any term of our share redemption program and intends to terminate the program if an active secondary market develops for our shares.  Our board of directors has delegated to our officers the right to reject any request for redemption at any time and for any reason.

The funds set aside for our share redemption may not be sufficient to accommodate all requests made in any year.  If we do not have funds available, at the time when redemption is requested, a stockholder can (1) withdraw the request for redemption, or (2) ask that we honor the request at any time when sufficient funds become available.  Under such circumstances, a stockholder can withdraw a redemption request by delivering written notice to us before the date of redemption.  In the absence of such notice, a stockholder will be deemed to have asked that we honor the request at any time when sufficient funds become available.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction.  This term does not include:

•

a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange; or

•

a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our sponsor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser.  The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction.  The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders.  A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)

accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)

one of the following:

(a)

remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)

receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•

that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which our investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Meetings and Special Voting Requirements” above; or

•

in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Certain Provisions of Maryland Law and of our Charter and Bylaws

General

Business Combinations

Under Maryland law, unless certain exemptions apply, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for 5 years after the most recent date on which the interested stockholder becomes an interested stockholder.  Subject to certain exceptions, these business combinations include a merger, consolidation or share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An “interested stockholder” is defined as:

•

any person who beneficially owns 10% or more of the voting power of the corporation’s then outstanding stock after the date on which the corporation had 100 or more stockholders; or

•

an affiliate or associate of the corporation who was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation, (i) at any time within the 2-year period prior to the date in question, and (ii) after the date on which the corporation had 100 or more stockholders.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

Unless certain exemptions apply, after the 5-year prohibition, any such business combination generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•

80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.  The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Maryland law permits us to opt out of the business combination provisions.  We have not, however, elected to opt out of these provisions.  However, we can offer no assurance that we will not elect to opt out of the Maryland business combination provisions in the future.

Control Share Acquisitions

Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares of stock in respect of which interested stockholders, that is, the acquiror, the officers, or the directors who are employees of the corporation, are entitled to vote for the election of directors, are excluded from shares entitled to vote on the matter.  In general,  subject to certain exceptions, “control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•

one-tenth or more, but less than one-third, of all voting power,

•

one-third or more, but less than a majority, of all voting power, or

•

a majority or more of all voting power.

A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who, in compliance with the terms of the statute, has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days after such demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

Under certain circumstances set forth in the statute, the corporation may redeem for “fair value” any or all of the control shares, except those for which voting rights have previously been approved.  The right of the corporation to redeem control shares is subject to certain conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer, or as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved.  Subject to certain exceptions, before a control share acquisition has occurred, if voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise rights of objecting stockholders.  The fair value of the shares as determined for purposes of such rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the corporation’s charter or bylaws.

Our bylaws contain a provision exempting from the Control Share Acquisition Statute any and all acquisitions by any person of shares of our stock.  We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•

a classified board,

•

a two-thirds vote requirement for removing a director,

•

a requirement that the number of directors be fixed only by vote of the directors,

•

a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•

a majority requirement for the calling of a special meeting of stockholders.

We have not elected to be subject to any of the provisions of this statute.

Meetings of Stockholders and Special Voting Requirements

An annual meeting of the stockholders will be held each year, not less than 30 days after delivery of our annual report to our stockholders.  Special meetings of the stockholders, unless otherwise prescribed by statute or the charter, (i) may be called by the president, the board of directors (by a majority of the directors) or a majority of the independent directors, and (ii) will be called by the secretary upon the written request of stockholders holding in the aggregate not less than ten percent (10%) of the outstanding shares of our common stock entitled to vote at the proposed special meeting.  Upon receipt of a written request of stockholders holding in the aggregate not less than ten percent (10%) of the outstanding shares of our common stock entitled to vote at the proposed special meeting stating the purpose of the special meeting, we will, and we will require the sponsor (either itself or through the secretary) to, provide all of our stockholders entitled to vote at the meeting, within ten days after receipt of such written request, written notice of the meeting, and the purpose of such meeting, to be held on a date not less than 15 nor more than 60 days after the distribution of the notice of meeting.  At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting will constitute a quorum except as otherwise provided by law, the charter or the bylaws.  A majority of the registered holders of the shares of common stock present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the board of directors, vote to elect the directors.   A majority of the votes cast at a meeting of the stockholders duly called at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter or the bylaws.

Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

Meetings of Stockholders - Advance Notice of Director Nominations and New Business

Annual Meetings

Our bylaws provide that with respect to an annual meeting of stockholders, director nominations and stockholder proposals may be made only pursuant to our notice of the meeting, at the direction of our board of directors or by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice in writing to our corporate secretary, and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to our corporate secretary at our principal executive office not later than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; except that in the event that the date of the mailing of the notice for the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which we first make a public announcement of the date of such meeting.

A stockholder’s notice must set forth:

•

as to each individual whom the stockholder proposes to nominate for election or reelection as a director, the name, age, business address and residence address of such individual; the class, series and number of any shares of our stock that are beneficially owned by such individual; the date such shares were acquired and the investment intent of such acquisition; and all other information relating to such individual that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act, including such person’s written consent to be named as a nominee and to serving as a director if elected;

•

as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting, and any material interest in such business of such stockholder and of any such stockholder’s affiliates and of any person who is the beneficial owner, if any, of such stock; and

•

as to the stockholder giving notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as they appear on our stock ownership records, and the name and address of each beneficial owner of such stock, and the class and number of shares of our stock which are owned of record or beneficially by each such person.

Special Meetings

Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only:

•

pursuant to our notice of the meeting;

•

by or at the direction of our board of directors; or

•

provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Removal of Directors

The bylaws provide that the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all of the votes entitled to be cast generally for the election of directors.

Stockholder List and Access to Records

Stockholders are entitled to receive a copy of our stockholder list upon request.  The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and a copy will be sent within 10 days of the receipt by us of the request.  A stockholder requesting a list will be required to pay reasonable costs of duplication.  Stockholders and their representatives will also be given access to our corporate records at reasonable times.  We have the right to request that a requesting stockholder represent to us that the list and records will not be used for a commercial purpose unrelated to the stockholder’s interest in us.

SUMMARY OF DIVIDEND REINVESTMENT AND AUTOMATIC PURCHASE PLANS

Summary of Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan that allows you to have dividends otherwise distributable to you invested in additional shares of our common stock.  We are offering 2,650,000 shares for sale pursuant to our dividend reinvestment plan at a price per share of $9.50, provided that if you acquired the shares in respect of which dividends are paid with a purchase price reduction resulting from (i) a reduction of the sales commission otherwise payable thereon (including, without limitation, sales to participating dealers’ representatives or asset-based fee investors or an authorized agreement by us and/or the dealer manager to reduce the sales commission) and/or (ii) a reduction of the dealer manager fee otherwise payable thereon (including, without limitation, sales to our employees or an authorized agreement by us and/or the dealer manager to reduce the dealer manager fee), then the purchase price for shares purchased under the dividend reinvestment plan will be the lesser of the price per share paid by you for the shares in respect of which the dividends are paid or $9.50 per share.  This price is also applicable to shares purchased with dividends on shares purchased under the dividend reinvestment plan (Dividend Shares) if the original shares in respect of which the Dividend Shares were acquired were purchased on the terms described in clause (i) or (ii) above.  Such price will be available only until the termination of this offering, which is anticipated to be on or before [________________].  We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our dividend reinvestment plan up to the sixth anniversary of the termination of this offering.  The following is a summary of our dividend reinvestment plan.  A complete copy of our form of dividend reinvestment plan is included in this prospectus as Exhibit B.

No dealer manager fees will be paid with respect to shares purchased pursuant to our dividend reinvestment plan.  Selling commissions not to exceed 3% will be paid with respect to purchases pursuant to our dividend reinvestment plan if the stockholder participating in the plan designates in writing that the broker who made the initial sale of shares to the participant will receive such commission.  A stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to investments pursuant to the plan.  In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid.  If no such broker or authorized representative is designated or if the stockholder participating in such plan designates only a portion of the selling commission to be paid to his or her broker or authorized representative, the amount that would have been paid as a selling commission will be retained and used by us.  Accordingly, the economic benefits resulting from dividend reinvestment purchases by the stockholders who have not designated a broker to receive the selling commission, and from [____________]’s elimination of its dealer manager fee, will be shared with all stockholders.

Pursuant to the terms of our dividend reinvestment plan, the reinvestment agent (which is currently Transfer Online, Inc.) will act on behalf of participants to acquire shares of our common stock with the cash dividends they are entitled to receive from us.  Stockholders participating in the dividend reinvestment plan may purchase fractional shares.  If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants.  Participants purchasing shares pursuant to our dividend reinvestment plan will have the same rights as stockholders and will be treated in the same manner as if such shares were issued pursuant to our offering.

Investment of Dividends

Investors who elect dividend reinvestment generally are required to have the full amount of their cash dividends from us reinvested pursuant to the plan.  However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor’s request for less than all of the investor’s shares to be subject to participation in the plan.

Summary of Automatic Purchase Plan

We have adopted an automatic purchase plan that allows our stockholders to make cash investments of $25.00 or more in additional shares of common stock at regular intervals through their checking, savings or other bank account.  After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan.  Prior to the termination of the initial public offering of our shares, such shares will be purchased at the public offering price per share ($10 per share).  You may elect to invest the specified amount twice monthly, monthly, quarterly, semiannually or annually.  Dealer manager fees not to exceed 2% will be paid with respect to automatic purchases under our automatic purchase plan.  Selling commissions not to exceed 7% will be paid with respect to purchases under the automatic purchase plan if the stockholder participating in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission.  A stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to investments pursuant to such plan.  In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commissions will be paid.  Stockholders participating in the automatic purchase plan may purchase fractional shares.  Participants purchasing shares pursuant to our automatic purchase plan will have the same rights as the stockholders and will be treated in the same manner as if such shares were issued pursuant to our offering.  A complete copy of our form of automatic purchase plan is included in this prospectus as Exhibit C.

Pursuant to the terms of our automatic purchase plan, the reinvestment agent (which is currently Transfer Online, Inc.) will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases.

Election to Participate or Terminate Participation in Dividend Reinvestment Plan or Automatic Purchase Plan

You may elect to participate in our dividend reinvestment plan and our automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares.  You may elect to participate in either or both plans.  If you do not elect to participate in a plan at the time of your initial investment, you may do so at any time by delivering to [___________], our dealer manager, a completed authorization form or other written authorization required by [___________].  Participation in our dividend reinvestment plan will commence with the next dividend payable after receipt of the participant’s notice, provided it is received at least 10 days prior to the last day of the month to which the dividend relates.  Participation in our automatic purchase plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least 10 days after receipt of the election notice.

Some brokers may determine not to offer their clients the opportunity to participate in either our dividend reinvestment plan or our automatic purchase plan.  Any prospective investor who wishes to participate in one or both plans should consult with his broker as to the broker’s position regarding participation in our dividend reinvestment plan and/or our automatic purchase plan.

We reserve the right to prohibit qualified retirement plans from participating in our dividend reinvestment plan and/or our automatic purchase plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans.  See “Investment by Tax-Exempt Entities and ERISA Considerations.”

Each stockholder electing to participate in our dividend reinvestment plan and/or our automatic purchase plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.

To withdraw from participation in our dividend reinvestment plan or our automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must provide written notice to [___________].  A withdrawal from participation in the dividend reinvestment plan will be effective with respect to dividends for the month in which the notice of termination is received only if the notice is received at least 10 days prior to the end of such month.  A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least 10 days after receipt of such notice.

Offers and sales of shares pursuant to the dividend reinvestment plan and the automatic purchase plan must be registered in every state in which such offers and sales are made.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares pursuant to the dividend reinvestment plan and the automatic purchase plan in any states in which registration is not renewed annually.

Reports to Participants

Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant in our dividend reinvestment plan and automatic purchase plan a statement of account describing, as to such participant, the dividends and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter, the purchase price for such shares, and the total shares purchased on behalf of the participant pursuant to our dividend reinvestment plan and our automatic purchase plan, as applicable.

Federal Income Tax Considerations

Taxable participants who reinvest dividends pursuant to the dividend reinvestment plan will incur tax liability for partnership income allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends reinvested under the plan.  See “Risk Factors - Federal Income Tax Risks.” Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspects of our dividend reinvestment plan and our automatic purchase plan with 30 days’ notice to the respective participants.  The reinvestment agent also reserves the right to terminate a participant’s individual participation in either plan, and we reserve the right to terminate either plan in our sole discretion at any time, by sending 10 days’ prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

PLAN OF DISTRIBUTION

The Offering

We are offering a minimum of 250,000 shares and a maximum of 10,000,000 shares to the public through [___________], our dealer manager, a registered broker-dealer.  The shares are being offered at a price of $10.00 per share (subject to certain discounts as described below) on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares.  We are also offering 2,650,000 shares for sale pursuant to our dividend reinvestment plan at a maximum price of $9.50 per share.  Therefore, a total of 12,650,000 shares are being registered in this offering.

The offering of shares of our common stock will terminate on or before [_____________]; provided, however, that the amount of shares registered pursuant to this offering is the amount which, as of the date of this prospectus, we reasonably expect to be offered and sold within two years from the date of this prospectus, and to the extent permitted by applicable law, we may extend this offering for an additional year.  Furthermore, we reserve the right to terminate this offering at any time prior to such termination date.  At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our dividend reinvestment plan up to the sixth anniversary of the termination of this offering, in which case participants in the plan will be notified.  This offering must be registered in every state in which we offer or sell shares.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, our dealer manager will receive selling commissions of 7% of the gross offering proceeds (3% for sales under our dividend reinvestment plan).  The dealer manager will also receive a dealer manager fee in the amount of 2% of the gross offering proceeds (no dealer manager fee will be paid with respect to sales under our dividend reinvestment plan) as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses.  We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.  Stockholders participating in the dividend reinvestment plan may designate the amount of the selling commission, up to 3%, and to whom it will be paid.  To the extent that all or a portion of the selling commission is not designated for payment to a stockholder’s broker, the selling commission, or balance thereof, will be retained and used by us for additional investments.  See “Summary of Dividend Reinvestment Plan and Automatic Purchase Plan - Investment of Distributions.”   Set forth below is a chart that shows the offering price, the commissions and fees, and the net proceeds to us on both a per share and aggregate basis.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering:
Per Share	$10.00*	$0.70*	$0.20	$9.10
Total Minimum	$2,500,000*	$175,000*	$50,000	$2,275,000
Total Maximum	$100,000,000*	$7,000,000*	$2,000,000	$91,000,000
Dividend Reinvestment Plan:
Per Share	$9.50	$0.285	$-	$9.215
Total Maximum	$25,175,000	$755,250	$-	$24,419,750

*Discounts are available for some categories of investors and for sales to purchases who buy more than 50,000 shares (see “Available Discounts” below).  In these cases, reductions in selling commissions will result in corresponding reductions in the purchase price.

Our dealer manager may authorize certain other broker-dealers or authorized representatives who are members of the FINRA, which we refer to as participating broker-dealers, to sell shares of our common stock.  In the event of the sale of shares by such participating broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker-dealers.  In addition, the dealer manager may reallow to participating broker-dealers a portion of its dealer manager fee not to exceed 1% of the gross offering proceeds.  The amount of the reallowance and reimbursement will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers.  The dealer manager will not reallow any commissions for sales made under our dividend reinvestment plan.

We or our affiliates may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the FINRA Manual.  Pursuant to such rule, non-cash incentives may include: a de minimis amount of gifts (currently $100 per person, per year); an occasional meal or ticket to a sporting or entertainment event; and payment or reimbursement of costs of attending training or educational meetings; provided, that all such incentives will not be preconditioned on achievement of sales targets.  The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.

Under the rules of the FINRA, total underwriting compensation, including selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, bona fide due diligence expenses, and any non-cash sales incentives, will not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses, which may not exceed in the aggregate 0.5% of our gross offering proceeds.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act.  However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisors are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Available Discounts

Purchaser Class Discounts

We will not pay any selling commissions in connection with: (i) the sale of the shares to one or more select dealers and their respective officers and employees and some of their respective affiliates who so request; and (ii) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement.  In addition, we will not pay any selling commissions in connection with sales through registered investment advisors.  For sales to institutional investors, we may also reduce or eliminate our obligation to reimburse our sponsor for any component of organization and offering expenses applicable to such sales and our dealer manager may also reduce or eliminate any dealer manger fee payable in respect of such sales.  Finally, we will pay our dealer manager total compensation of 1% of the aggregate gross proceeds on sales of common stock that we make directly or that are made to purchasers that we identify.  The net proceeds to us will not be affected by any such reductions in selling commissions, dealer manager fees or organizational and offering expenses.

Selling commissions payable with respect to the sale of shares may also be reduced down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions.  Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or a bank trust department to advise favorably for an investment in our common stock.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, the purchaser will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale.  In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor.  The following table illustrates the various discount levels available for qualifying purchases:

		Commissions on Sales per Incremental Share in Volume Discount Range
Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Percentage (based on $10 per share)	Amount

1 to 50,000	$10.00	7%	$0.70
50,001 to 100,000	$9.90	6%	$0.60
100,001 to 250,000	$9.60	3%	$0.30
250,001 to 500,000	$9.50	2%	$0.20
500,001 and over	$9.40	1%	$0.10

For example, if an investor purchases 600,000 shares he or she would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $495,000 for the next 50,000 shares ($9.90 per share), (3) $1,440,000 for the next 150,000 shares ($9.60 per share), (4) $2,375,000 for the next 250,000 shares ($9.50 per share), and (5) $940,000 for the remaining 100,000 shares ($9.40 per share).  Accordingly, he or she could pay as little as $5,750,000 (approximately $9.58 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of such shares would be $170,000 (approximately $0.28 per share) and, after payment of the dealer manager fee of $120,000 ($0.20 per share), we would receive net proceeds of $5,460,000 ($9.10 per share).  The net proceeds to us will not be affected by volume discounts.

In order to encourage purchases of 300,000 or more shares, a subscriber who agrees to purchase at least 300,000 shares may agree with our board of directors and [_______________] to reduce or eliminate the dealer manager fee with respect to the sale of such shares, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced to as little as 0.1%.  The aggregate fees payable with respect to the sale of such shares could be reduced by as much as $0.89 per share, and the subscription price of such shares could be as little as $9.11 per share.  In addition or in the alternative, our sponsor may agree to fund to us on behalf of a purchaser of 300,000 or more shares or reimburse a purchaser of 300,000 or more shares for the organization and offering expense reimbursement applicable to its purchase or its out-of-pocket costs relating to an investment in our shares, including any sales commission or dealer manager fee paid by such purchaser.  Other accommodations may be agreed to by our sponsor in connection with a purchase of 300,000 or more shares.  The net proceeds to us would not be affected by such fee reductions, reimbursements or accommodations.  All such sales in which compensation will be paid with respect to the sale of shares must be made through registered broker-dealers.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Regardless of any reduction in any commissions (or organization and offering fees in respect of sales of over 300,000 shares), for any reason, any other fees based upon gross proceeds of the offering, including organization and fees payable to Cornerstone Capital Advisors Inc., will be calculated as though the purchaser paid $10.00 per share.  The sales price for all such shares will also be deemed to be $10.00 per share for the purposes of determining whether we have sold shares equal to the Minimum Offering.

Investors may request in writing to aggregate subscriptions, including subscriptions to other public real estate programs also sponsored by our sponsor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be submitted simultaneously from the same broker-dealer, including our dealer manager.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer.  The volume discount will be prorated among the separate subscribers considered to be a single “purchaser.”  Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request.  Any such request will be subject to verification by our board of directors and sponsor that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•

an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•

a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•

an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•

all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our sponsor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager.  Any such reduction in selling commission will be prorated among the separate subscribers.  An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable.  If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for shares.  As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968.  Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•

there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•

all purchasers of the shares must be informed of the availability of quantity discounts;

•

the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•

the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•

the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•

no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Shares Purchased by Affiliates

Cornerstone Capital Advisors Inc. and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.  In addition, shares purchased by Cornerstone Capital Advisors Inc. or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote.

Subscription Process

We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us.  If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit A, according to its instructions for a specific number of shares and delivering to Trinity Trust Company, our escrow agent, a check for the full purchase price of the shares.  Initially, your check should be made payable to “Trinity Trust Company, as escrow agent for Lanier Capital REIT, Inc.”  If our dealer manager so designates after we sell the initial 250,000 shares, unless you are a resident of  Pennsylvania, your check should be made payable to “Lanier Capital REIT, Inc.”  If you are a resident of Pennsylvania your check should be made payable to “Trinity Trust Company, as escrow agent for Lanier Capital REIT, Inc.” until we have received aggregate proceeds from this offering of at least $6,258,750, respectively, after which time it may be made payable to “Lanier Capital REIT, Inc.” if our dealer manager so designates.  Any subscription funds received that are payable to Trinity Trust Company, as our escrow agent, that would no longer be required to be held in escrow pursuant to the terms of our escrow agreement may be deposited directly in our name or in a non-escrow account in our name.  You should exercise care to ensure that the subscription agreement is filled out correctly and completely.  By executing the subscription agreement, you will attest that you:

•

have received this prospectus;

•

agree to be bound by the terms of our charter and bylaws;

•

meet the suitability standards described in this prospectus;

•

understand that, if you are a California resident or ever propose to transfer your shares to a California resident, the State of California imposes transfer restrictions on our shares in addition to the restrictions included in our charter;

•

affirm that, if you are a resident of Kansas, Pennsylvania or Ohio, your investment does not exceed 10% of your liquid net worth;

•

are purchasing the shares for your own account;

•

acknowledge that there is no public market for our shares; and

•

are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our shares.  See also the section of this prospectus captioned “How to Subscribe.”

Subscriptions will be effective only upon our acceptance and our countersigning of the subscription agreement.  We reserve the right to reject any subscription in whole or in part notwithstanding our deposit of subscription funds in a company account.  We may not accept a subscription for shares until at least five business days after the date you receive this prospectus.  Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and the broker-dealers participating in the offering will submit a subscriber’s check promptly to the escrow agent or the company, as applicable.  In certain circumstances where the suitability review procedures are more lengthy, a subscriber’s check will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4.  Until we sell the minimum of 250,000 shares of common stock, the proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us.

We intend to accept or reject subscriptions within 30 days after we receive them.  If your subscription agreement is rejected, your funds, plus interest if such funds have been held for more than 35 days, will be returned to you within 10 business days after the date of such rejection.  If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor.  After we have sold 250,000 shares of our common stock and released the subscription proceeds from escrow we expect to admit new investors at least monthly.  The escrow agent will not release your funds to us until we admit you as a stockholder.  After release of the initial proceeds to us, funds received from prospective investors will either be paid into such escrow or paid directly to us, at our option and in our sole discretion, to hold in escrow pending our acceptance of you as an investor.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions to purchase an aggregate of at least 250,000 shares of common stock have been received and accepted by us (the “Minimum Offering”).  Any shares purchased by our sponsor or its or our affiliates (including our executive officers and directors) will not be counted in calculating the Minimum Offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before [____________] or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  Subscribers may not withdraw funds from the escrow account.

If the Minimum Offering has not been received and accepted by [____________] (nine months after the date of this prospectus), our escrow agent will promptly notify us, and this offering will be terminated and your funds (including interest if such funds have been held for more than 35 days) will be returned to you within one business day after the date of such termination.  In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber whose subscription is rejected.  In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with Treasury Regulations.  Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested.

During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers entitled thereto on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.  Such interest will be paid to subscribers upon the termination of the escrow period.  We will bear all expenses of the escrow and, as such, the interest to be paid to any subscriber will not be reduced for such expense.

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions aggregating at least $6,258,750 have been received and accepted by us.  If we have not received and accepted subscriptions aggregating at least $6,258,750 by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them.  If a Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within 10 calendar days after receipt of the investor’s request.

Admission of Stockholders

Initial subscribers may be admitted as stockholders and the payments transferred from escrow to us at any time after we have received and accepted the Minimum Offering, except that subscribers residing in Pennsylvania may not be admitted until subscriptions have been received and accepted for 625,875 shares.  In addition, certain other states may impose different requirements than those set forth herein.  We expect to admit stockholders to our company on a monthly basis following the Minimum Offering.

Upon receipt of accepted subscriptions for the minimum of 250,000 shares of common stock, the escrow agent will release such subscribers’ funds to us.  We may, in our discretion, delay the release of funds from escrow beyond the date we receive subscriptions for the minimum number of shares.  The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us generally as well as the interest, if any, earned on subscription funds held in our accounts prior to our acceptance of such subscription will not become part of our capital.  Instead, 10 days following each new investor admission date, we will or will cause the escrow agent, as the case may be, to make promptly distributions to stockholders of all interest earned on their escrowed funds used to purchase the shares.  You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital.

The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the “Estimated Use of Proceeds” section of this prospectus.

Investments by IRAs and Qualified Plans

Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts.  We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities without commission resulting in a purchase price of 93% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering.  The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock.  If you want to purchase shares, you must proceed as follows:

(1)

Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)

Complete the execution copy of the subscription agreement.  A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit A.

(3)

Deliver to the address set forth below the completed subscription agreement together with a check to Trinity Trust Company, our escrow agent, for the full purchase price of the shares being subscribed for.  Initially, your check should be made payable to “Trinity Trust Company, as escrow agent for Lanier Capital REIT, Inc.”  If our dealer manager so designates after we sell the initial 250,000 shares, unless you are a resident of Pennsylvania, your check should be made payable to “Lanier Capital REIT, Inc.” If you are a resident of Pennsylvania your check should be made payable to “Trinity Trust Company, as escrow agent for Lanier Capital REIT, Inc.” until we have received aggregate proceeds from this offering of at least $6,258,750, after which time it may be made payable to “Lanier Capital REIT, Inc.” if our dealer manager so designates.  Any subscription funds received that are payable to Trinity Trust Company, as our escrow agent, that would no longer be required to be held in escrow pursuant to the terms of our escrow agreement may be deposited directly in our name or in a non-escrow account in our name.  Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer.  In such case, the dealer will issue a check made payable to the escrow agent or us, as applicable, for the purchase price of your subscription.  The name of the dealer appears on the subscription agreement.  For custodial accounts, such as IRAs and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of the subscription agreement, directly to the custodian.  For non-custodial accounts, send the completed subscription agreement and check to:

Lanier Capital REIT, Inc.

c/o Cornerstone Capital Advisors, Inc.

2450 Atlanta Highway, Suite 903

Cumming, GA  30040

(4)

By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.  If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose.  We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

•

investor sales promotion brochures;

•

cover letters transmitting the prospectus;

•

brochures containing a summary description of the offering;

•

brochures describing our sponsor, directors and officers;

•

reprints of articles about us or the real estate industry generally;

•

fact sheets describing the general nature of Lanier Capital REIT, Inc. and our investment objectives;

•

slide presentations and studies of the prior performance of entities managed by our sponsor and its affiliates;

•

broker updates;

•

computer presentations;

•

website material;

•

electronic media presentations;

•

audio cassette presentations;

•

video presentations;

•

cd-rom presentations;

•

seminars and seminar advertisements and invitations; and

•

scripts for telephonic marketing.

All of the foregoing material will be prepared by us with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

Miller & Martin, PLLC, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Miller & Martin, PLLC also provides legal services to Cornerstone Capital Advisors, our sponsor, as well as other affiliates of Cornerstone Capital Advisors, and may continue to do so in the future.  Miller & Martin, PLLC has reviewed the statements in the section of this prospectus titled “Federal Income Tax Considerations” and elsewhere as they relate to federal income tax matters and the statements in the section of this prospectus titled “Investment by Tax-Exempt Entities and ERISA Considerations.”

EXPERTS

The financial statements of Lanier Capital REIT, Inc. as of May 17, 2007, 2006 and the period from March 19, 2007 (date of inception) through May 17, 2007 included in this prospectus have been so included in reliance on the report of Weaver and Tidwell, LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at 100 F Street, N.E. Room 1580 Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Index to Financial Statements and

Prior Performance Tables

Page
Independent Auditor’s Report F-2
Balance Sheet as of May 17, 2007 F-3
Statement of Operations for the period from inception (March 19, 2007) through May 17, 2007 F-4
Statement of Changes in Shareholder’s Equity for the period from inception (March 19, 2007)
through May 17, 2007 F-5
Statement of Cash Flows for the period from inception (March 19, 2007) through May 17, 2007 F-6
Notes to Financial Statements F-7
Prior Performance Tables F-11

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To The Board of Directors

  and Shareholders

We have audited the accompanying balance sheet of Lanier Capital REIT, Inc. as of May 17, 2007 and the related statements of operations, changes in shareholder’s equity and cash flow for the period from inception (March 19, 2007) through May 17, 2007.  These financial statements are the responsibility of the management of Lanier Capital REIT, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all materials respects, the financial position of Lanier Capital REIT, Inc. as of May 17, 2007 and the results of its operations and its cash flows for the period from inception (March 19, 2007) through May 17, 2007 in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole.  The prior performance tables on pages F-11 to F-19 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and, accordingly, we express no opinion on it.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

July 9, 2007

LANIER CAPITAL REIT, INC., A DEVELOPMENT STAGE COMPANY
BALANCE SHEET
May 17, 2007

ASSETS

Cash and cash equivalents	$200,110

TOTAL ASSETS	$200,110

LIABILITIES AND SHAREHOLDER'S EQUITY

TOTAL LIABILITIES	$-

SHAREHOLDER'S EQUITY

Preferred Stock, $.0001 par value; 10,000,000 shares
authorized, no shares issued and outstanding	-
Common Stock, $.0001 par value; 100,000,000 shares
authorized, 20,000 shares issued and outstanding	2
Paid-in capital	199,998
Retained earnings	110

TOTAL SHAREHOLDER'S EQUITY	$200,110

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$200,110

See Notes to Financial Statements

LANIER CAPITAL REIT, INC., A DEVELOPMENT STAGE COMPANY
STATEMENT OF OPERATIONS
For the period from inception (March 19, 2007) through May 17, 2007

REVENUES	$-

EXPENSES	-

INCOME FROM OPERATIONS	-

INTEREST INCOME	110

NET INCOME	$110

Basic and diluted earnings per common share, based on
weighted average common shares outstanding of 20,000	$-

Dividends declared per share	$-

See Notes to Financial Statements

LANIER CAPITAL REIT, INC., A DEVELOPMENT STAGE COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
For the period from inception (March 19, 2007) through May 17, 2007

	COMMON STOCK:		PAID-IN	PREFERRED	RETAINED	TOTAL
	SHARES	AMOUNT	CAPITAL	STOCK	EARNINGS	EQUITY

BEGINNING BALANCE	-	$ -	$ -	$ -	$ -	$ -
Common stock issued for cash	20,000	2	199,998			200,000
Net income					110	110

BALANCE, MAY 17, 2007	20,000	$ 2	$ 199,998	$ -	$ 110	$ 200,110

LANIER CAPITAL REIT, INC., A DEVELOPMENT STAGE COMPANY
STATEMENT OF CASH FLOWS
For the period from inception (March 19, 2007) through May 17, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$110
Adjustments to reconcile net income to cash from operations	-

NET CASH PROVIDED BY OPERATIONS	110

NET CASH USED BY INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Common stock issued	200,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	200,000

Net increase in cash and cash equivalents	200,110
Cash and cash equivalents at beginning of period	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$200,110

Interest Paid During the Period	$-
Income Taxes Paid during the Period	$-

See Notes to Financial Statements

LANIER CAPITAL REIT, INC., A DEVELOPMENT STAGE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION

Lanier Capital REIT, Inc. (“The Company”) was formed on March 19, 2007 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”).  As the Company has not yet begun operations, it is considered to be a development stage company. The Company expects to originate loans to borrowers who own or develop real estate, including commercial, residential, multi-family, senior housing and undeveloped land.

The Company’s sponsor is Cornerstone Capital Advisors, Inc. (the “Sponsor”), a Georgia corporation formed in 2003 to provide management, advisory and administrative services.  The Sponsor will provide various administrative services to the Company.  As of May 17, 2007 the Sponsor owned 20,000 shares of the Company’s common stock (100% of the outstanding shares) which it purchased at the proposed maximum initial public offering price of $10 per share.

As of May 17, 2007 the Company has neither committed to nor identified any loans for origination.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The financial statements are presented using the accrual method of accounting and in accordance with generally accepted accounting principles used in the United States.  The preparation of the financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual amounts could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents may include cash and short-term investments.  Short-term investments are stated at cost, which approximates fair value.  There are no restrictions on the use of the Company’s cash.  The Company maintains its cash in deposit accounts and other funds which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk in its cash and cash equivalents.

Distribution Policy

The Company intends to make distributions each taxable year equal to at least 90% of its taxable income.  Dividends to be distributed to shareholders will be determined by the board of directors and will be dependant upon a number of factors, including funds available, financial condition, the timing of loan originations, capital expenditure requirements, and annual distribution requirements in order to maintain the Company’s status as a REIT under the Internal Revenue Code.

Offering and Related Costs

Organization and offering costs are incurred by the Sponsor on behalf of the Company and accordingly are not a direct liability of the Company.  Such costs include legal and accounting fees, printing costs, filing fees and other offering expenses.  The Company will be obligated to reimburse the Sponsor for these costs from the offering and sale of shares of common stock to the public up to a maximum of 4.5% of the gross offering proceeds.  As of May 17, 2007, the Sponsor has incurred organization and offering costs on behalf of the Company of approximately $133,000.  In the event that the 250,000 minimum shares of common stock are not sold to the public, the Company has no obligation to reimburse the Sponsor for these costs.

Organizational costs are expensed as incurred and offering costs are charged to paid - in capital as incurred.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code and intends to operate as such with its taxable period ending December 31, 2007.  To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to shareholders.  As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to shareholders.  If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for four years following the year in which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions.  Such an event could have a materially adverse affect on net income and net cash available for distribution to shareholders.  The Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157”).  SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurement.  Where applicable, this statement simplifies and codifies fair value related guidance previously issued with U.S. generally accepted accounting principles.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company does not expect the application of SFAS 157 to have any material effect on the Company’s financial statements.

NOTE 3 – SHAREHOLDER’S EQUITY

General

The Company’s articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

The common shares have a par value of $.0001 per share and entitle the holders to one vote per share on all matters submitted to a vote of the Company’s shareholders.  Common shareholders are entitled to receive dividends or distributions when declared by the board of directors after any dividends or distributions required to be paid to preferred shareholders are so paid or distributed.  The common shares have no preferences or preemptive, conversion or exchange rights.  20,000 common shares have been issued and are outstanding as of May 17, 2007.  The initial offering price is $10 per share with volume discounts available for purchases of more than 50,000 shares.

The Company is authorized to issue one or more series of $.0001 par value preferred shares.  The description of shares of each series of preferred stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, dividend limitations, qualifications, and terms and conditions of redemption will be set, and can be changed, by the Company’s board of directors, without shareholder vote.  As of May 17, 2007, no preferred shares have been issued.

The Company is obligated to pay selling commissions of up to 9% to authorized broker-dealers on shares purchased from the Company during public offerings and up to 3% on shares purchased through the dividend reinvestment plan.  The commissions will be charged as a reduction to paid-in capital upon sale of the shares.

Dividend Reinvestment Plan

The Company has adopted a dividend reinvestment plan (“DRP”), through which common shareholders may elect to reinvest an amount equal to the dividends declared on their common shares into additional shares of the Company’s common stock.  Participants in the DRP may purchase fractional shares so that 100% of the dividends will be used to acquire common stock.  The Company is responsible for all administrative charges and expenses incurred by the DRP.

Prior to the Company’s common stock being listed on a national exchange or over-the-counter market (a “listing”), the share price used by the DRP to purchase common stock will be as follows:

•

During the initial offering period the price will be the lesser of the original price paid per share by the participant or $9.50 per share.

•

After the initial offering is completed, shares will be purchased pursuant to a new registration statement at a price stated in the new registration statement.

Upon a listing of the common shares, or commencement of quotation on a quotation service such as the FINRA over-the-counter bulletin board, the DRP may purchase shares from the exchange or market on which the shares are listed (or quoted) or directly from the Company at the current per share market price.

Share Redemption Program

Shareholders of common stock who have held their shares for at least one year may seek to redeem their shares.  Redemption of shares will be made quarterly after dividend distributions on a pro-rata basis.  This program is not available to those who have purchased their shares from another shareholder.  During any calendar year, the Company will redeem no more than three percent of the weighted average number of common shares outstanding during the prior calendar year or the number of shares purchased pursuant to the DRP in the current year, whichever is less.  The redemption price is $10 per share.  Shares owned by a deceased person are eligible for redemption prior to the one-year holding period and are redeemed at an amount equal to the lessor of $10 per share or the purchase price paid for the shares.

The board of directors may, in its sole discretion and at any time, terminate or amend the terms of the stock redemption program.

NOTE 4 – RELATED PARTY TRANSACTIONS

Administrative Services Agreement

The Company executed an Administrative Services Agreement (the “Agreement”) with the Sponsor which entitles the Sponsor to specific fees upon completion of certain services.  The Agreement expires on December 31, 2007 and is annually renewable upon the consent of both parties.  The Agreement may be terminated by either party with 60 days’ written notice.  The following are the fees that the Company will pay to the Sponsor:

Closing Administrative Fee – .5% of the contract price of any real property acquired or sold and .5% of the amount of funds advanced by the Company to a borrower in any loan transaction.  In addition to the acquisition fees, the Company will pay directly or reimburse the Sponsor for all expenses it incurs in connection with its services.  The fee will be reduced, if necessary, to limit the total compensation paid to all persons involved in the acquisition to an amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services in the same geographical area and for comparable types of real properties.

Administrative Fee – .125% (1.5% per year) of the average invested assets over the preceding month as compensation for administrative services, payable monthly.  Average invested assets is defined as the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in real estate and loans, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during the year.  The Company will also pay directly or reimburse the Sponsor for all expenses incurred by the Sponsor in connection with the services it provides under the agreement.  If in four consecutive fiscal quarters, total operating expenses exceed either 2% of average invested assets or 25% of net income (defined as total revenues less total expenses, excluding depreciation, bad debt and other similar non-cash expenses, and excluding the gain from the sale of assets), the Advisor will reimburse the Company the amount in which operating expenses exceed these guidelines, unless the independent members of the Company’s board of directors determine the excess to be justified.

Conflict of Interest

The Sponsor was formed in 2003 to serve as the management entity for Cornerstone Ministries Investments, Inc., a Securities and Exchange Act reporting company that finances real estate for churches and other non-profit faith based entities, including schools, affordable housing projects, and senior housing facilities.  One of the Company’s executive officers and directors is also an employee of the Sponsor.  To minimize potential conflicts of interest, all mortgage loans, lease agreements, asset sales, and services provided by the Sponsor must be approved by the Company’s board of directors, including a majority of independent directors who are not affiliated with the Sponsor.

NOTE 5 – ECONOMIC DEPENDENCY

The Company will be dependant on the Sponsor for certain services which are essential to the Company.   In the event that the Sponsor will be unable to provide the respective services, the Company will be required to obtain such services from other sources.

NOTE 6 – FINANCIAL INSTRUMENTS

The following method and assumption was used to estimate the fair value of each class of financial instruments: Cash and cash equivalents – fair value approximates its carrying amount due to the initial maturities of the instruments being three months or less.

The estimated fair values of the Company’s financial instruments at May 17, 2007:

	Carrying Amount	Fair Value

Financial assets:
Cash and cash equivalents	$ 200,110	$ 200,110

Financial liabilities:
None

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment performance of programs with which John T. Ottinger, Jr. has been affiliated.  As described under “Prior Performance Summary,” Mr. Ottinger served in various officer capacities for Cornerstone Ministries Investments, Inc. from 1985 to 2007 and as a director, secretary and treasurer of Cornerstone Capital Advisors, Inc. from 2002 to 2006.

Cornerstone Capital Advisors was formed in 2002 by the management team of Cornerstone Ministries Investments.  The purpose of creating Cornerstone Capital Advisors was to allow the management team to contract for their services with multiple businesses and to allocate its overhead costs among them.  Prior to 2005, Cornerstone Capital Advisors’ experience related only to the business of Cornerstone Ministries Investments.  In 2005, Cornerstone Capital Advisors organized Wellstone Retirement Communities I, LLC, which offered $30 million in special membership interests with rights and preferences that were similar to limited partnership interests.  Wellstone Retirement Communities used the proceeds of this offering, together with debt financing, to purchase and operate nine senior housing facilities for approximately $120 million.  Wellstone Retirement sold these properties in April 2007 for net proceeds of approximately $137 million.

In 2006, Cornerstone Capital Advisors organized Wellstone Investment Fund, LLC, which is currently offering $50 million in special membership interests with rights and preferences that are similar to limited partnership interests.  Wellstone Investment Fund intends to use the proceeds of this offering to invest in various real estate projects, including raw land, for-sale housing and commercial development.  It expects that a majority of its investments will be in projects that are owned and/or developed by Wellstone LLC, a construction and development company.  John B. Lowery and John T. Ottinger, Jr., who serve as our executive officers, serve as president/chief executive officer and chief financial officer of Wellstone LLC, respectively.

Information about these programs’ prior performance is being presented because their primary investment objectives are similar to ours in the following ways:

•

to preserve, protect, and enhance our real estate assets;

•

to make regular distributions to our investors; and

•

to obtain current income through investment in real estate.

Despite these general similarities, there are important differences between our proposed business and the businesses of the programs identified above.  Most notably, our primary activity will be to originate and hold for investment loans to borrowers who own or develop a wide variety of real estate.  We expect that a majority of our loan portfolio will consist of mezzanine loans, junior mortgage loans or other subordinated loans.  Cornerstone Ministries Investments, by contrast, focuses its investments on loans secured by facilities used by churches, their related ministries and other faith-based organizations, including a significant investment in community housing projects (72.2% of the loan portfolio as of December 31, 2006).  Most of Cornerstone Ministries Investments’ loans are secured by a first mortgage on the underlying property.  Wellstone Retirement owned and operated nine senior housing facilities until their sale in April 2007 and is currently seeking investments in other senior housing facilities.  Therefore, it derives its revenues primarily from lease payments from its tenants as opposed to interest on loans.  Wellstone Investment Fund was created to invest primarily in projects that are owned and/or developed by Wellstone LLC.  Wellstone Investment Fund generally invests by purchasing preferred equity rather than by making loans.

Because John T. Ottinger, Jr., who is affiliated with our sponsor, has also been affiliated with the manager of the programs identified above, the financial results of these programs may provide some indication of Mr. Ottinger’s performance during the periods covered by the following tables.  However, the differences in investment objectives outlined above may adversely impact the usefulness of the information that is provided.  Furthermore, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.  Purchasers of common stock in this offering will not own any interest in Cornerstone Ministries Investments, Wellstone Retirement Communities or Wellstone Investment Fund and should not assume that they will experience returns, if any, comparable to those experienced by investors in these programs.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds (on a percentage basis)

Table II – Compensation to the Sponsor

Table III – Operating Results of Prior Programs

Prospective investors should read these tables carefully together with the summary information concerning prior performance as set forth in the section of this prospectus entitled “Prior Performance Summary”.  Additional information relating to the financial results of Cornerstone Ministries Investments can be found in reports that it files with the SEC.  We will provide upon request, for no fee, the most recent Form 10-KSB Annual Report filed with the SEC by Cornerstone Ministries Investments and will provide, for a reasonable fee, exhibits to such Form 10-KSB.

TABLE I: Experience in Raising and Investing Funds (on a percentage basis)

Prior to July 1, 2003, the executives and management of Cornerstone Capital Advisors, including John T. Ottinger, Jr., were employees of Cornerstone Ministries Investments.  Since July 1, 2003, Cornertsone Capital Advisors has provided management and administrative services to Cornerstone Ministries Investments.  Their responsibilities included raising and investing funds from public bond offerings.  The columns in the first table that follows represent a specific public bond offering that has been completed by Cornerstone Ministries Investments in the past three years.  The second table represents an offering by Wellstone Retirement Communities that commenced in 2005 and closed in 2006.  Because the proceeds of this offering were used to acquire properties rather than to make loans, we felt it was necessary to present the results in a separate table in order to conform the line-item row descriptions to match the respective business.  Cornerstone Capital Advisors also provides management services to Wellstone Investment Fund, which is in the process of conducting an offering.  Since that offering has not closed, however, it is not included in the tables that follow.  The objective of these tables is to give potential investors information related to the past performance of our sponsor’s affiliates as such performance relates to previous offerings in which they have been responsible for raising and investing money from investors.

	Cornerstone Ministries Series E Bonds	Cornerstone Ministries Series F Bonds

Dollar amount offered	$40,000,000	$20,000,000
Dollar amount raised	$39,931,000	19,994,000
Less offering expenses:
Selling commissions	5.0%	5.0%
Registration expenses	0.4%	0.8%
Reserves	-	-
Percent of funds available for investment	94.6%	94.2%

Real estate loan origination funding:
Loan fees to originator	8.0%	8.0%
Cash to borrowers for purchase of real estate	90.8%	91.0%
Loan closing costs	1.2%	1.0%
Total real estate loan origination funding	100.0%	100.0%
Percent leveraged	N/A	N/A

Date offering began	March, 2004	January, 2005
Length of offering (in months)	10	10
Months to invest 90% of amount available for investment (from beginning of offering)	14	12

As noted above, the following table represents an offering by Wellstone  Retirement Communities that commenced in 2005 and closed in 2006.

Wellstone Retirement Communities I, LLC

Dollar amount offered	$30,000,000
Dollar amount raised	21,941,000
Less offering expenses:
Selling commissions	3.5%
Organizational expenses	0.3%
Reserves	-
Percent of funds available for investment	96.2%

Real estate investment funding:
Fees to originator	0.0%
Cash to purchase of real estate	98.0%
Closing costs	2.0%
Total real estate purchases	100.0%
Percent leveraged	83.0%

Date offering began	December, 2005
Length of offering (in months)	13
Months to invest 90% of amount available for investment (from beginning of offering)	1

TABLE II: Compensation to the Sponsor

Cornerstone Capital Advisors received no proceeds from any of Cornerstone Ministries Investments’ bond offerings.  Currently, Cornerstone Capital Advisors is paid by Cornerstone Ministries Investments under a management and administrative agreement.  Since Cornerstone Ministries Investments does not segregate and report its cash flow and financial results by each individual public bond offering, the first table that follows gives financial information related to Cornerstone Ministries Investments’ total cash flow from operations, cash flow from loan principal payments, and cash payments to Cornerstone Capital Advisors.  Cornerstone Ministries Investments’ cash payments to Cornerstone Capital Advisors include: (i) payments made directly to Cornerstone Capital Advisors’ employees while they were employed by Cornerstone Ministries Investments (prior to July 1, 2003) and (ii) payments made to Cornerstone Capital Advisors under the current management and administrative agreement which took effect on July 1, 2003.

The second table that follows outlines compensation paid to Cornerstone Capital Advisors in connection with its role as manager of Wellstone Retirement Communities for 2006.  Cornerstone Capital Advisors did not receive any direct compensation relating to Wellstone Retirement Communities’ offering.  Rather, Cornerstone Capital Advisors receives management fees and a performance allocation of 10% of net profits after a preferential distribution to investors.  Because Wellstone Retirement Communities’ business involves the acquisition of properties rather than the origination of loans, we felt it was necessary to present the information in a separate table in order to conform the line-item row descriptions in the table to match the respective business.

The third table that follows outlines compensation paid to Cornerstone Capital Advisors in connection with its role as manager of Wellstone Investment Fund for 2006.  Cornerstone Capital Advisors did not receive any direct compensation relating to Wellstone Investment Fund’s offering.  Rather, Cornerstone Capital Advisors receives certain fees and a performance allocation of 10% of profit after a preferential distribution to investors.

	Cornerstone Ministries Investments
	2006	2005	2004	2003

Cash generated from operations before payments to Cornerstone Capital Advisors	$2,549,011	$6,728,786	$3,357,543	$4,144,124
Amount paid to Cornerstone Capital Advisors from operations for management and administrative duties	1,511,224	1,445,264	$1,290,880	$1,013,730
Dollar amount of loan principal repayments received before deducting payments to Cornerstone Capital Advisors	60,480,585	36,950,082	$21,325,174	$13,719,971
Amount paid to Cornerstone Capital Advisors from loan principal repayments	-0-	-0-	-0-	-0-

As noted above, the following table outlines compensation paid to Cornerstone Capital Advisors in connection with its role as manager of Wellstone Retirement Communities during 2006.

2006

Cash generated from operations before payments to Cornerstone Capital Advisors	$1,134,517
Amount paid to Cornerstone Capital Advisors from operations for asset management fees	50,000
Dollar amount of net cash received from operating asset sales	-0-
Amount paid to Cornerstone Capital Advisors from operating asset sales	-0-

As noted above, the following table outlines compensation paid to Cornerstone Capital Advisors in connection with its role as manager of Wellstone Investment Fund during 2006.

2006

Cash generated from operations before payments to Cornerstone Capital Advisors	$50,151
Amount paid to Cornerstone Capital Advisors from operations for asset management fees	7,167
Dollar amount of net cash received from operating asset sales	-0-
Amount paid to Cornerstone Capital Advisors from operating asset sales	-0-

TABLE III: Operating Results of Prior Programs

Cornerstone Capital Advisors’ management, which included John T. Ottinger, Jr. until 2006, has been either directly employed by or engaged as an advisor to Cornerstone Ministries Investments for over 10 years.  The following table summarizes key operating results from Cornerstone Ministries Investments’ operations since 2002.  All of the public offerings included under the heading “Table I” are included in these operating results.  Cornerstone Ministries Investments does not report its operating results on an “offering by offering” basis.  Therefore, we are presenting selected consolidated results in the first table that follows.  The second table that follows presents operating results for Wellstone Retirement Communities and Wellstone Investment Fund for 2006.  No meaningful financial results exist prior to 2005 since these programs were only recently formed.

	2006	2005	2004	2003	2002

Gross Revenues	$17,406,381	$15,703,121	$13,154,641	$10,923,548	$ 6,909,340
Profit from property sales	-	-	-	-	-
Less: Operating expenses	4,536,089	3,487,349	3,379,340	3,198,466	2,141,735
Investor interest expense	12,361,838	11,638,145	9,263,934	7,246,202	4,154,997
Net Income – GAAP Basis	508,454	577,627	511,367	478,880	612,608

Taxable Income:
- from operations	1,508,478	891,841	598,533	569,168	384,299
- from gain on property sales	-	-	-	-	-

Cash generated from operations
before investor interest payments	9,413,517	11,879,071	7,374,564	7,762,848	4,402,836
Cash generated from property sales	-	-	-	-	-
Cash generated from refinancing	-	-	-		-
Total cash generated from above items	9,413,517	11,879,071	7,374,564	7,762,848	4,402,836
Less: Cash distributions to investors
- interest to bond investors	8,375,730	6,595,549	5,307,901	4,632,454	4,482,520
- dividends to equity investors	508,552	477,430	324,153	337,725	344,066
Total cash distributions to investors	8,884,282	7,072,979	5,632,054	4,970,179	4,826,586
Cash generated (deficiency) after
cash distributions	529,235	4,806,092	1,742,510	2,792,669	(423,750)

Tax & Distribution Data per $1,000
Invested in CMI Common Stock:
Federal Income Tax Results-
Ordinary income (loss) – operations	262	154	129	165	111
Capital gain (loss)	-	-	-	-	-
Cash Distributions to Investors-
Source (on GAAP Basis)
Operating income	90	90	90	100	100
Return of capital	-	-	-	-	-
Source (on cash basis)
Sales	-	-	-	-	-
Refinancing	-	-	-	-	-
Operations	90	90	90	100	100

The following table summarizes key operating results for Wellstone Retirement Communities and Wellstone Investment Fund for 2006, which is the only year with meaningful operating results for both entities.

	Wellstone Retirement Communities	Wellstone Investment Fund

Gross Revenues	$9,728,119	$51,680
Profit from property sales	-	-
Less: Operating expenses	178,678	8,696
Depreciation & Amortization	3,083,716	-
Interest expense	8,552,209	-
Net Income (Loss) – GAAP Basis	$(2,086,484)	$42,984

Taxable Income (Loss):
- from operations	$(2,826,845)	$42,984
- from gain on property sales	-	-

Cash generated from operations	$1,084,517	$42,984
Cash generated from property sales	-	-
Cash generated from refinancing	-	-
Total cash generated from above items	1,084,517	42,984
Less: Cash distributions to investors
- preferred distributions	760,223	-
- distribution from property sales	-	-
Total cash distributions to investors	760,223	-

Cash generated after cash distributions	$324,294	$42,984

Tax & Distribution Data per $1,000
Invested in CMI Common Stock:
Federal Income Tax Results-
Ordinary income (loss) – operations	$(234)	$21
Capital gain (loss)	-	-
Cash Distributions to Investors-
Source (on GAAP Basis)
Operating income	$70	-
Return of capital	-	-
Source (on cash basis)
Sales	-	-
Refinancing	-	-
Operations	$70	-

EXHIBIT A

SUBSCRIPTION AGREEMENT

(Please see instructions at the back of this form)

LANIER CAPITAL REIT, INC.

$_______________          ______________

Total $ Invested              Total Shares

Total shares may vary if this is a non-commission sale or if volume discounts apply.

State in which sale was made: __________

☐

REGISTERED INVESTMENT ADVISOR (RIA) AND WRAP FEE REPRESENTATION.  Please check the box if this investment is made through a RIA which charges no commission on this sale or otherwise is a sale made pursuant to a wrap fee or other asset fee arrangement and as a result no commissions shall be paid to the participating RIA or broker.  (If an owner or principal or any member of the RIA firm is an FINRA licensed registered representative affiliated with a broker dealer, the transaction should be conducted through that broker dealer for administrative purposes, not through the RIA.  The elimination of commissions and reduced purchase price will still apply.)

THIS SUBSCRIPTION AGREEMENT is made and entered into between Lanier Capital REIT, Inc., a Maryland corporation (the “Company”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”).

1.     PURCHASE INFORMATION AND PAYMENT INSTRUCTIONS

     ❒ Initial investment (minimum $50,000 in most states – consult the Prospectus for information regarding your state)

     ❒ Additional investment in this offering – for current investors in the Company

Investor is subscribing to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of shares of common stock (the “Shares”) as set forth herein upon payment for such Shares. For custodial accounts, such as IRAs and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them as instructed below. For all other investments, checks should be made payable to “Trinity Trust Company, escrow agent for Lanier Capital REIT” until such time as the Company’s dealer manger otherwise designates. For non-custodial accounts, send the completed Subscription Agreement and check to:

Lanier Capital REIT, Inc.

c/o Cornerstone Capital Advisors Inc.

2450 Atlanta Highway, Suite 903

Cumming, GA 30040

Any subscription funds received that are payable to Trinity Trust Company, as the Company’s escrow agent, that would no longer be required to be held in escrow pursuant to the terms of the Company’s escrow agreement may be deposited directly in the Company’s name or in a non-escrow account in the Company’s name. Checks made payable to the Company will be deposited promptly upon receipt. However, you will not be admitted as a stockholder until this Subscription Agreement has been accepted and countersigned by the Company. The Company may reject any subscription, in whole or in part, in its sole discretion. The Company will accept groups of subscriptions on an orderly basis no less frequently than monthly. If the Company rejects your subscription, the purchase price will be returned to you. If you provide payment that in the aggregate differs from the payment required to purchase the number of Shares indicated above or if your calculations of the Shares to be purchased with the amount actually submitted is incorrect, your subscription will be automatically deemed a subscription for the maximum number of Shares that may be purchased for such amount.

2.     TYPE OF OWNERSHIP  Note: complete either column A or B below, but not both.

A. Non-Custodial Ownership	B. Custodial Ownership *
☐ Individual Ownership - One signature required.	☐ Traditional IRA - Owner and custodian signature required.
☐ Joint Tenants with Right of Survivorship - All parties must sign.	☐ Roth IRA - Owner and custodian signature required.
☐ KEOGH Plan - Owner and custodian signature required.
☐ Community Property - All parties must sign.	☐ Simplified Employee Pension/Trust (SEP)
☐ Tenants in Common - All parties must sign.	☐ Pension or Profit Sharing Plan - Owner and custodian signature required.
☐ Corporate Ownership - Authorized signature required. Include copy of corporate resolution.
☐ Partnership Ownership - Authorized signature required. Include copy of partnership agreement.	☐ Other (Specify) __________________________________________
☐ Uniform Gift to Minors Act - Owner and custodian signature required.	__________________________________________
State of ______, Custodian	Custodian Information - To be completed by Custodian
☐ Estate - Personal representative signature required.

Executor Name __________________________________________ Include a copy of the court appointment.	Custodian Name: __________________________________________

☐ Qualified Pension Plan (Non-custodian) *	Street/P.O. Box: __________________________________________

Trustee Name: ____________________________________________ Include a copy of the first and last page of the plan.	City, State, Zip: __________________________________________

☐ Trust	Custodian Tax ID #:_________________________________________

Trustee Name: __________________________________ Include a copy of the first and last page of the trust.	Custodian Account #:_________________________________________

☐ Other (Specify) ______________________________	Custodian Telephone # __________________________________________
___________________________________________

*  See  “Investment by Tax-Exempt Entities and ERISA Considerations” in the Company’s prospectus, as supplemented to date (the “Prospectus”), for a discussion of risks related to an investment in Shares by certain tax-exempt or tax-deferred plans.

3.    INVESTOR NAME AND ADDRESS

Please note: Investor information is required for all registration types. If this is a custodial investment through an IRA or otherwise, the custodian must provide the information in the above Custodian Information Section.

Please print name(s) in which Shares are to be registered.

Name of Owner: _____________________________________________________________________________

Tax ID/SS #: _____________________________________________

Name of Joint Owner (if applicable): ________________________________________________________

Tax ID/SS #: _____________________________________________

Street/P.O. Box: _____________________________________________________________________________

City: ____________________________________________________________________________

State: ____________________________ Zip Code: __________________________________

Home Phone: ____________________________________________

Business Phone: __________________________________________

Email Address: ___________________________________________

Country of Citizenship:___________________________________________________________________

4.

DISTRIBUTIONS

Please check one of the following for non-custodial registrations only. Unless electing the option to participate in the Company’s dividend reinvestment plan (“DRIP”) all custodial registration distributions will be directed to the custodian. If the option or information below is not complete, all non-custodial registration distributions will be sent to the address set forth in Section 3. All custodial registrations distributions will be sent to the custodian for the benefit of the investor.

❒

I elect to participate in the Company’s dividend reinvestment plan.

❒

I prefer distributions be paid to me at my address listed under Section 3.

❒

I prefer distributions to be deposited directly into a checking account.

❒

Please enclose a voided check. By enclosing a voided check, you authorize the Company to begin making electronic deposits to the designated checking account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Company has received written notification of its termination at such time and in such manner as to give the Company reasonable time to act. In the event that the Company deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

❒        I prefer to direct distributions to a party other than the registered owner per my instructions below.

To direct distributions (for non-custodial accounts only) to a party other than the registered owner, please provide the following information, as applicable:

Name of Institution: _____________________________________________________________________________

Account #: _______________________________________________

Name on Account: _____________________________________________________________________________

Street/P.O. Box: _____________________________________________________________________________

City: _____________________________________________________________________________

State: _____________________________ Zip Code: __________________________________

5.    AUTOMATIC PURCHASES

Complete the following information if you wish to authorize additional investments in the Company via automatic debits from your bank account.

I wish to make an Automatic Purchase ($25 minimum) in the amount of $____________________ per the following schedule:

❒  Monthly (on last business day of each month)    ❒  Quarterly (on last business day of each calendar quarter)

I authorize payment for automatic purchases through the following (choose only one):

❒

Through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

❒

Please enclose a voided check for the appropriate account to participate in the automatic purchase plan.  By enclosing a voided check you authorize the Company to begin making  electronic debits from the checking account designated by the enclosed voided check on each regular interval as you indicate above (monthly or quarterly). Such deductions and investments will continue until you notify the Company in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

If the Company does not receive any payment from you for three consecutive intervals, the Company shall notify you in writing of your termination from the automatic purchase plan.

❒

Through regular submission of a check to the Company.  If you are purchasing through a custodial account, your financial advisor will need to obtain additional documentation from the custodian regarding automatic purchases and the custodian must sign this form.

Please enclose a valid check made payable to “Trinity Trust Company, escrow agent for Lanier Capital REIT” (until such time as the Company’s dealer manager otherwise designates) in the appropriate amount (as you indicate above).  By enclosing this valid check, you agree to make additional investments in shares of the Company in the indicated amount on each regular interval indicated above (monthly or quarterly) and submit additional checks made payable to “Trinity Trust Company, escrow agent for Lanier Capital REIT” (until such time as the Company’s dealer manager otherwise designates) in the appropriate amount, according to the terms of this section. Each such additional check shall be received by the Company on or before the regular interval deadline that you indicate above (i.e., if automatic purchases are to be made monthly, you agree that the Company shall receive a check in the appropriate amount on or before the last business day of each month). If the appropriate amount is not received by the Company by such required interval deadline, no investment shall occur for that interval. Furthermore, if the Company does not receive any payment from you for three consecutive intervals, the Company shall notify you in writing of your termination from the automatic purchase plan. Should your bank account contain insufficient funds to cover the amount of the check, no investment will occur. In such event, your bank may charge you a fee for insufficient funds. Any subscription funds received that are payable to Trinity Trust Company, as the Company’s escrow agent, that would no longer be required to be held in escrow pursuant to the terms of the Company’s escrow agreement may be deposited directly in the Company’s name or in a non-escrow account in the Company’s name.

6.    SUBSCRIBER SIGNATURES

Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

In order to induce the Company to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner
(a)	I have received the Prospectus for the Company, and I accept and agree to be bound by the terms and conditions of the organizational documents of the Company.	_______ Initials	_______ Initials

(b)	I am an “accredited investor” as defined in Rule 501(a) of the Securities Act of 1933, and which definition is attached in the Appendix to this Subscription Agreement.	_______ Initials	_______ Initials

(c)

I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

		_______ Initials	_______ Initials

(d)

If I am a California resident or if the person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing them, will bear a legend reflecting the substance of the foregoing understanding.

		_______ Initials	_______ Initials

(e)	If I am an Kansas, Ohio or Pennsylvania resident, this investment does not exceed 10% of my liquid net worth.	_______ Initials	_______ Initials

(f)	I am purchasing the Shares for my own account, and I acknowledge that there is no public market for this investment.	_______ Initials	_______ Initials

(g)	I am not an Unacceptable Investor, as such term is defined in the Prospectus under “Suitability Standards - Restrictions Imposed by the Patriot and Related Acts.”	_______ Initials	_______ Initials

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).  If the IRS has notified you that backup withholding applies, then you must strike out the language in clause (b) in the certification above that relates to underreporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

A SALE OF SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

 The undersigned warrants receipt of the Prospectus no later than five business days prior to the date signed.

Signature of Investor or Trustee: __________________________________________________________________

Date: ________________________________

Signature of Joint Owner, Trustee or Custodian (if applicable): ___________________________________________________________________

Date: ______________________________

7.     FINANCIAL ADVISOR To be completed by Financial Advisor.

The broker dealer or authorized representative must sign below to complete the order. The undersigned broker dealer or authorized representative warrants that it is a duly licensed broker dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the Investor’s address or the state in which the sale is to be made, if different. The broker dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the FINRA Conduct Rules, (c) delivered the Prospectus to the Investor at least five business days prior to the date that the Investor delivered this Subscription Agreement, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process (to be delivered upon request), as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Firm Name: ___________________________________________________________________________ Phone #: _________________________________________

Firm Street/P.O. Box: _____________________________________________________________________________

City: _____________________________________________________________________________

State: _____________________________ Zip Code:

Financial Advisor Name:_______________________________________________________________

Phone #: ___________________________________________

Financial Advisor Street/P.O. Box: _____________________________________________________________________________

City: _____________________________________________________________________________

State: _____________________________ Zip Code: __________________________________

Email Address: _____________________________________________________________________________

Provide only if you would like to receive updated information about Lanier Capital investments and a mail receipt notification via email.

____________________________________

______________________________

__________

Financial Advisor Signature

               Printed Name

Date

FOR COMPANY USE ONLY:
Received and Subscription Accepted: Lanier Capital REIT, Inc. By: Name: Title:	Date: Amount: Check No.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

CONDITIONS RESTRICTING TRANSFER OF SHARES

    260.141.11 Restrictions on Transfer.

(a)

The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)

It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest the rein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4)

to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)

by or through a broker dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8)	to a broker dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)

if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10)

by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)

by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15)

by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

(17)

by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)

The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

INSTRUCTIONS FOR SUBSCRIPTION AGREEMENT

LANIER CAPITAL REIT, INC.

Please follow these instructions carefully for each section outlined below. Failure to do so may result in the rejection of your subscription. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or duplicated Subscription Agreements cannot be accepted by the Company.

Section 1:    Purchase Information and Payment Instructions

●	A minimum investment of $50,000 (5,000 Shares) is required, except for certain states that require a higher minimum investment.

●	Shares may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled “Suitability Standards.”

●	Please indicate the state in which the sale is to be made.

●

Registered Investment Advisor (RIA) and Wrap Fee Representation — Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.

Section 2:    Type of Ownership

Please check the appropriate box to indicate the type of entity or type of individuals subscribing

Non-Custodial Accounts:

Individual

Joint Tenants with Right of Survivorship

Community Property

Tenants in Common

Corporate Ownership: Include (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the resolution of your board of directors authorizing the investment.

Partnership Ownership: In the case of an investment by a general partnership, include a copy of the partnership agreement.  If a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership, include a certified copy of the document granting him or her authority to invest on behalf of the partnership.

Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA)

Estate: Include a certified copy of the death certificate and letters of testamentary.

Qualified Pension Plan: Include a copy of the plan documents.

Trust: Include a copy of the current trust agreement or Trustee Certification of Investment Power.

Custodial Accounts:

Traditional IRA, Roth IRA, Simple

Keogh (HR 10)

 SEP

Pension or Profit-Sharing Plans

Other

Section 3:    Investor Name and Address

●

Please enter the exact name in which the Shares are to be held.

-

For joint tenants with right of survivorship or tenants in common, include the names of both investors.

-

In the case of partnerships or corporations, include the name(s) of the individual authorized to act on behalf of the partnership or corporation.

-

Trusts should include the name of the trustee.

●

All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s taxpayer identification number (for tax purposes).

●	By signing the Subscription Agreement, the investor is certifying that this number is correct.

●	Enter the mailing address and telephone numbers of the registered owner of this investment and enter the mailing address of the custodian in the case of a custodial account.

Section 4:    Distributions

●

Each investor who elects to have distributions reinvested agrees to notify the Company and the broker dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

●

If cash distributions are to be sent via check to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address. If cash distributions are to be sent via ACH to a checking account, please attach a voided check or deposit slip.

●	Please note you may not ACH to a brokerage account, accounts held directly at another fund sponsor, or an IRA custodian.

Section 5:    Automatic Purchases

●

By electing to participate in the automatic purchase plan, the investor elects to make additional investments in Shares at regular intervals, as provided by the investor, until the investor withdraws his or her election by providing written notice to Cambridge Legacy Securities or until termination of the offering in respect of the automatic purchase plan.

●

Each investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan.

●

Each investor who elects to participate in the automatic purchase plan agrees to notify the Company and the broker dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates.

Section 6:    Subscriber Signatures

●	Please separately initial each representation where indicated.

●	If title is to be held jointly, all parties must date and sign this Section as follows:

Individual: One signature required.

Joint Tenants with Right of Survivorship: All parties must sign.

Tenants in Common: All parties must sign.

Community Property: Only one investor’s signature required.

Pension or Profit-Sharing Plans: The trustee signs the Signature Page.

Trust: The trustee signs. Provide the name of the trust and the name of the current trustee.

Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

Corporation: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the resolution of your board of directors authorizing the investment.

IRA and IRA Rollovers: Requires signature of investor (and) authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

Keogh (HR 10): Same rules as those applicable to IRAs.

Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

Estate: Executer must sign.

PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Section 7:    Financial Advisor

●

This Section is to be completed by the investor’s financial advisor. Please complete all financial advisor information contained in Section 7 of the Subscription Agreement, including suitability certification.

●

Include documentation completed by the broker dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the FINRA Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL [_____________] AT [_____________]

APPENDIX

By submitting a Subscription Agreement, you are confirming that you, or the Investor on whose behalf you are responding, satisfies one or more of the categories specified below.

1.

A bank as defined in Section 3(a)(2) of the 1933 Act, of any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or Business Development Company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

2.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by natural persons that would themselves qualify under other prongs of this question;

3.

A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

4.

An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

5.

A director or executive officer of the Company;

6.

A natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000;

7.

A natural person who had:

(a)

(i) individual income in excess of $200,000 in each of the two most recent years, or (ii) joint income with that person’s spouse of $300,000 in each of the two most recent years; and

(b)

has a reasonable expectation of reaching the same income level in the current year;

8.

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

9.

An entity in which all of the equity owners meet one or more of the foregoing.

EXHIBIT B

DIVIDEND REINVESTMENT PLAN

Lanier Capital REIT, Inc., a Maryland corporation (the “Company”), has adopted this dividend reinvestment plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.    Election to Participate. Any purchaser of shares of common stock of the Company, par value $.00001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may elect to do so at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator. Participants generally are required to have the full amount of their cash dividends (other than “Designated Special Dividends” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator will have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2.    Dividend Reinvestment Plan. The Administrator will receive all cash dividends (other than “Designated Special Dividends” as defined below) paid by the Company with respect to Shares of Participants (collectively, the “Dividends”). Participation will commence with the next Dividend payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least 10 days prior to the last day of the month to which such Dividend relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Dividends attributable to such month and to all months thereafter. As used in this Plan, the term “Designated Special Dividends” will mean those cash or other dividends designated as Designated Special Dividends by the Board of Directors of the Company (the “Board”).

3.    General Terms of Plan Investments. The Administrator will apply all Dividends subject to this Plan as follows:

(a)    Prior to the termination of the Company’s initial public offering of the Shares reserved for issuance under the Plan pursuant to the Company’s prospectus dated [________], 2007, as thereafter amended or supplemented (the “Initial Offering”), the Administrator will invest Dividends in Shares at a price per Share of $9.50, provided that if the Participant acquired the Shares in respect of which the Dividends are paid with a purchase price reduction resulting from (i) a reduction of the sales commissions otherwise payable thereon (including, without limitation, sales to participating dealers’ representatives or asset-based fee advisors or an authorized agreement by the Company and/or the dealer-manager to reduce the sales commission) and/or (ii) a reduction of the dealer-manager fee otherwise payable thereon (including, without limitation, sales to employees of the Company or an authorized agreement by the Company and/or the dealer-manager to reduce the dealer-manager fee), then the purchase price for Shares purchased hereunder will be the lesser of the price per Share paid by the Participant for the Shares in respect of which the Dividends are paid or $9.50 per Share (with such price also applicable to Shares purchased with dividends on Shares purchased hereunder (“Dividend Shares”) if the original Shares in respect of which the Dividend Shares were acquired were purchased on the terms described in clause (i) or (ii) above). If an authorized agreement is made by the Company and/or the dealer/manager to reduce sales commissions and/or dealer-manager fees, the Company and/or the dealer-manager will notify the Administrator thereof and the price at which Shares will be purchased hereunder. Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder will be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company’s prospectus.

(b)    After termination of the Initial Offering, the Administrator will invest Dividends in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Dividend or automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator will use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)    If a Participant designates in writing that such Participant’s broker who made the initial sale of Shares to the Participant will receive commissions for purchases under the Plan, then such broker will be paid a selling commission not to exceed 3% of the value of the Shares purchased under the Plan (reduced commission rates will apply as set forth in paragraph (a) above). No dealer-manager fee will be paid for Shares purchased pursuant to the Plan. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer-manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

(d)    For each Participant, the Administrator will maintain an account which will reflect for each month the Dividends received by the Administrator on behalf of such Participant. A Participant’s account will be reduced as purchases of Shares are made on behalf of such Participant.

(e)    Dividends will be invested in Shares by the Administrator promptly following the payment date with respect to such Dividends to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and is and will become the property of the Company.

(f)    Fractional Shares, computed to four decimal places, will be purchased for each Participant account, if applicable. The ownership of the Shares will be reflected on the books of the Company or its transfer agent.

4.    Distribution of Funds. In making purchases for Participants’ accounts, the Administrator may commingle Dividends attributable to Shares owned by Participants and any additional payments received from Participants pursuant to the Company’s automatic payment plan.

5.    Absence of Liability. Neither the Company nor the Administrator will have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Dividends are invested. Neither the Company nor the Administrator will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.    Suitability.

(a)    Each Participant will notify the Administrator in the event that, at any time during such Participant’s participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares.

(b)    For purposes of this Paragraph 6, a material change will include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the prospectus for the Participant’s initial purchase of Shares.

7.    Reports to Participants. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Dividends received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement will also advise the Participant that, in accordance with Paragraph 6(a) hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.    No Drawing. No Participant will have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.    Taxes. Participants may incur a tax liability for Company Dividends even though they have elected not to receive their Dividends in cash but rather to have their Dividends held in their account under the Plan.

10.    Termination.

(a)    A Participant may terminate or modify such Participant’s participation in the Plan at any time by written notice to the Administrator. To be effective for any Dividend, such notice must be received by the Administrator at least 10 days prior to the last day of the month to which such Dividend relates.

(b)    Prior to the listing of the Shares on a national stock exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)    The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by 10 days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)    After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Dividends in the Participant’s account that have not been invested in Shares. Any future Dividends with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

11.    State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer-manager fees for purchases under the Plan.

12.    Notice. Any notice or other communication required or permitted to be given by any provision of this Plan will be in writing and, if to the Administrator, addressed to [________________________], or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant will notify the Administrator promptly in writing of any change of address.

13.    Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement will be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.    Governing Law. THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN WILL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

EXHIBIT C

AUTOMATED PURCHASE PLAN

Lanier Capital REIT, Inc., a Maryland corporation (the “Company”), has adopted this Automatic Purchase Plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.    Election to Participate. Any purchaser of shares of common stock of the Company, par value $.00001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

2.    Automatic Purchase Program. The Administrator or the Company’s transfer agent will, at the regular intervals indicated on the Participant’s election to participate (each, a “Payment Interval”), automatically debit the Participant’s bank checking account, savings account, or other account in the amount indicated on the Participant’s election to participate, not less than $25 per interval (collectively, the “Additional Payments”). Participants may elect to invest the specified amount twice monthly, monthly, quarterly, semi-annually or annually. Participation in the program will commence with the next investment interval indicated on the election to participate, provided it is received at least 10 days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

3.    General Terms of Plan Investments. The Administrator will apply all Additional Payments subject to this Plan, as follows:

(a)    Prior to the termination of the Company’s initial public offering of the Shares reserved for issuance under the Plan pursuant to the Company’s prospectus dated [________], 2007, as thereafter amended or supplemented (the “Initial Offering”), the Administrator will invest Additional Payments in Shares at the public offering price per Share ($10 per Share). In addition, in the event of any sale of Shares in respect of which the Company and/or the dealer manger is authorized to make, and has made, an agreement as to a reduction of sales commissions and/or dealer-manager fees (“Discounted Fee Shares”), the Company and/or the dealer-manager may also agree to a commensurate reduction in such commissions and/or fees for the purchase of Shares hereunder from distributions paid in respect of such Discounted Fee Shares. If such an agreement is made, the Company and/or the dealer-manager will notify the Administrator thereof and the price at which Shares will be purchased hereunder. Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder will be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company’s prospectus.

(b)    The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator will use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)    If a Participant designates in writing that such Participant’s broker who made the initial sale of Shares to the Participant will receive commissions for purchases under the Plan, then such broker will be paid a selling commission not to exceed 7% (reduced commission rates will apply as set forth in paragraph (a) above). Dealer-manager fees will be paid to the dealer-manager named in the prospectus for the Shares purchased pursuant to the Plan (which, with respect to the Initial Offering, is [_____________] ) at the rate not to exceed 2%. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer-manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

(d)    For each Participant, the Administrator will maintain an account that will reflect for each month the Additional Payments received by the Administrator on behalf of such Participant. A Participant’s account will be reduced as purchases of Shares are made on behalf of such Participant.

(e)    Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

(f)    Each Participant during a fiscal year will acquire and own a number of Shares acquired pursuant to the Plan during such quarter, based on the amount in the Participant’s account at the time the Shares are acquired, which may result in the ownership of fractional Shares, computed to four decimal places. The ownership of the Shares will be reflected on the books of the Company or its transfer agent.

4.    Distribution of Funds. In making purchases for Participants’ accounts, the Administrator may commingle distributions received for the benefit of Participants pursuant to the Company’s dividend reinvestment plan.

5.    Absence of Liability. Neither the Company nor the Administrator will have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested. Neither the Company nor the Administrator will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.    Suitability.

(a)    Each Participant will notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares.

(b)    For purposes of this Paragraph 7, a material change will include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

7.    Reports to Participants. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement will also advise the Participant that, in accordance with Paragraph 6(a) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.    No Drawing. No Participant will have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.    Taxes. Taxable Participants may incur a tax liability for distributions from the Company even though they have elected not to receive such distributions in cash but rather to have them held in their account under the Plan.

10.    Termination.

(a)    A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Additional Payment, such notice must be received by the Administrator at least 10 days prior to the next Payment Interval following the date of receipt of such notice.

(b)    Prior to the listing of the Shares on a national stock exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)    The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by 10 days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)    After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Additional Payments in the Participant’s account that have not been invested in Shares.

11.    State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer-manager fees for purchases under the Plan.

12.    Notice. Any notice or other communication required or permitted to be given by any provision of this Plan will be in writing and, if to the Administrator, addressed to [________________________], or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant will notify the Administrator promptly in writing of any change of address.

13.    Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement will be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.    Governing Law. THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN WILL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

[back cover of the Prospectus]

Until ______________, 2008 (90 days after the date of this prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

Expenses of the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows, assuming the maximum offering amount is sold.  (The registrant will bear all these expenses.)

Securities and Exchange Commission filing fee	$3,843
Blue sky fees and expenses	$25,000
Accountant’s fees and expenses	$35,000
Legal fees and expenses	$250,000
Printing and Edgar filer	$25,000
Postage and other delivery media	$15,000
Miscellaneous	$146,157
Total	$500,000

* Notwithstanding this estimate, Cornerstone Capital Advisors Inc. has agreed to pay any organizational and offering expenses that exceed 4.5% of the gross offering proceeds.

Item 32.  Sales to Special Parties.

None

Item 33.  Recent Sales of Unregistered Securities.

(a)

The following information is given for all securities that the registrant sold within the past three (3) years without registering the securities under the Securities Act.

Date	Title	Amount	Consideration

May 17, 2007	common stock	20,000 shares	$200,000

(b)

No underwriters or placement agents were used.  The registrant did not publicly offer any securities.  The shares were sold to Cornerstone Capital Advisors Inc.

(c)

The sale was for cash.  No underwriting discounts or commissions were paid.

(d)

The registrant claims exemption from registration under Section 4(2) of the Securities Act, because the offer and sale was made to a sophisticated, accredited investor and did not involve any public offering or general solicitation or advertising.

Item 34.  Indemnification of Directors and Officers.

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Registrant contains a provision that eliminates directors’ and officers’ liability subject to the limitations of Maryland law and the NASAA REIT Guidelines. However, the charter does impose certain limits on the Registrant’s ability to exonerate and indemnify the Registrant’s directors and officers, as described below.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The Registrant’s charter does, however, impose certain limits on the Registrant’s ability to exonerate and indemnify the Registrant’s directors and officers in accordance with the NASAA REIT Guidelines, as described below. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met.

The Registrant’s charter provides that the Registrant shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Registrant in such capacity.  However, under the Registrant’s charter, the Registrant shall not indemnify or hold harmless its directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall it provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by the Registrant, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Registrant; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on behalf of or performing services of the Registrant; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisors or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Registrant’s net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by the Registrant for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.  It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act of 1933.

The charter provides that the advancement of Registrant funds to the directors, officers, employees, agents, advisors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant; (ii) the indemnitee provides the Registrant with written affirmation of the indemnitee’s good faith belief that the indemnitee has met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iv) the indemnitee undertakes to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

The Registrant also intends to purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

Item 35.  Treatment of Proceeds from Stock Being Registered.

None.

Item 36.  Financial Statements and Exhibits

(a)

The following financial statements of the Registrant are filed as part of this registration statement and included in the prospectus:

•

report of independent registered public accounting firm;

•

balance sheet as of May 17, 2007;

•

statement of operations for the period from inception (March 19, 2007) through May 17, 2007;

•

statement of changes in shareholder’s equity for the period from inception (March 19, 2007) through May 17, 2007;

•

statement of cash flows for the period from inception (March 19, 2007) through May 17, 2007; and

•

notes to financial statements.

(b)

These exhibits are filed as part of this registration statement on Form S-11;

Exhibit Number	Description

1.1	Form of Dealer Manager Agreement
3.1	Amended Articles of Incorporation of Lanier Capital REIT, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Form S-11 filed with the SEC on July 31, 2007 – File No. 333-144988).
3.2	Bylaws of Lanier Capital REIT, Inc. (incorporated by reference to Exhibit 3.2 of the registrant’s Form S-11 filed with the SEC on July 31, 2007 – File No. 333-144988
5	Form of opinion of [__________________] as to the legality of the securities being registered by Lanier Capital REIT, Inc.
8	Form of Opinion of Miller & Martin PLLC regarding certain material tax issues relating to Lanier Capital REIT, Inc.
10.1

Form of Administrative Services Agreement between Lanier Capital REIT, Inc. and Cornerstone Capital Advisors Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form S-11 filed with the SEC on July 31, 2007 – File No. 333-144988)

10.2

Form of Escrow Agreement between Lanier Capital REIT, Inc. Trinity Trust Company   and Cambridge Legacy Securities, LLC (incorporated by reference to Exhibit 10.2 of the registerant’s Form S-11 filed with the SEC on July 31, 2007 – File No. 333-144988).

23.1	Consent of Weaver and Tidwell L.L.P.
23.2	Consent of Miller & Martin PLLC (contained in exhibit 8)
24	Power of Attorney (filed in Part II, Signatures, of this registration statement)

Item 37.  Undertakings.

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof.

3.

That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

4.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.

To send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

6.

To provide to the shareholders the financial statements required by Form 10-K for the first full year of the registrant.

7.

To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing  shareholders.  Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition.  The post-effective amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

8.

To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X,  to reflect each commitment (i.e.  the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

b.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

d.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cumming, State of Georgia, on November 29, 2007.

LANIER CAPITAL REIT, INC. (Issuer)

By             S/JOHN B. LOWERY

John B. Lowery, President

Each person whose signature appears below appoints John T. Ottinger, Jr. his or her attorney-in-fact, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-11 of Lanier Capital REIT, Inc. and to file them, with all their exhibits and other related documents, with the Securities and Exchange Commission, ratifying and confirming all that their attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue of this appointment.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

S/JOHN B. LOWERY* John B. Lowery	Director, Chairman of the Board of Directors, Chief Executive Officer and President	November 29, 2007
S/JACK T. OTTINGER* Jack T. Ottinger	Director; Vice President; Secretary/Treasurer	November 29, 2007
S/STAR CHEN*	Director	November 29, 2007
Star Chen

S/DENNIS D. DOWNEY*	Director	November 29, 2007
Dennis D. Downey

S/ANDREW R. LITTLE*	Director	November 29, 2007
Andrew R. Little

* By John T. Ottinger, Jr. as attorney-in-fact.

Exhibit Index

Exhibit Number	Description

1.1	Form of Dealer Manager Agreement
3.1	Amended Articles of Incorporation of Lanier Capital REIT, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Form S-11 filed with the SEC on July 31, 2007 – File No. 333-144988).
3.2	Bylaws of Lanier Capital REIT, Inc. (incorporated by reference to Exhibit 3.2 of the registrant’s Form S-11 filed with the SEC on July 31, 2007 – File No. 333-144988
5	Form of opinion of [__________________] as to the legality of the securities being registered by Lanier Capital REIT, Inc.
8	Form of Opinion of Miller & Martin PLLC regarding certain material tax issues relating to Lanier Capital REIT, Inc.
10.1

Form of Administrative Services Agreement between Lanier Capital REIT, Inc. and Cornerstone Capital Advisors Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form S-11 filed with the SEC on July 31, 2007 – File No. 333-144988)

10.2

Form of Escrow Agreement between Lanier Capital REIT, Inc. Trinity Trust Company   and Cambridge Legacy Securities, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Form S-11 filed with the SEC on July 31, 2007 – File No. 333-144988)

23.1	Consent of Weaver and Tidwell L.L.P.
23.2	Consent of Miller & Martin PLLC (contained in exhibit 8)
24	Power of Attorney (filed in Part II, Signatures, of this registration statement)